                                                                     EXHIBIT 4.2

                                                                  Execution Copy

                                                         [Revolver CUSIP________
                                                          Term Loan A CUSIP_____
                                                          Term Loan B CUSIP____]

================================================================================

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                                     among

                       RADIATION THERAPY SERVICES, INC.,

                           THE LENDERS NAMED HEREIN,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Documentation Agent

                      $135,000,000 Senior Credit Facility

                  Co-Lead Arrangers and Book Managers for the
                 Term Loan A Facility and the Revolving Credit
                                    Facility
                         BANC OF AMERICA SECURITIES LLC
                                      and
                           WACHOVIA SECURITIES, INC.

                   CO-LEAD ARRANGERS FOR THE TERM B FACILITY
                         BANC OF AMERICA SECURITIES LLC
                                      AND
                         WACHOVIA CAPITAL MARKETS, LLC

                   SOLE BOOK MANAGER FOR THE TERM B FACILITY
                         WACHOVIA CAPITAL MARKETS, LLC

                           Dated as of March 31, 2004

================================================================================

                                   ARTICLE I
                    Assignment and Allocations; DEFINITIONS

1.1       Amendment and Restatement, Allocations................................     2
1.2       Defined Terms.........................................................     3
1.3       Accounting Terms......................................................    31
1.4       Other Terms; Construction.............................................    32
1.5       Accounting for Derivatives............................................    32

                                  ARTICLE II
              AMOUNT AND TERMS OF THE TERM LOAN A AND TERM LOAN B

2.1       Term Loan A...........................................................    32
2.2       Term Loan B...........................................................    33
2.3       Prepayments...........................................................    34
2.4       Notes.................................................................    38

                                   ARTICLE III
                     AMOUNT AND TERMS OF THE REVOLVING LOANS

3.1       Revolving Credit Commitments..........................................    39
3.2       Borrowings............................................................    39
3.3       Disbursements; Funding Reliance; Domicile of Loans....................    40
3.4       Notes.................................................................    40
3.5       Termination and Reduction of Revolving Credit Commitments.............    41
3.6       Mandatory Payments and Prepayments....................................    41
3.7       Voluntary Prepayments.................................................    43
3.8       Swing Line............................................................    44

                                   ARTICLE IV
                               LETTERS OF CREDIT

4.1       Issuance..............................................................    45
4.2       Notices...............................................................    46
4.3       Participations........................................................    46
4.4       Reimbursement.........................................................    47
4.5       Payment by Revolving Loans............................................    47
4.6       Payment to Lenders....................................................    48
4.7       Obligations Absolute..................................................    48
4.8       Cash Collateral Account...............................................    50
4.9       Effectiveness.........................................................    50

                                   ARTICLE V
                        INTEREST, FEES, USE OF PROCEEDS

5.1       Interest..............................................................    51
5.2       Fees..................................................................    52
5.3       Interest Periods......................................................    53
5.4       Conversions and Continuations.........................................    54
5.5       Method of Payments; Computations......................................    55
5.6       Recovery of Payments..................................................    56

5.7       Use of Proceeds.......................................................    56
5.8       Pro Rata Treatment....................................................    56
5.9       Increased Costs; Change in Circumstances; Illegality; etc.............    57
5.10      Taxes.................................................................    59
5.11      Compensation..........................................................    61
5.12      Deficiency Advances; Failure to Purchase Participations...............    61
5.13      Intraday Funding......................................................    62

                                   ARTICLE VI
                                    SECURITY

6.1       Security..............................................................    63
6.2       Further Assurances....................................................    64
6.3       Information Regarding Collateral......................................    64

                                  ARTICLE VII
                            CONDITIONS OF BORROWING

7.1       Conditions to Effectiveness...........................................    65
7.2       Conditions of All Borrowings..........................................    68

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

8.1       Corporate Organization and Power......................................    69
8.2       Authorization; Enforceability.........................................    69
8.3       No Violation..........................................................    69
8.4       Governmental and Third-Party Authorization; Permits...................    70
8.5       Litigation............................................................    71
8.6       Taxes.................................................................    71
8.7       Subsidiaries..........................................................    72
8.8       Full Disclosure.......................................................    72
8.9       Margin Stock .........................................................    72
8.10      No Material Adverse Change............................................    72
8.11      Financial Matters.....................................................    72
8.12      Ownership of Properties...............................................    74
8.13      Employee Benefit Plans................................................    74
8.14      Environmental Matters.................................................    75
8.15      Compliance With Laws..................................................    76
8.16      Regulated Industries..................................................    76
8.17      Insurance ............................................................    76
8.18      Material Contracts....................................................    77
8.19      Security Documents....................................................    77
8.20      Labor Relations.......................................................    77
8.21      Intentionally Deleted.................................................    78
8.22      Service Agreements....................................................    78
8.23      Reimbursement.........................................................    78
8.24      Fraud and Abuse.......................................................    78
8.25      Maintenance of Mortgaged Property.....................................    79
8.26      Assets of Borrower....................................................    79

                                   ARTICLE IX
                             AFFIRMATIVE COVENANTS

9.1       Financial Statements..................................................    79
9.2       Other Business and Financial Information..............................    80
9.3       Corporate Existence; Franchises; Maintenance of Properties............    83
9.4       Compliance with Laws..................................................    83
9.5       Payment of Obligations................................................    83
9.6       Insurance.............................................................    84
9.7       Maintenance of Books and Records; Inspection..........................    84
9.8       Managed Practices.....................................................    84
9.9       Permitted Acquisitions................................................    84
9.10      Creation or Acquisition of Subsidiaries...............................    86
9.11      Additional Security...................................................    87
9.12      Designated Excluded Subsidiaries......................................    88
9.13      Employee Benefit Plans................................................    88
9.14      Further Assurances....................................................    89
9.15      Related Hedge Agreements..............................................    89
9.16      Shareholder's Agreement...............................................    89
9.17      Notice of Reportable Transaction......................................    89

                                    ARTICLE X
                               FINANCIAL COVENANTS

10.1      Leverage Ratio........................................................    90
10.2      Fixed Charge Coverage Ratio...........................................    90
10.3      Interest Coverage Ratio...............................................    90
10.4      Consolidated Net Worth................................................    90

                                    ARTICLE XI
                                NEGATIVE COVENANTS

11.1      Merger; Consolidation.................................................    91
11.2      Indebtedness..........................................................    91
11.3      Liens.................................................................    92
11.4      Disposition of Assets.................................................    93
11.5      Investments...........................................................    95
11.6      Restricted Payments...................................................    96
11.7      Transactions with Affiliates..........................................    97
11.8      Lines of Business.....................................................    97
11.9      Revenue...............................................................    97
11.10     Capital Expenditures..................................................    98
11.11     Certain Amendments....................................................    98
11.12     Limitation on Certain Restrictions....................................    98
11.13     No Other Negative Pledges.............................................    98
11.14     Fiscal Year...........................................................    98
11.15     Accounting Changes....................................................    98
11.16     Restriction on Contingent Obligations.................................    99
11.17     Hazardous Substances..................................................    99

11.18     Pledge of Partnerships and Joint Ventures that are not Subsidiaries...   100
11.19     Foreign Subsidiaries..................................................   100
11.20     Compliance with ERISA, the Code and Foreign Benefit Laws..............   100
11.21     Subordinated Indebtedness.............................................   101
11.22     Status of Borrower....................................................   101
11.23     Shareholders' Agreement...............................................   101

                                   ARTICLE XII
                                EVENTS OF DEFAULT

12.1      Events of Default.....................................................   101
12.2      Remedies: Termination of Term Loan A Commitments, Term Loan Be
          Commitments and Revolving Credit Commitments, Acceleration, etc.......   104
12.3      Remedies: Set-Off. ...................................................   105
12.4      Application of Funds..................................................   105

                                   ARTICLE XIII
                             THE ADMINISTRATIVE AGENT

13.1      Appointment and Authorization of Administrative Agent.................   106
13.2      Delegation of Duties..................................................   107
13.3      Liability of Administrative Agent.....................................   107
13.4      Reliance by Administrative Agent......................................   107
13.5      Notice of Default.....................................................   108
13.6      Credit Decision; Disclosure of Information by Administrative Agent....   108
13.7      Indemnification of Administrative Agent...............................   109
13.8      Administrative Agent in Its Individual Capacity.......................   109
13.9      Successor Administrative Agent........................................   109
13.10     Administrative Agent May File Proofs of Claim.........................   110
13.11     Collateral and Guaranty Matters.......................................   111
13.12     Other Agents; Lead Managers...........................................   111

                                   ARTICLE XIV
                                  MISCELLANEOUS

14.1      Fees and Expenses.....................................................   112
14.2      Indemnification; Limitation of Liability..............................   112
14.3      GOVERNING LAW; WAIVER OF JURY TRIAL...................................   113
14.4      Arbitration; Preservation and Limitation of Remedies..................   114
14.5      Notices...............................................................   115
14.6      Amendments, Waivers, etc..............................................   116
14.7      Successors and Assigns................................................   117
14.8      No Waiver.............................................................   120
14.9      Survival..............................................................   121
14.10     Severability..........................................................   121
14.11     Construction..........................................................   121
14.12     Confidentiality.......................................................   121
14.13     Counterparts..........................................................   121
14.14     Disclosure of Information.............................................   122
14.15     Entire Agreement......................................................   122

14.16     USA PATRIOT Act Notice................................................   122

                                    EXHIBITS
Exhibit A- 1       Form of Term Loan A Note
Exhibit A-2        Form of Revolving Note
Exhibit A-3        Form of Swing Line Note
Exhibit A-4        Form of Term Loan B Note
Exhibit B-l        Form of Notice of Borrowing
Exhibit B-2        Form of Notice of Conversion/Continuation
Exhibit B-3        Form of Letter of Credit Notice
Exhibit C          Form of Compliance Certificate
Exhibit D          Form of Assignment and Assumption
Exhibit E          Form of Intercompany Note
Exhibit F          Form of Reaffirmation of Subsidiary Guaranty
Exhibit G          Form of Opinion of Borrower's Counsel
Exhibit H          Form of Designation of Excluded Subsidiary Certificate
Exhibit I          Participation Rights Agreement

                                   SCHEDULES
Schedule 6.3       Information Regarding Collateral
Schedule 7.1       Mortgages
Schedule 8.4       Consents and Approvals
Schedule 8.5       Litigation
Schedule 8.6       Taxes
Schedule 8.7       Subsidiaries
Schedule 8.11      Financial Matters
Schedule 8.12      Ownership of Properties
Schedule 8.14(a)   Environmental Matters
Schedule 8.14(b)   Further Environmental Matters
Schedule 8.17      Insurance
Schedule 8.18      Material Contracts
Schedule 8.19(b)   Real Property Filing Jurisdictions
Schedule 11.2      Indebtedness
Schedule 11.3      Liens
Schedule 11.5      Investments
Schedule 11.7      Transactions with Affiliates
Schedule 11.16     Contingent Obligations

                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 31st day of March, 2004 (this "Agreement"), is made among RADIATION THERAPY SERVICES, INC., a Florida corporation with its principal offices in Fort Myers, Florida (the "Borrower"), the banks and financial institutions listed on the signature pages hereto or that become parties hereto after the date hereof (collectively, the "Lenders"), BANK OF AMERICA, N.A. ("Bank of America"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and WACHOVIA BANK, NATIONAL ASSOCIATION ("Wachovia"), as documentation agent for the Lenders (in such capacity, the "Documentation Agent").

                                    RECITALS

         A. The Borrower, the Lenders party thereto and Wachovia, as successor in interest to First Union National Bank, as administrative agent, were parties to that certain Credit Agreement, dated as of October 28, 1998, as amended and restated by that certain First Amended and Restated Credit Agreement, dated as of October 27, 1999 (collectively, the "Original Credit Agreement").

         B. The Borrower, the Lenders party thereto, and Bank of America, were parties to that certain Second Amended and Restated Credit Agreement dated as of April 15, 2002, which, among other things, amended and restated the Original Credit Agreement and provided for the reallocation of certain commitments, the conversion of certain outstandings to a term loan and a corresponding decrease in the revolving credit commitments (as amended to but not including the date hereof, the "Second Amended Credit Agreement").

         C. In connection with entering into the Second Amended Credit Agreement, Bank of America was appointed successor administrative agent to Wachovia pursuant to a certain agency resignation and appointment letter and related agency succession documents.

         D. The Borrower has requested that the Second Amended Credit Agreement be further amended and restated in order to, among other things, add a term loan B facility, and to make certain other amendments to the Second Amended Credit Agreement (the "Restatement").

         E. The Borrower, the Lenders, and the Administrative Agent have agreed to and desire to amend and restate the Second Amended Credit Agreement on the terms and conditions set forth in this Agreement to accomplish such amendments.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                    ASSIGNMENT AND ALLOCATIONS; DEFINITIONS

         1.1 Amendment and Restatement, Allocations. In order to facilitate the Restatement and otherwise to effectuate the desires of the Borrower, the Administrative Agent and the Lenders:

         (a) The Borrower, each Subsidiary Guarantor, the Administrative Agent and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Second Amended Credit Agreement which in any manner govern or evidence the Obligations, the rights and interests of the Administrative Agent and the Lenders and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Second Amended Credit Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.

         (b) Notwithstanding this amendment and restatement of the Second Amended Credit Agreement, including anything in this SECTION 1.1, and of any related "Credit Documents" (as such term is defined in the Second Amended Credit Agreement and referred to herein, individually or collectively, as the "Prior Credit Documents"), (i) all of the indebtedness, liabilities and obligations owing by any Person under the Second Amended Credit Agreement and other Prior Credit Documents shall continue as Obligations hereunder, and (ii) each of this Agreement and the Notes and any other Credit Document (as defined herein) that is amended and restated in connection with this Agreement is given as a substitution of, and not as a payment of, the indebtedness, liabilities and obligations of the Borrower and the Subsidiary Guarantors under the Second Amended Credit Agreement or any Prior Credit Document and neither the execution and delivery of such documents nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Second Amended Credit Agreement or of any of the other Prior Credit Documents or any obligations thereunder. Upon the effectiveness of this Agreement, all Loans owing by the Borrower, and outstanding under the Second Amended Credit Agreement shall continue as Loans hereunder and shall constitute advances hereunder, and all Letters of Credit outstanding under the Second Amended Credit Agreement and any of the Prior Credit Documents shall continue as Letters of Credit hereunder. Base Rate Loans under the Second Amended Credit Agreement shall accrue interest at the Base Rate hereunder and the parties hereto agree that the Interest Periods for all LIBOR Loans outstanding under the Second Amended Credit Agreement on the Effective Date shall remain in effect without renewal, interruption or extension as LIBOR Loans under this Agreement and accrue interest at the LIBOR Rate hereunder; provided that on and after the Effective Date the Applicable Margin Percentage applicable to any Loan or Letter of Credit hereunder shall be as set forth in the definition of Applicable Margin Percentage below, without regard to any margin applicable thereto under the Second Amended Credit Agreement prior to the Effective Date.

         (c) The parties hereto acknowledge that as of the Effective Date, the Term Loan A Commitment, Revolving Credit Commitment and Applicable Commitment Percentage for each of the Revolving Lenders and Term Loan A Lenders are as follows:

TERM LOAN A FACILITY

                                                            TERM LOAN A        APPLICABLE
                                         TERM LOAN A     OUTSTANDINGS AS OF    COMMITMENT
        TERM LOAN A LENDER               COMMITMENT        EFFECTIVE DATE      PERCENTAGE
Bank of America, N.A.                 $  7,894,737.00    $     7,105,250.00         31.58%
Wachovia Bank, National Association   $  7,894,737.00    $     7,105,250.00         31.58%
Fifth Third Bank, Florida             $  5,263,158.00    $     4,736,875.00         21.05%
SunTrust Bank                         $  3,947,368.00    $     3,552,625.00         15.79%

Term Loan A Facility Total            $ 25,000,000.00

REVOLVING LOAN FACILITY

                                                           APPLICABLE
                                      REVOLVING CREDIT     COMMITMENT
        REVOLVING LENDER                 COMMITMENT        PERCENTAGE
Bank of America, N.A.                 $  22,105,263.00          31.58%
Wachovia Bank, National Association   $  22,105,263.00          31.58%
Fifth Third Bank, Florida             $  14,736,842.00          21.05%
SunTrust Bank                         $  11,052,632.00          15.79%

Revolving Credit Facility Total       $  70,000,000.00

TOTAL FACILITIES                      $  95,000,000.00
                                      ================

         (d) The parties hereto agree that as of the Effective Date, the Term Loan B Lenders shall become parties hereto, shall provide the Term Loan B to the Borrower on the terms and conditions set forth herein, shall have such applicable Commitment Percentages with respect to the Term Loan B as shall be set forth on the Register of the Administrative Agent as provided in SECTION 14.7(c), and the Term Loan B Facility shall be secured by the Collateral on a pari passu basis with the Revolving Credit Facility and the Term Loan A Facility.

         1.2 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

         "Account Designation Letter" shall mean a letter from the Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer and in form and substance satisfactory to the Administrative Agent, listing any one or more accounts to which the Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

         "Acquired EBITDA" shall mean with respect to each Person which is the subject of a Permitted Acquisition, (a) the aggregate of (i) Consolidated Net Income of such Person plus (ii) the sum of interest expense, taxes, depreciation, amortization, and other non-cash expenses or charges of the going business or assets so acquired (as approved by the Required Lenders) for the immediately preceding four fiscal quarters (including adjustments made by the Borrower and satisfactory to the Required Lenders), or (b) at the request of the Borrower, EBITDA for such

Person for some other period as may be acceptable to the Required Lenders in their sole discretion.

         "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the date hereof, by which the Borrower directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, all or substantially all of the assets or a certificate of need, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

         "Acquisition Amount" shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all Capital Stock of the Borrower issued or given in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by the Borrower and its Subsidiaries in connection with such Acquisition, (iv) all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of the Borrower and its Subsidiaries or expensed, in either event in accordance with GAAP, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition (taking into account the reasonably anticipated present value of any contingent consideration with respect thereto), (vi) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and finders' fees and expenses) incurred by the Borrower and its Subsidiaries in connection with such Acquisition and (vii) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Acquisition.

         "Adjusted Base Rate" shall mean, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Margin Percentage for Base Rate Loans as in effect at such time.

         "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Margin Percentage for LIBOR Loans as in effect at such time.

         "Adjusted Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Funded Debt as of such date to (ii) Annualized Consolidated Cash Flow for the period ending on such day minus the aggregate amount of Restricted Payments other than Allowable Tax Distributions made or declared during such period.

         "Administrative Agent" shall mean Bank of America, in its capacity as Administrative Agent appointed under ARTICLE XIII, and its successors and permitted assigns in such capacity.

         "Administrative Questionnaire" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. A Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors or managing general partners.

         "Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, BAS), and the officers, directors, employees and attorneys-in-fact of such Persons and Affiliates.

         "Agreement" shall mean this Third Amended and Restated Credit Agreement, as amended, modified or supplemented from time to time.

         "Allowable Tax Distributions" means distributions to the shareholders of the Borrower in respect of the shareholders' federal, state and local income tax liability (including quarterly tax estimates) arising as a result of the Borrower's operations and the shareholders' interest in the Borrower, made not more frequently than monthly and not in excess, in the aggregate in any fiscal quarter, the sum of 40% of Consolidated Net Income for such fiscal quarter PLUS, if positive, or LESS, if negative, the amount by which 40% of Consolidated Net Income for all fiscal quarters then ended of such fiscal year exceeds the aggregate amount of Allowable Tax Distributions made during such preceding fiscal quarters of such fiscal year; provided, however, that notwithstanding the foregoing, if the Borrower is not a "partnership" within the meaning of the Code as of the last day of a fiscal year, then Allowable Tax Distributions attributable to the operations of the Borrower during such calendar year shall be equal to zero.

         "Amendment No. 2" means that certain Amendment Agreement No. 2 to the Second Amended Credit Agreement, dated as of December 31, 2003, by and among the Borrower, the Administrative Agent, Wachovia Bank, National Association, as document agent, and the Lenders party thereto from time to time.

         "Annualized Consolidated Cash Flow" shall mean, as of the last day of any fiscal quarter, the Consolidated Cash Flow for the period for the four immediately preceding fiscal quarters; provided, however, that the amount of Acquired EBITDA used to calculate Consolidated Cash Flow shall be calculated for the period as determined pursuant to the definition of Acquired EBITDA.

         "Applicable Commitment Percentage" means, for each Lender at any time, a fraction, (i) with respect to the Revolving Credit Facility, the Letters of Credit and the Swing Line the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, (ii) with respect to the Term Loan A Facility, the numerator of which shall be such Lender's Term Loan A Commitment and the denominator shall be the Total Term Loan A Commitment, and (iii) for the Term Loan B Facility, the numerator of which shall be such Lender's Term Loan B Commitment and the denominator shall be the Total Term Loan B Commitment, which Applicable Commitment

Percentage for each Lender shall be maintained on the Register of the Administrative Agent; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with SECTION 14.7.

         "Applicable Margin Percentage" shall mean, at any time from and after the Effective Date, (a) with respect to Segments of the Term Loan B that are Base Rate Loans, 2.25%, (b) with respect to Segments of the Term Loan B that are LIBOR Loans, 3.75%, and (c) with respect to Revolving Loans and Segments of the Term Loan A and the commitment fee payable pursuant to SECTION 5.2(a), the applicable percentage set forth below, each (i) to be added to the Base Rate pursuant to SECTION 5.1 for purposes of determining the Adjusted Base Rate, and
(ii) to be added to the LIBOR Rate pursuant to SECTION 5.1 for purposes of determining the Adjusted LIBOR Rate:

                                APPLICABLE MARGIN           APPLICABLE MARGIN
                                  PERCENTAGE                  PERCENTAGE
     LEVERAGE RATIO            FOR BASE RATE LOANS          FOR LIBOR  LOANS
--------------------------     -------------------          -----------------
Less than 1.00 to 1.00                 0.25%                             1.75%
Greater than or equal to               0.50%                             2.00%
   1.00 to 1.00, but less
   than 1.50 to 1.00
Greater  than  or   equal              0.75%                             2.25%
   to 1.50  to   1.00,  but
   less than 2.00 to 1
Greater than or equal to               1.00%                             2.50%
   2.00 to 1.00 but less
   than 2.50 to 1.00
Greater than or equal to              1.375%                            2.875%
   2.50 to 1.00 but less
   than 2.75 to 1.00
Greater than or equal to               1.75%                             3.25%
   2.75 to 1.00

         On each Adjustment Date (as hereinafter defined), the Applicable Margin Percentage for all Revolving Loans and Term Loan A and the commitment fee payable pursuant to SECTION 5.2(a) shall be adjusted effective as of such date (based upon the calculation of the Leverage Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time the Borrower shall have failed to deliver the financial statements and a Compliance Certificate as required by
SECTION 9.1 (a) or SECTION 9.1(b), as the case may be, and SECTION 9.2(a), then at the election of the Required Revolving Lenders and the Required Term Loan A Lenders, at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered to the date on which the same shall have been delivered each Applicable Margin Percentage shall be determined in accordance with the above matrix as if the Leverage Ratio were greater than 2.75:1.00 (notwithstanding the actual Leverage Ratio); provided, further, however, that notwithstanding the foregoing or anything else to the contrary herein, until the Adjustment Date relating to the Borrower's September 30, 2004 Compliance Certificate, the Applicable Margin Percentage shall be determined in accordance with the above matrix as if the Leverage Ratio were greater than 2.75 to 1.00 (notwithstanding the actual Leverage Ratio). For purposes of this definition, "Adjustment Date" shall mean with respect to any fiscal period of the Borrower beginning with the fiscal quarter ending September 30, 2004, the tenth (10th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery by the Borrower in accordance with SECTION 9.1(a), SECTION 9.1(b) OR SECTION 9.9(b), as the case may be, of (i) financial statements as of the end of and for such fiscal period, (ii) a duly completed Compliance Certificate with respect to such fiscal period, and (iii) any pro forma Compliance Certificate of the Borrower and its Subsidiaries giving effect to a Permitted Acquisition in accordance with SECTION 9.9.

         "Approved Fund" shall mean any Fund that is administered or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

         "Asset Disposition" shall mean any sale, assignment, transfer or other disposition by the Borrower or any of its Subsidiaries to any other Person (other than to the Borrower or to a Wholly Owned Subsidiary), whether in one transaction or a series of related transactions, of any of its assets, business units or other properties (including any interests in property, whether tangible or intangible, and including Capital Stock of Subsidiaries), but excluding the sale or other disposition of assets permitted under clauses (i) through (iv) of
SECTION 11.4.

         "Assignee" shall have the meaning given to such term in EXHIBIT D.

         "Assignment and Assumption" shall mean an Assignment and Assumption entered into by a Lender and Eligible Assignee (with the consent of any party whose consent is required by SECTION 14.7), and accepted by the Administrative Agent and the Borrower, in substantially the form of EXHIBIT D or any other form approved by the Administrative Agent, and shall include, in the case of the initial assignment of portions of the Term Loan B by Wachovia Bank, National Association as one of the initial Term Loan B Lenders, one or more master assignments and assumption agreement to effect assignments to multiple assignees substantially on the terms of the form of Assignment and Assumption set for on EXHIBIT D.

         "Attributable Indebtedness" shall mean, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "Authorized Officer" shall mean, with respect to any action specified herein, the president, vice president, or with respect to any financial matter, the chief financial officer of the Borrower or any other Financial Officer, or any officer of the Borrower duly authorized by resolution of the board of directors of the Borrower to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of the Borrower.

         "Bankruptcy Code" shall mean 11 U.S.C, Sections 101 et seq., as amended from time to time, and any successor statute.

         "BAS" means Banc of America Securities LLC and its successors.

         "Base Rate" shall mean for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" shall mean, at any time, any Loan (including a Segment) that bears interest at such time at the Adjusted Base Rate.

         "Base Rate Segment" means a Segment bearing interest at the Base Rate.

         "Borrower Margin Stock" shall mean shares of Capital Stock of the Borrower that are held by the Borrower or any of its Subsidiaries and that constitute Margin Stock.

         "Borrowing" shall mean (i) the borrowing under the Term Loan A Facility, (ii) the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Revolving Loans pursuant to SECTION 5.4) on a single date of a group of Revolving Loans of a single Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect, and
(iii) the borrowing under the Term Loan B Facility.

         "Borrowing Date" shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

         "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

         "Capital Expenditures" shall mean, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with GAAP, be included on the consolidated statement of cash flows of the Borrower and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation, capital lease obligations); provided, however, that Capital Expenditures shall not include any such expenditures (i) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance, or with proceeds from permitted disposition of the asset replaced or substituted, or (ii) made in connection with Permitted Acquisitions.

         "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

         "Cash Collateral Account" shall have the meaning given to such term in
SECTION 4.8.

         "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 90 days from the date of acquisition and at the time of acquisition having a rating of at least A-l or the equivalent thereof by Standard & Poor's Ratings Services or at least P-l or the equivalent thereof by Moody's Investors Service, inc., (iii) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term, unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's Ratings Services or at least A2 or the equivalent thereof by Moody's Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clause (i) above.

         "Casualty Event" shall mean, with respect to any property (including any interest in property) of the Borrower or any of its Subsidiaries, any loss of, damage to, or condemnation or other taking of, such property for which the Borrower or such Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

         "Code" shall mean the Internal Revenue Code of 1986.

         "Collateral" shall mean all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents.

         "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of EXHIBIT C, together with a Covenant Compliance Worksheet, which Compliance Certificate shall include calculations with respect to the revenue generated by all Excluded Subsidiaries.

         "Confirmation and Amendment of Credit Documents" shall mean the document executed by the Borrower and its Subsidiaries as of the Effective Date amending and confirming their obligations under the Credit Documents executed in conjunction with the Second Amended Credit Agreement and confirming that such Credit Documents shall continue to be Credit Documents under this Agreement.

         "Consolidated Cash Flow" shall mean for any period, the aggregate of
(i) Consolidated Net Income of the Borrower and its Subsidiaries (including Excluded Subsidiaries) for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) the sum of Consolidated Interest Expense, taxes, depreciation, amortization, and other non-cash expenses or charges (as approved by each of the Required Lenders) for such period plus (iii) the Acquired EBITDA, provided, that the calculations of EBITDA and Acquired EBITDA are supported by information satisfactory to the Administrative Agent, all as determined in accordance with GAAP plus (iv) the write-off of any deferred financing costs as a result of the execution and effectiveness of Amendment No, 2 and this Agreement, but in the case of (ii) and (iv), only to the extent deducted in determining net income for the applicable period.

         "Consolidated Fixed Charges" shall mean, for any period, the aggregate (without duplication) of the following, all determined on a consolidated basis for the Borrower and its Subsidiaries (including Excluded Subsidiaries) in accordance with GAAP for such period: (a) Consolidated Interest Expense for such period, (b) the aggregate (without duplication) of all scheduled payments of principal on Consolidated Funded Debt required to have been made by the Borrower and its Subsidiaries during such period (whether or not such payments are actually made), but excluding up to $1,000,000 of "earnout" payments in the first quarter of fiscal year 2003 in respect of the North Carolina Asset Purchase Agreement, (c) Restricted Payments in excess of Allowable Tax Distributions; and (d) rental and operating lease expense.

         "Consolidated Funded Debt" shall mean, as of any date of determination, any and all funded Indebtedness, in accordance with GAAP, which shall include with respect to the Borrower and its Subsidiaries (including Excluded Subsidiaries), all items of Indebtedness for money borrowed, matured reimbursement obligations in respect of bonds, letters of credit and acceptances, obligations to pay the deferred purchase price of property or services (including without limitation seller notes, contingent or otherwise), obligations to make "earnout" payments with respect to any Permitted Acquisition, obligations secured by a Lien on property, Attributable Indebtedness with respect to capital lease obligations and Synthetic Lease Obligations, conditional sale obligations, obligations under Hedge Agreements and similar arrangements, obligations to redeem, defease or otherwise make payments in respect of Capital Stock, all guarantees, endorsements and other similar Contingent Obligations in respect of others, and all other Indebtedness secured by any Lien on any property or asset regardless of whether the Indebtedness secured thereby shall have been assumed by such property owner or is nonrecourse to such property owner.

         "Consolidated Interest Expense" shall mean, for any period, the sum (without duplication) of (i) total interest expense of the Borrower and its Subsidiaries (including Excluded Subsidiaries) for such period in respect of Consolidated Funded Debt of the Borrower and its Subsidiaries (including, without limitation, all such interest expense accrued or capitalized during such period, whether or not actually paid during such period), determined on a consolidated basis in accordance with GAAP, (ii) all net amounts payable under or in respect of Hedge Agreements, to the extent paid or accrued by the Borrower and its Subsidiaries (including Excluded Subsidiaries) during such period, and
(iii) all commitment fees and other ongoing fees in respect of Consolidated Funded Debt paid, accrued or capitalized by the Borrower and its Subsidiaries (including Excluded Subsidiaries) during such period.

         "Consolidated Net Changes in Working Capital" means, for any period for the Borrower and its Subsidiaries (including Excluded Subsidiaries), an amount (positive or negative) equal to the sum of (a) the net amount of decreases (or minus the amount of increases) in accounts receivable, inventory and prepaid expenses and (b) the amount of increases (or minus the amount of decreases) in accounts payable (including accrued interest expense), in each case on a consolidated basis determined in accordance with GAAP and as set forth in the audited annual financial statements of the Borrower delivered to the Administrative Agent pursuant to SECTION 9.1(b).

         "Consolidated Net Income" shall mean, for any period, net income (or loss) for any Person for such period, determined in accordance with GAAP.

         "Consolidated Net Worth" shall mean, as of any date of determination the net worth of the Borrower and its Subsidiaries (including Excluded Subsidiaries) as of such date, determined on a consolidated basis in accordance with GAAP, but excluding any Disqualified Capital Stock.

         "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Borrower and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to EXHIBIT C.

         "Convert," "Conversion," and "Converted" shall refer to a conversion pursuant to SECTION 5.4 of one Type of Loan into another Type of Loan.

         "Credit Documents" shall mean this Agreement, the Notes, the Confirmation and Amendment of Credit Documents, the Letters of Credit, the Fee Letter, the Subsidiary Guaranty, the Security Documents, the Intercompany Notes, any Related Hedge Agreement and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

         "Credit Exposure" shall mean, for each Lender, the amount equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to the sum of its Revolving Credit Commitment, the amount of the Term Loan A Outstandings and the amount of the Term Loan B Outstandings, each times its Applicable Commitment Percentage with respect to the Revolving Credit Facility, the Term Loan A Facility and the Term Loan B Facility, and (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the amount of such Lender's Applicable Commitment Percentage of the Term Loan A Outstandings plus
(ii) the amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings plus (iii) the amount of such Lender's Applicable Commitment Percentage of the outstanding Letters of Credit and Swing Line Outstandings plus
(iv) the amount of such Lender's Applicable Commitment Percentage of the Term Loan B Outstandings; provided that, for the purpose of this definition only, (A) if any Lender shall have failed to fund its Applicable Commitment Percentage of the Term Loan A, the Term Loan B or any Borrowing, then the Term Loan A Commitment, the Term Loan B Commitment or Revolving Credit Commitment, as applicable, of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of the Term Loan A, the Term Loan B or such Borrowing to the extent it covers such failure, (B) if any Revolving Lender shall have failed to pay to the Issuing Lender upon demand its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Letter of Credit Outstandings shall be deemed to be held by the Issuing Lender until such Lender shall pay such deficiency amount to the Issuing Lender together with interest thereon as provided in SECTION 5.13, and (C) if any Revolving Lender shall have failed to pay to Bank of America on demand its Applicable Commitment Percentage of any Swing Line Loan (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by Bank of America until such Lender shall pay such deficiency amount to Bank of America together with interest thereon as provided in SECTION 5.13.

         "Debt Issuance" shall mean the issuance or sale by the Borrower or any of its Subsidiaries of any debt securities, whether in a public offering of such securities or otherwise.

         "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

         "Disqualified Capital Stock" shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or
(iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the first anniversary of the Term Loan B Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

         "Dividend Payment" shall mean that certain dividend payment to be made to the shareholders of the Borrower with the proceeds of the Term Loan B Facility, which dividend payment shall not exceed $40,000,000 in the aggregate.

         "Dollars" or "$" shall mean dollars of the United States of America.

         "EBITDA" shall mean, for any period, the aggregate of (i) net income (or loss) of a Person for such period, determined in accordance with GAAP, plus
(ii) the sum of interest expense, taxes, depreciation and amortization of such Person for such Period, determined in accordance with GAAP, plus (iii) the write-off of any deferred financing costs as a result of the execution and effectiveness of Amendment No. 2 and this Agreement, but, in the case of both
(ii) and (iii), only to the extent deducted in determining net income for the applicable period.

         "Effective Date" shall mean March 31, 2004.

         "Employee Benefit Plan" shall mean (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which
(A) is maintained for employees of the Borrower or any of its ERISA Affiliates, or any Subsidiary (including any Excluded Subsidiary) or is assumed by the Borrower or any of its ERISA Affiliates, or any Subsidiary (including any Excluded Subsidiary) in connection with any Acquisition or (B) has at any time been maintained for the employees of the Borrower, any current or former ERISA Affiliate, or any Subsidiary (including any Excluded Subsidiary) and (ii) any plan, arrangement, understanding or scheme maintained by the Borrower or any Subsidiary (including any Excluded Subsidiary) that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

         "Eligible Assignee" shall mean (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) the Issuing Lender, and
(iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld of delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

         "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

         "Equity Issuance" shall mean the issuance, sale or other disposition by the Borrower or any of its Subsidiaries of its Capital Stock (including, without limitation, pursuant to an initial registered public offering of Capital Stock of the Borrower), any rights, warrants or options to purchase or acquire any shares of its Capital Stock or any other security or instrument representing, convertible into or exchangeable for an equity interest in the Borrower or any of its Subsidiaries; provided, however, that the term Equity Issuance shall not include (i) the issuance or sale of Capital Stock by any of the Subsidiaries of the Borrower to the Borrower or any other Subsidiary, provided that such Capital Stock is pledged to the Administrative Agent pursuant to the Security Agreement,
(ii) any Capital Stock of the Borrower issued or sold in connection with any Permitted Acquisition and constituting all or a portion of the Acquisition Amount for such Permitted Acquisition, or (iii) any Capital Stock of the Borrower issued or sold pursuant to SECTION 11.5(vii) herein.

         "Event of Default" shall have the meaning given to such term in SECTION 12.1.

         "Excess Cash Flow" means, with respect to the Borrower and its Subsidiaries (including Excluded Subsidiaries) for any fiscal year, the difference of (i) Consolidated Cash Flow for such period (but excluding therein any amounts representing Acquired EBITDA) minus (ii) the sum of (A) the Consolidated Net Changes in Working Capital for such period; plus (B) Capital Expenditures paid in cash during such period; plus (C) expenditures for Permitted Acquisitions paid in cash during such period; plus (D) taxes or Allowable Tax Distributions paid in cash during such period; plus (E) Consolidated Interest Expense paid in cash during such period; plus (F) the aggregate amount of any optional prepayments of the Term Loan A and the Term Loan B paid in cash during such period; plus (G) the aggregate amount of any scheduled prepayments of principal of the Term Loan A and the Term Loan B paid in cash during such period.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "Excluded Subsidiary" shall mean any Subsidiary of the Borrower or one of its Subsidiaries existing as of the Effective Date or thereafter created or acquired in connection with a transaction permitted under SECTION 11.5(vii) which is not a Subsidiary Guarantor and which is designated by an Authorized Officer of the Borrower as an Excluded Subsidiary in a certificate delivered to the Administrative Agent in the form attached hereto as EXHIBIT J and which Subsidiary (i) shall have no Indebtedness other than Permitted Excluded Subsidiary Loans, and (ii) shall not guaranty or otherwise directly or indirectly provide credit support for any Indebtedness of the Borrower or any Subsidiary Guarantor.

         "Fair Market Value" shall mean with respect to any Capital Stock of the Borrower given in connection with an Acquisition, the value given to such Capital Stock for purposes of such Acquisition by the parties thereto, as determined in good faith pursuant to the relevant acquisition agreement or otherwise in connection with such Acquisition.

         "FASB 133" shall mean Statement of Financial Accounting Standards No. 133.

         "Federal Funds Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

         "Fee Letter" shall mean, collectively, the letter from Bank of America to the Borrower, dated December 13, 2001 and the letter from Bank of America to the Borrower dated March 15, 2004, relating to certain fees payable by the Borrower in respect of the transaction contemplated by this Agreement, as amended, modified or supplemented from time to time.

         "Financial Condition Certificate" shall mean a fully completed and duly executed certificate, substantially in the form OF EXHIBIT H, together with the attachments thereto.

         "Financial Officer" shall mean, with respect to the Borrower, the chief financial officer, vice president - finance, principal accounting officer or treasurer of the Borrower.

         "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Cash Flow for the four immediately preceding fiscal quarters plus rental and operating lease expense for such period minus the sum of (x) cash income taxes paid by the Borrower and its Subsidiaries, (including Excluded Subsidiaries), if any, during such period (y) Allowable Tax Distribution paid during such period, and (z) Shareholder Life Insurance Payments during such period to (ii) Consolidated Fixed Charges for the four immediately preceding fiscal quarters.

         "Foreign Benefit Law" shall mean any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

         "Foreign Lender" shall have the meaning given such term in SECTION
5.10.

         "Fund" shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Grantor" shall have the meaning given such term in SECTION 6.3.

         "HCFA" shall mean the United States Health Care Financing Administration and any successor agency.

         "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any applicable Environmental Law, (ii) that are defined by any applicable Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive or mutagenic, (iii) the presence of which require investigation or response under any applicable Environmental Law, (iv) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (v) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or, synthetic gas.

         "Hedge Agreement" shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and all other "derivative instruments" as defined in FASB 133 and which are subject to the reporting requirements of FASB 133, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Hedge Termination Value" shall mean, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include any Lender).

         "Indebtedness" shall mean, as to any Person at a particular time, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

                  (c) net obligations under any Hedge Agreement in an amount equal to the Hedge Termination Value thereof;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock;

                  (g)      capital leases and Synthetic Lease Obligations; and

                  (h)      all Contingent Obligations of such Person.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (subject only to customary exceptions acceptable to the Required Lenders). The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnified Liabilities" shall have the meaning given such term in
SECTION 14.2.

         "Indemnified Party" shall have the meaning given such term in SECTION 14.2.

         "Intercompany Notes" shall mean, collectively, the intercompany notes made by the Subsidiaries, in substantially the form OF EXHIBIT E, as amended, modified or supplemented from time to time.

         "Interest Coverage Ratio" shall mean, as of any date of determination, the ratio of (a) Consolidated Cash Flow for the period of the four prior fiscal quarter periods ending on such date, to (b) Consolidated Interest Expense for such period.

         "Interest Period" shall have the meaning given to such term in SECTION 5.3.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1936, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "Issuing Lender" shall mean Bank of America in its capacity as issuer of the Letters of Credit, and its successors in such capacity.

         "LIBOR Loan" shall mean, at any time, any Loan (including a Segment) that bears interest at such time at the Adjusted LIBOR Rate.

         "LIBOR Segment" means a Segment bearing interest or to bear interest at the Adjusted LIBOR Rate.

         "LIBOR Rate" means for any Interest Period with respect to any LIBOR Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                  LIBOR Rate =         LIBOR Base Rate
                                ____________________________________
                                   1.00 - LIBOR Reserve Percentage
 Where,

"LIBOR Base Rate" means, for such Interest Period:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Tolerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b)      if the rate referenced in the preceding subsection
         (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c)      if the rates referenced in the preceding subsections
         (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "LIBOR Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR Rate for each outstanding LIBOR Loan shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

         "Lender" shall mean each financial institution signatory hereto and each other Person that becomes a "Lender" hereunder pursuant to SECTION 14.7, and their respective successors and permitted assigns.

         "Lending Office" shall mean, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its signature page hereto or in an Assignment and Assumption, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Administrative Agent. A Lender may designate separate

Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

         "Letter of Credit Exposure" shall mean, with respect to any Revolving Lender at any time, such Revolving Lender's ratable share (based on the proportion that its Revolving Credit Commitment bears to the Total Revolving Credit Commitments at such time) of the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (ii) the aggregate amount of all Reimbursement Obligations outstanding at such time.

         "Letter of Credit Notice" shall have the meaning given to such term in
SECTION 4,2,

         "Letter of Credit Sub limit" shall mean $2,000,000.00

         "Letters of Credit" shall have the meaning given to such term in
SECTION 4.1.

         "Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Funded Debt as of such date (excluding up to $2,000,000 of the outstanding amount of the unsecured Indebtedness represented by the Shareholder Notes described on Schedule 11.2) to (ii) Annualized Consolidated Cash Flow for the period ending on such day.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

         "Licenses" shall mean any and all licenses (including provisional licenses), certificates of need, accreditations, permits, franchises, rights to conduct business, approvals (by a Governmental Authority or otherwise), consents, qualifications, operating authority and any other authorizations.

         "Limitation" shall mean a revocation, suspension, termination, impairment, probation, limitation, non-renewal, forfeiture, declaration of ineligibility, loss of status as a participating provider in a Third Party Payor Arrangement, and the loss of any other rights.

         "Loans" shall mean the Term Loan A, the Term Loan B, a Revolving Loan or a Swing Line Loan, including any Segment.

         "Managed Practice" shall mean any radiation therapy professional association, professional corporation, partnership or similar Person that, pursuant to a Service Agreement, provides radiation therapy services at a center, clinic or other facility operated by the Borrower or any of its Subsidiaries, or at a hospital or hospital department with which the Borrower or any of its Subsidiaries has a Service Agreement.

         "Margin Stock" shall have the meaning given to such term in Regulation
U.

         "Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), operations, prospects, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole.

         "Material Adverse Effect" shall mean a material adverse effect upon (i) the condition (financial or otherwise), operations, prospects, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole,
(ii) the ability of the Borrower or any Subsidiary to perform its obligations under this Agreement or any of the other Credit Documents to which it is a party or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

         "Material Contract" shall have the meaning given to such term in
SECTION 8.18.

         "Maturity Date" shall mean, with respect to the Term Loan A Facility and the Revolving Credit Facility, April 15, 2007.

         "Medicaid Certification" shall mean with respect to any health care facility, certification by HCFA or another Governmental Authority, or any Person under contract with HCFA that such health care facility is in compliance with all conditions of participation set forth in the Medicaid Regulations, except where the failure to so comply would not have a Material Adverse Effect.

         "Medicaid Provider Agreement" shall mean an agreement entered into between any Person administering the Medicaid program and a health care facility under which the health care facility agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

         "Medicaid Regulations" shall mean collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act, 42 USC Sections 1396 et seq. or elsewhere) affecting the medical assistance program established fay Title XIX of the Social Security Act, and any statutes succeeding thereto; (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (iii) above, in each case as may be amended, supplemented or otherwise modified from time to time.

         "Medicare Certification" shall mean, with respect to any health care facility, certification by HCFA or any other Governmental Authority, or any Person under contract with HCFA, that such health care facility is in compliance with all the conditions of participation set forth in the

Medicare Regulations, except where the failure to so comply would not have a Material Adverse Effect.

         "Medicare Provider Agreement" shall mean an agreement entered into between any Person administering the Medicare program and a health care facility under which the health care facility agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

         "Medicare Regulations" shall mean, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act, 42 USC Sections 1396 et seq., or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, Health and Human Services ("HHS"), HCFA, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, in each case as may be amended, supplemented or otherwise modified from time to time.

         "Mortgages" shall mean, collectively, (i) those mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, deeds to secure debt, leasehold deeds to secure debt and comparable real estate Lien documents listed on SCHEDULE 7.1, including all amendments thereto to show, among other things, Bank of America, as Administrative Agent, (ii) the mortgage modifications executed and delivered pursuant to Section 7.1(a)(vii) and (iii) those mortgages executed and delivered after the Effective Date in accordance with SECTION 9.10, as any such mortgage may be amended, modified or supplemented from time to time.

         "Mortgaged Property" shall mean, collectively, the real property, improvements, fixtures and other items of real and personal property related thereto and the products and proceeds thereof owned by the Borrower and its Subsidiaries at the Effective Date or acquired thereafter and referenced in the Mortgages, including any of such property owned or acquired by any Subsidiary that is or is required to become a Guarantor after the Effective Date pursuant to SECTION 9.10.

         "Mortgaged Property Support Documents" shall mean, for each Mortgaged Property, (i) the Title Policy pertaining thereto, (ii) such surveys, flood hazard certifications and environmental assessments thereof as the Administrative Agent may require prepared by recognized experts in their respective fields selected by the Borrower and reasonably satisfactory to the Administrative Agent, (iii) as to the Mortgaged Properties located in a flood hazard area, such flood hazard insurance as the Administrative Agent may require, (iv) appraisals conducted by nationally recognized appraisal experts selected by the Administrative Agent in its reasonable discretion and reasonably acceptable to the Borrower, (v) with respect to facilities leased or subleased from third parties, such lessor's estoppel, waiver and consent certificates as the Administrative Agent may reasonably require and the Borrower can deliver using its best efforts and subordination, nondisturbance and attornment agreements as the Administrative Agent may reasonably require, (vi) such owner's or lessee's affidavits as the Administrative Agent may reasonably require, (vii) such opinions of local counsel with respect to the Mortgages, as applicable, as the Administrative Agent may reasonably require, and (viii) such other documentation as the Administrative Agent may reasonably require, in each case as shall be in form and substance reasonably acceptable to the Administrative Agent.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) fiscal years.

         "Net Cash Proceeds" shall mean in the case of any Equity Issuance, Debt Issuance or Asset Disposition, the aggregate cash payments received by the Borrower and its Subsidiaries less reasonable and customary fees and expenses (including, without limitation, underwriting discounts and commissions and out-of-pocket and reasonable attorneys' and accountants' fees) incurred by the Borrower and its Subsidiaries in connection therewith.

         "Notes" shall mean Term Loan A Notes, the Revolving Notes, the Swing Line Notes and the Term Loan B Notes of the Borrower in substantially the form of EXHIBITS A-1, A-2, A-3 AND A-4, respectively, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Notice of Borrowing" shall have the meaning given to such term in
SECTION 3.2(b).

         "Notice of Conversion/Continuation" shall have the meaning given to such term in SECTION 5.4(b).

         "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans, all Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower to the Administrative Agent, any Lender, the Issuing Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

         "Original Closing Date" shall mean October 28, 1998.

         "Participant" shall have the meaning given to such term in SECTION 14,7(d).

         "Participation" means, (i) with respect to any Revolving Lender (other than the Issuing Lender) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Lender in respect of a Letter of Credit issued by the Issuing Lender in accordance with the terms hereof and the rights of the Issuing Lender in respect of Reimbursement Obligations, and (ii) with respect to any Revolving Lender (other than Bank of America) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the rights of Bank of America in respect of a Swing Line Loan made by Bank of America in accordance with the terms hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

         "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

         "Permitted Acquisition" shall mean (a) any Acquisition with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the permitted lines of business described in SECTION 11.8, (ii) any Capital Stock given as consideration in connection therewith shall be Capital Stock of the Borrower, (iii) in the case of an Acquisition, involving the acquisition of control of Capital Stock of any Person, immediately after giving effect to such Acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be the Borrower or a Wholly Owned Subsidiary, (iv) the board of directors or other managing authority (and, to the extent required, the shareholders or other stakeholders) of each business or Person acquired shall consent to the transaction, and (v) all of the conditions and requirements of SECTIONS 9.9 and 9.10 applicable to such Acquisition are satisfied; or (b) any other Acquisition to which the Required Lenders (or the Administrative Agent on their behalf shall have given their prior written consent (which consent shall not be unreasonably withheld and may be given subject to such additional terms and conditions as the Required Lenders may reasonably establish) and with respect to which all of the conditions and requirements set forth in this definition and in SECTION 9.9 and in or pursuant to any such consent, have been satisfied or waived by the Required Lenders (or the Administrative Agent on their behalf).

         "Permitted Excluded Subsidiary Loan" shall mean a loan from the Borrower to any Excluded Subsidiary, not to exceed $500,000 per Excluded Subsidiary, and not to exceed $3,000,000 principal outstanding for all Excluded Subsidiaries, (A) which is secured by the Excluded Subsidiary granting to the Borrower a Lien on its tangible and intangible assets, including, if the Borrower elects, real property, and which Lien (i) constitutes a first priority perfected security interest on such assets, and (ii) has been pledged to the Administrative Agent for the benefit of the Lenders, and (B) for which documentation evidencing (i) and (ii) above shall have been delivered to the Administrative Agent in form and substance acceptable to the Administrative Agent in its reasonable discretion; provided, however, that a Permitted Excluded Subsidiary Loan may be made to an Excluded Subsidiary only if such Excluded Subsidiary has demonstrated to the satisfaction of the Administrative Agent that EBITDA for such Excluded Subsidiary for the immediately preceding fiscal quarter is greater than $1.00.

         "Permitted Liens" shall have the meaning given to such term in SECTION 11.3.

         "Person" shall mean any natural person, corporation, association, joint venture, partnership, limited liability company, company, association, trust, governmental authority or other entity.

         "Pledged Interests" shall mean the Subsidiary Securities required to be pledged as Collateral pursuant to ARTICLE VI or the terms of any Security Agreement.

         "Principal Office" means the principal office of Bank of America, presently located at 101 North Tryon Street, 15th Floor, NCI 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Administrative Agent may from time to time designate.

         "Prior Credit Documents" shall have the meaning given such term in
SECTION 1.1(b).

         "Prior Notes" shall mean, collectively, the promissory notes issued prior to the Effective Date under the Second Amended Credit Agreement evidencing the revolving credit facility thereunder.

         "Pro Forma Balance Sheet" shall have the meaning given to such term in
SECTION 8.11(b).

         "Pro Rata Percentage" shall mean, as of any date of determination, (i) with respect to the Term Loan A Facility, a fraction (expressed as a percentage carried out the ninth decimal place), the numerator of which shall be the Term Loan A Outstandings and the denominator of which shall be the sum of the Term Loan A Outstandings and the Term Loan B Outstandings, and (ii) with respect to the Term Loan B Facility, a fraction (expressed as a percentage carried out the ninth decimal place), the numerator of which shall be the Term Loan B Outstandings and the denominator of which shall be the sum of the Term Loan A Outstandings and the Term Loan B Outstandings.

         "Projections" shall have the meaning given to such term in SECTION 8.11(c).

         "Physician Notes" shall have the meaning given such term in
SECTION 11.5.

         "Qualified IPO" means an initial public offering of the equity interests of the Borrower resulting in net proceeds to the Borrower in an aggregate amount equal to or greater than $45,000,000.

         "Related Hedge Agreement" shall mean, any Hedge Agreement between the Borrower and any Lender or any Affiliate of any Lender with respect to the obligations of the Borrower in respect of the Loans.

         "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Register" shall have the meaning given to such term in SECTION
14.7(c).

         "Regulations D, U and X" shall mean Regulations D, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

         "Reimbursement Approvals" shall mean, with respect to all Third Party Payor Arrangements, any and all certifications, provider numbers, provider agreements, participation agreements, accreditations and any other similar agreements with or approvals by Governmental Authorities or other Persons.

         "Reimbursement Obligation" shall have the meaning given to such term in
SECTION 4.4.

         "Required Lenders", as at any date, shall mean (i) if there shall be three (3) or fewer Lenders, at least two (2) of all Lenders on such date, and
(ii) if there shall be more than three (3)

Lenders, the Lenders on such date having Credit Exposures greater than 50% of the aggregate Credit Exposures of all the Lenders on such date

         "Required Revolving Lenders", as at any date, shall mean (i) if there shall be three (3) or fewer Revolving Lenders, at least two (2) of all Revolving Lenders on such date, and (ii) if there shall be more than three (3) Revolving Lenders, the Revolving Lenders on such date having Credit Exposures with respect to the Revolving Credit Facility greater than 50% of the aggregate Credit Exposures with respect to the Revolving Credit Facility of all the Revolving Lenders on such date.

         "Required Term Loan A Lenders", as at any date, shall mean (i) if there shall be three (3) or fewer Term Loan A Lenders, at least two (2) of all Term Loan A Lenders on such date, and (ii) if there shall be more than three (3) Term Loan A Lenders, the Term Loan A Lenders on such date having Credit Exposures with respect to the Term Loan A Credit Facility greater than 50% of the aggregate Credit Exposures with respect to the Term Loan A Credit Facility of all the Term Loan A Lenders on such date.

         "Required Term Loan B Lenders", as at any date, shall mean (i) if there shall be three (3) or fewer Term Loan B Lenders, at least two (2) of all Term Loan B Lenders on such date, and (ii) if there shall be more than three (3) Term Loan B Lenders, the Term Loan B Lenders on such date having Credit Exposures with respect to the Term Loan B Credit Facility greater than 50% of the aggregate Credit Exposures with respect to the Term Loan B Credit Facility of all the Term Loan B Lenders on such date.

         "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or government documents of such Person and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

         "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to Bank of America under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

         "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity interest of the Borrower or any Subsidiary Securities of its Subsidiaries (other than those payable or distributable solely to the Borrower or a Subsidiary of the Borrower) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock or other equity interests to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, or any shares of any class of stock or other equity interest of the Borrower or any Subsidiary Securities of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity interest of the Borrower or any Subsidiary Securities of its Subsidiaries now or hereafter outstanding.

         "Revolving Credit Commitment" means, with respect to each Revolving Lender, the obligation of such Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

         "Revolving Credit Facility" means the facility described in SECTION 3.1 hereof providing for Revolving Loans to the Borrower by the Revolving Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

         "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

         "Revolving Lender" means each lender that has a Revolving Credit Commitment or, following termination of the Revolving Credit Commitments, has Revolving Credit Outstandings.

         "Revolving Loan" means any Borrowing under the Revolving Credit Facility in accordance with SECTION 3.2.

         "Revolving Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders as provided in SECTION 3.4 substantially in the form of EXHIBIT A-2, with appropriate insertions as to amounts, dates and names of Lenders.

         "Second Amended Credit Agreement" shall have the meaning assigned to such term in the Recitals to this Agreement.

         "Security Agreement" shall mean the Amended and Restated Pledge and Security Agreement made by the Borrower and the Subsidiary Guarantors in favor of the Administrative Agent simultaneously with the Second Amended Credit Agreement, as amended, modified or supplemented from time to time, and including any joinders thereto executed pursuant to SECTION 9.10.

         "Security Documents" shall mean the Security Agreement, the Mortgages and all other pledge or security agreements, mortgages, deeds of trust, assignments or other similar agreements or instruments executed and delivered by the Borrower or any of its Subsidiaries pursuant to SECTION 9.10 or SECTION 9.11 or otherwise in connection with the transactions contemplated hereby, in each case as amended, modified or supplemented from time to time.

         "Segment" means a portion of the Term Loan A (or all thereof) or the Term Loan B (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable.

         "Service Agreement" shall mean any agreement or arrangement between the Borrower or any of its Subsidiaries and one or more Managed Practices, hospitals or hospital departments pursuant to which the Borrower or such Subsidiary agrees to provide or arrange for comprehensive management, administrative and other non-medical support services to such Managed Practice or Practices in exchange for payment to the Borrower or such Subsidiary of a service, management or similar fee.

         "Shareholders' Agreement" shall mean that certain Shareholders' Agreement dated as of October 4, 2000, by and among Radiation Therapy Services, Inc., Daniel E. Dosoretz, M.D., Michael J. Katin, M.D., Peter H. Blitzer, M.D., James H. Rubenstein, M.D., Graciela Garton, M.D. and Howard Sheridan, M.D., as amended to the Effective Date.

         "Shareholder Life Insurance Payment" shall mean the repurchase of Capital Stock of the Borrower with the proceeds of life insurance policies insuring the life of key personnel and employees pursuant to the terms of the Shareholder Agreement.

         "Stated Amount" shall mean, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

         "Subordinated Indebtedness" shall have the meaning given to such term in SECTION 11.2.

         "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower, except that unless otherwise indicated, the term "Subsidiary" shall not include any Excluded Subsidiary.

         "Subsidiary Guarantor" shall mean any Subsidiary of the Borrower that is a guarantor under the Subsidiary Guaranty and has granted to the Administrative Agent a Lien upon and security interest in its personal property assets pursuant to the Security Agreement; provided that no Excluded Subsidiary shall be a Subsidiary Guarantor.

         "Subsidiary Guaranty" shall mean a Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, as amended, restated, reaffirmed or supplemented from time to time, including pursuant to that certain Reaffirmation of Subsidiary Guaranty in substantially the form of EXHIBIT F, as amended, modified or supplemented from time to time, and including any joinder thereto executed pursuant to SECTION 9.10.

         "Subsidiary Securities" shall mean the Capital Stock of any Subsidiary, whether or not constituting a "security" under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

         "Swing Line" shall mean the revolving line of credit established by Bank of America in favor of the Borrower pursuant to SECTION 3.8.

         "Swing Line Loans" means loans made by Bank of America to the Borrower pursuant to SECTION 3.8.

         "Swing Line Note" means the promissory note of the Borrower evidencing the Swing Line executed and delivered to Bank of America as provided in SECTION 3.4(d) substantially in the form of EXHIBIT A-3.

         "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

         "Swing Line Sublimit" means $2,000,000,00

         "Synthetic Lease Obligation" shall mean the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Target" shall have the meaning given to such term in SECTION
9.9(b)(i).

         "Term Loan A" shall mean the loan made pursuant to the Term Loan A Facility in accordance with SECTION 2.1.

         "Term Loan A Commitment" means, with respect to each Term Loan A Lender, the obligation of such Lender to make the Term Loan A to the Borrower in a principal amount equal to such Lender's Applicable Commitment Percentage of the Total Term Loan A Commitment as set forth in SECTION 1.1(c).

         "Term Loan A Facility" means the facility described in SECTION 2.1 providing for a Term Loan A to the Borrower by the Term Loan A Lenders in the original principal amount of $25,000,000, $22,500,000 of which is outstanding as of the Effective Date.

         "Term Loan A Lenders" means each Lender that has a Term Loan A Commitment or, following termination of the Term Loan A Commitments, has Term Loan A Outstandings.

         "Term Loan A Outstandings" means, as of any date of determination, the aggregate principal amount of the Term Loan A then outstanding and all interest accrued thereon.

         "Term Loan A Notes" means, collectively, the promissory notes of the Borrower evidencing the Term Loan A executed and delivered to the Term Loan A Lenders as provided in SECTION 2.4 substantially in the form OF EXHIBIT A-1, with appropriate insertions as to amounts, dates and names of Term Loan A Lenders.

         "Term Loan B" means the loan made pursuant to the Term Loan B Facility in accordance with SECTION 2.2.

         "Term Loan B Commitment" means, with respect to each Term Loan B Lender, the obligation of such Lender to make the Term Loan B to the Borrower in a principal amount equal to such Lender's Applicable Commitment Percentage of the Total Term Loan B Commitment as set forth in SECTION 1.1(d).

         "Term Loan B Facility" means the facility described in SECTION 2.2 providing for an advance of the Term Loan B to the Borrower by the Term Loan B Lenders in the original principal amount of $40,000,000.

         "Term Loan B Lender" means each Lender that has a Term Loan B Commitment or, following termination of the Term Loan B Commitments, has Term Loan B Outstandings.

         "Term Loan B Maturity Date" means, with respect to the Term Loan B Facility, March 31,2009.

         "Term Loan B Note" means a promissory note made by the Borrower in favor of a Term Loan B Lender evidencing the portion of the Term Loan B made by such Term Loan B Lender, substantially in the form of EXHIBIT A-4.

         "Term Loan B Outstandings" means, as of any date of determination, the aggregate principal amount of the Term Loan B then outstanding and all interest accrued thereon.

         "Term Loan B Termination Date" means the Term Loan B Maturity Date or such earlier date of termination of the Term Loan B Commitments pursuant to
SECTION 12.2.

         "Termination Date" shall mean the Maturity Date or such earlier date of termination of the Revolving Credit Commitments and Term Loan A Commitments pursuant to SECTION 3.5 or SECTION 12.2.

         "Termination Event" shall mean: (i) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under
Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or
(x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in the termination of such Employee Benefit

Plan or the revocation of such Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

         "Third Party Payor Arrangements" shall mean any and all arrangements with Medicare, Medicaid, CHAMPUS and any other Governmental Authority or quasi-public agency, Blue Cross, Blue Shield, any managed care plans and organizations including, without limitation, health maintenance organizations and preferred provider organizations, private commercial insurance companies and any similar third party arrangements, plans or programs for payment or reimbursement in connection with health care services, products or supplies.

         "Title Policy" shall mean, with respect to the Mortgaged Property, the mortgagee title insurance policy (together with such endorsements as the Administrative Agent may reasonably require) issued to the Administrative Agent in respect of such Mortgaged Property by an insurer selected by the Borrower and reasonably acceptable to the Administrative Agent, insuring the Lien of the Administrative Agent on the Mortgaged Property to be duly perfected and of first priority, subject only to exceptions as shall be acceptable to the Administrative Agent.

         "Total Revolving Credit Commitment" means a principal amount equal to $70,000,000, as reduced or increased from time to time in accordance with
SECTION 3.5 OR 3.6.

         "Total Term Loan A Commitment" means an original principal amount equal to $25,000,000.

         "Total Term Loan B Commitment" means an original principal amount equal to $40,000,000.

         "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a LIBOR
Loan).

         "Unutilized Commitment" shall mean, with respect to any Revolving Lender at any time, such Revolving Lender's Revolving Credit Commitment at such time less the sum of (i) the aggregate principal amount of all Revolving Credit Outstandings made by such Revolving Lender at such time and (ii) such Revolving Lender's Letter of Credit Exposure at such time plus (iii) such Revolving Lender's ratable share (based on its Applicable Commitment Percentage of the Total Revolving Credit Commitment) of Swing Line Outstandings constituting its Participation therein.

         "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

         1.3 Accounting Terms. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them in accordance with GAAP. Notwithstanding anything to the contrary in this Agreement, for purposes of calculation of the financial covenants set forth in ARTICLE X or utilized in determining the amount of Allowable Tax Distributions, all accounting determinations and computations hereunder shall be made in accordance with GAAP as in effect as of the date of this Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of the Borrower referred to in SECTION 8.11(a) (including the use of the equity method of accounting for investments in joint ventures and partnerships not constituting Subsidiaries). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.4 Other Terms; Construction. Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto. All references herein to the Lenders or any of them shall be deemed to include the Issuing Lender unless specifically provided otherwise or unless the context otherwise requires.

         1.5 Accounting for Derivatives. In making any computation or determining any amount pursuant to ARTICLE 10 by reference to any item appearing on the balance sheet or other financial statement of the Borrower and its Subsidiaries, all adjustments to such computation or amount resulting from the application of FASB 133 shall be disregarded.

                                   ARTICLE II

               AMOUNT AND TERMS OF THE TERM LOAN A AND TERM LOAN B

         2.1      Term Loan A.

                  (a) Funding. The Borrower hereby acknowledges that the Term Loan A has been advanced and is outstanding in the principal amount of $22,500,000 as of the Effective Date (after giving effect to the required payment made on the Effective Date). The principal amount of each Segment of the Term Loan A outstanding hereunder from time to time shall bear interest and the Term Loan A shall be repayable as herein provided. No amount of the Term Loan A repaid or prepaid by the Borrower may be reborrowed hereunder, and no subsequent advances of Term Loan A amounts shall be made by any Lender after the initial such advance.

                  (b) Payment of Principal. The principal amount of the Term Loan A shall be repaid in thirteen (13) consecutive quarterly installments on the dates and in the amounts set forth below:

       DATE                                                      AMOUNT
       ----                                                      ------
June 30, 2004                                                 $1,250,000.00
September 30, 2004                                            $1,250,000.00
December 31, 2004                                             $1,250,000.00
March 31, 2005                                                $1,250,000.00
June 30, 2005                                                 $1,250,000.00
September 30, 2005                                            $1,250,000.00
December 31, 2005                                             $1,250.000.00
March 31, 2006                                                $1,250,000.00
June 30, 2006                                                 $1,250,000.00
September 30, 2006                                            $1,250,000.00
December 31, 2006                                             $1,250,000.00
March 31, 2007                                                $1,250,000.00
Maturity Date                                                 All remaining
                                                              principal outstanding

         provided, however, that the entire amount of Term Loan A Outstandings shall be due and payable in full on the Termination Date.

         2.2      Term Loan B.

                  (a) Funding. Subject to the terms and conditions of this Agreement, each Term Loan B Lender severally agrees to make an advance of its Term Loan B Commitment to the Borrower on the Effective Date, and from the Effective Date to the Term Loan B Maturity Date, Convert and Continue Segments from time to time in accordance with the terms hereof. The principal amount of each Segment of the Term Loan B outstanding hereunder from time to time shall bear interest and the Term Loan B shall be repayable as herein provided. No amount of the Term Loan B repaid or prepaid by the Borrower may be reborrowed hereunder, and no subsequent advance under the Term Loan B Facility shall be allowed after the initial advance of the Term Loan B on the Effective Date. Segments of the Term Loan B may be Base Rate Segments or LIBOR Segments at the Borrower's election, as provided herein.

                  (b) Borrowing. Not later than 11:00 A.M. Charlotte time, on the Effective Date, each Term Loan B Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of its Term Loan B Commitment available by wire transfer to the Administrative Agent. Such wire transfer shall be directed to the Administrative Agent at the Administrative Agent's office and shall be in the form of same day funds in Dollars. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, including without limitation the satisfaction of all applicable conditions in SECTION 7.1, be made available to the Borrower by delivery of the proceeds thereof as shall be directed by the Authorized Officer of the Borrower and reasonably acceptable to the Administrative Agent. The initial Borrowing of the Term Loan B may be a LIBOR Segment, a Base Rate Segment, or both; provided that (i) notwithstanding anything to the contrary in SECTION 5.4 or otherwise, any LIBOR Segment to be a portion of the initial Borrowing of the Term Loan B, and each Conversion to or Continuation of a LIBOR Segment made during the period of fourteen days after the Closing Date, may only be for a period beginning on the date such LIBOR Segment is initially advanced, or on the date any Segment is Continued as or Converted into a LIBOR Segment, and ending on the date that is one week thereafter, and (ii) if the Borrower desires that any portion of the initial Borrowing of the Term Loan B is advanced as a LIBOR Segment, the Administrative Agent shall make such Borrowing as a LIBOR Segment only if, not later than three Business Days prior to the date that is then anticipated to be the Effective Date, the Administrative Agent has received from the Borrower a Notice of Borrowing with respect thereto, together with the Borrower's written acknowledgement in form and substance satisfactory to the Administrative Agent that the provisions of SECTION 5.11 hereof shall apply to any failure by the Borrower to borrow on the date set forth in such Notice of Borrowing any or all of the amounts specified in such Notice of Borrowing.

                  (c) Payment of Principal. The principal amount of the Term Loan B shall be repaid in twenty (20) consecutive quarterly installments on the dates and in the amounts set forth below;

           DATE                                                      AMOUNT
-------------------------                                        -------------
June 30, 2004                                                    $  500,000.00
September 30, 2004                                               $  500,000.00
December 31, 2004                                                $  500,000.00
March 31, 2005                                                   5  500,000.00
June 30, 2005                                                    $  500,000.00
September 30, 2005                                               $  500,000.00
December 31, 2005                                                $  500,000.00
March 31, 2006                                                   $  500,000.00
June 30, 2006                                                    5  500,000.00
September 30, 2006                                               $  500,000.00
December 31, 2006                                                $  500,000.00
March 31, 2007                                                   $  500,000.00
June 30, 2007                                                    $4,000,000.00
September 30, 2007                                               $4,000,000.00
December 31, 2007                                                $4,000,000.00
March 31, 2008                                                   $4,000,000.00
June 30, 2008                                                    $4,500,000.00
September 30, 2008                                               $4,500,000.00
December 31, 2008                                                $4,500,000.00
Term Loan B Maturity Date                                        All remaining
                                                                 principal outstanding

         2.3      Prepayments.

                  (a) Voluntary Prepayments. The Borrower may prepay the Term Loan A and the Term Loan B, but only on a pro rata basis based upon the Pro Rata Percentages, in whole or in part from time to time on any Business Day, without penalty or premium, upon at least three (3) Business Days' telephonic notice from an Authorized Officer (effective upon receipt) to the Administrative Agent prior to 10:30 A.M., which notice shall be irrevocable. The Authorized Officer shall provide the Administrative Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not affect the validity of such telephonic notice. Any prepayment, whether of a Base Rate Segment or a LIBOR Segment, shall be made at a prepayment price equal to (i) the amount of principal to be prepaid, plus (ii) all accrued and unpaid interest on the amount so prepaid, to the date of prepayment, plus any amounts due pursuant to SECTION 3.6(d). All prepayments under this
         SECTION 2.3(a) shall be made in the minimum principal amount of $500,000, or, if greater, an integral multiple of $100,000 in excess thereof (or in the entire remaining principal balance of the Term Loan A and Term Loan B, as applicable), and all such prepayments of principal shall be applied to installments of principal in inverse order of their maturities.

                  All payments of the Term Loan A and the Term Loan B shall be applied first to pay all Base Rate Segments before any LIBOR Segment is paid. The provisions of SECTION 3.6(e) shall apply to each payment or prepayment of a LIBOR Loan made pursuant to this SECTION 2.3(a) on a day other than the last day of the Interest Period applicable thereto.

                  (b) Mandatory Prepayments. In addition to the required payments of principal of the Term Loan A and the Term Loan B set forth in SECTIONS 2.1 (b) and 2.2(c), respectively and any optional payments of principal of the Term Loan A and the Term Loan B effected under
         SECTION 2.3(a) above, the Borrower shall make the following required prepayments of the Term Loan A and Term Loan B, on a pro rata basis in accordance with their respective Pro Rata Percentages times the amount required to be prepaid, as provided below, each such payment to be made to the Administrative Agent for the benefit of the Lenders within the time period and in the amounts specified below:

                           (i) The Borrower will prepay the Term Loan A Facility and the Term Loan B Facility in an amount equal to 100% of the Net Cash Proceeds from any Asset Disposition (less any taxes to the extent such taxes are paid) at the times and in the amounts described in the following sentence, and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate, signed by a Financial Officer in form and substance reasonably satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds. With respect to any Segment maturing during the ninety-day period following such Asset Disposition, the prepayment shall be payable upon maturity of such Segment and shall be in the principal amount of such Segment; provided, however, that in the event that at the end of such ninety day period the aggregate amount of such prepayment (the "Prepaid Amount") is less than 100% of the Net Cash Proceeds from such Asset Disposition (the "Required Amount"), the difference between the Required Amount and the Prepaid Amount shall be immediately due and payable; provided, further, however, that at the election of the Administrative Agent or the Required Term Loan A Lenders and the Required Term Loan B Lenders, upon the occurrence of a Default or Event of Default which has not been cured within the applicable cure period, the entire prepayment amount shall be immediately due and payable without regard to the preceding provisions. Notwithstanding the foregoing, if the aggregate of all Asset

                  Dispositions made during any calendar year do not exceed $500,000, no prepayment shall be required with respect to such Asset Disposition.

                           (ii) The Borrower will prepay the Term Loan A Facility and the Term Loan B Facility in an amount equal to 100% of the Net Cash Proceeds from any Equity Issuance (other than a Qualified IPO) and 100% of the Net Cash Proceeds from any Debt Issuance described in SECTION 11.2(v) at the times and in the amounts described in the following sentence and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate, signed by a Financial Officer in form and substance reasonably satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds. With respect to any Segment maturing during the ninety-day period following such Equity Issuance or Debt Issuance, the prepayment shall be payable upon maturity of such Segment and shall be in the principal amount of such Segment; provided, however, that in the event that at the end of such ninety day period the aggregate amount of such prepayment (the "Prepaid Amount") is less than 100% of the Net Cash Proceeds from such Equity Issuance or Debt Issuance (the "Required Amount"), the difference between the Required Amount and the Prepaid Amount shall be immediately due and payable; provided, further, however, that at the election of the Administrative Agent or the Required Term Loan A Lenders and the Required Term Loan B Lenders, upon the occurrence of a Default or Event of Default which has not been cured within the applicable cure period, the entire prepayment amount shall be immediately due and payable without regard to the preceding provisions. Notwithstanding the foregoing, if the aggregate of all Equity Issuances made during any calendar year do not exceed $500,000, no prepayment shall be required with respect to such Equity Issuances.

                           (iii) Not later than one hundred eighty (180) days (or such longer period as the Required Term Loan A Lenders and the Required Term Loan B Lenders may determine) after its receipt of any proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event (and in any event upon its determination not to repair or replace any property subject to such Casualty Event), the Borrower will prepay the Term Loan A Facility and the Term Loan B Facility in an amount equal to 100% of the Net Cash Proceeds from such Casualty Event (less any amounts theretofore applied to the repair or replacement of property subject to such Casualty Event) and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the calculation of such Net Cash Proceeds; provided, however, (i) nothing in this paragraph shall be deemed to limit or otherwise affect any right of the Administrative Agent herein or in any of the other Credit Documents to receive and hold such proceeds as loss payee and to disburse the same to the Borrower upon the terms hereof or thereof, or any obligation of the Borrower and each of its Subsidiaries herein or in any of the other Credit Documents to remit any such proceeds to the Administrative Agent upon its receipt thereof, and (ii) any and all such proceeds received or held by the Administrative Agent or the Borrower or any of its Subsidiaries during the continuance of an Event of Default (regardless of any proposed or actual use thereof for repair or replacement) shall be applied to prepay the Term Loan A Facility and the Term Loan B Facility.

                           (iv) The Borrower will prepay the Term Loan A Facility and the Term Loan B Facility in an amount equal to 50% of the Net Cash Proceeds from any Qualified IPO at the times and in the amounts described in the following sentence and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate, signed by a Financial Officer in form and substance reasonably satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds. With respect to any Segment maturing during the ninety-day period following such Qualified IPO, the prepayment shall be payable upon maturity of such Segment and shall be in the principal amount of such Segment; provided, however, that in the event that at the end of such ninety day period the aggregate amount of such prepayment (the "Prepaid Amount") is less than 50% of the Net Cash Proceeds from such Qualified IPO (the "Required Amount"), the difference between the Required Amount and the Prepaid Amount shall be immediately due and payable; provided, further, however, that at the election of the Administrative Agent or the Required Term Loan A Lenders and the Required Term Loan B Lenders, upon the occurrence of a Default or Event of Default which has not been cured within the applicable cure period, the entire prepayment amount shall be immediately due and payable without regard to the preceding provisions.

                           (v) Each year the Borrower shall prepay the outstanding principal amount of the Term Loan A Facility and the Term Loan B Facility in an amount equal to 75% of Excess Cash Flow for the preceding fiscal year, at the times and in the amounts described in the following sentence and will deliver to the Administrative Agent, concurrently with the delivery of its Compliance Certificate with respect to such preceding fiscal year, a certificate, signed by a Financial Officer in form and substance reasonably satisfactory to the Administrative Agent, setting forth the calculation of such Excess Cash Flow. With respect to any Segment maturing during the ninety-day period following date of delivery of the calculation of Excess Cash Flow, the prepayment shall be payable upon maturity of such Segment and shall be in the principal amount of such Segment; provided, however, that in the event that at the end of such ninety day period the aggregate amount of such prepayment (the "Prepaid Amount") is less than 75% of Excess Cash Flow (the "Required Amount"), the difference between the Required Amount and the Prepaid Amount shall be immediately due and payable; provided, further, however, that at the election of the Administrative Agent or the Required Term Loan A Lenders and the Required Term Loan B Lenders, upon the occurrence of a Default or Event of Default which has not been cured within the applicable cure period, the entire prepayment amount shall be immediately due and payable without regard to the preceding provisions; provided, further, however, that in the event that the Compliance Certificate referred to in the preceding sentence shall reflect a Leverage Ratio of less than

                  2.00 to 1.00 for such preceding fiscal year, no prepayment from Excess Cash Flow shall be required under this section.

         The Administrative Agent shall give each Lender, within one (1) Business Day, telefacsimile notice of each notice of prepayment received by it and described in CLAUSES (i), (ii), (iii), (iv) AND (v) of this SECTION 2.3(b). All mandatory prepayments made pursuant to this SECTION 2.3(b) shall be applied to installments of principal in inverse order of their maturities (as adjusted to give effect to any prior payments or prepayments of principal). Without limiting the foregoing, in the event that at any time a mandatory prepayment of the Term Loan A Facility and the Term Loan B Facility would otherwise be required under this SECTION 2.3 but each of the Term Loan A and the Term Loan B shall be or has been fully paid prior to the application of all funds otherwise required to be so utilized, such amount not utilized to prepay the Term Loan A Facility and the Term Loan B Facility shall be applied to the prepayment of Revolving Loans and the reduction of the Total Revolving Credit Commitment as provided in SECTION 3.6.

         All payments of the Term Loan A and the Term Loan B shall be applied first to pay all Base Rate Segments before any LIBOR Segment is paid. The provisions of SECTION 3.6(e) shall apply to each payment or prepayment of a LIBOR Loan made pursuant to this SECTION 2.3(b) on a day other than the last day of the Interest Period applicable thereto.

         2.4 Notes. (a) The amount of the Term Loan A made by each Lender shall be evidenced by a Term Loan A Note appropriately completed in substantially the form of EXHIBIT A-1.

         (b) Each Term Loan A Note issued to a Term Loan A Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Effective Date (or, in the case of a Term Loan A Note issued after the Effective Date, dated the effective date of the applicable Assignment and Assumption), (iv) be in a stated principal amount equal to the Term Loan A Outstanding allocable to such Lender, (v) bear interest in accordance with the provisions of SECTION 5.1, as the same may be applicable from time to time to the Term Loan A made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof. The Term Loan A Notes shall be issued in substitution of and replacement of the term loan notes issued in connection with the Second Amended Credit Agreement.

         (c) The amount of the Term Loan B made by each Lender shall be evidenced by a Term Loan B Note appropriately completed in substantially the form of EXHIBIT A-4.

         (d) Each Term Loan B Note issued to a Term Loan B Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Term Loan B Lender, (iii) be dated as of the Effective Date (or, in the case of a Term Loan B Note issued after the Effective Date, dated the effective date of the applicable Assignment and Assumption), (iv) be in a stated principal amount equal to the Term Loan B Outstanding allocable to such Lender, (v) bear interest in accordance with the provisions of SECTION 5.1, as the same may be applicable from time to time to the Term Loan B made by such Term Loan B Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

         (e) Each Lender will record on its internal records the amount and Type of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount and Type of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Assumption relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Notes.

                                   ARTICLE III

                     AMOUNT AND TERMS OF THE REVOLVING LOANS

         3.1 Revolving Credit Commitments. Each Revolving Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make Revolving Loans to the Borrower, from time to time on any Business Day during the period from and including the Effective Date to but not including the Termination Date, in an aggregate principal amount at any time outstanding not greater than the excess, if any, of its Revolving Credit Commitment at such time over its Letter of Credit Exposure at such time, provided that no Borrowing of Revolving Loans shall be made if, immediately after giving effect thereto, the sum of (x) the aggregate principal amount of Revolving Credit Outstandings at such time, (y) the Swing Line Outstandings at such time, and (z) the aggregate Letter of Credit Exposure of all Revolving Lenders at such time would exceed the aggregate Revolving Credit Commitments of all Lenders at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

         3.2 Borrowings. (a) The Revolving Loans shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans, provided that all Revolving Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type.

         (b) In order to make a Borrowing (other than Borrowings involving continuations or Conversions of outstanding Revolving Loans which shall be made pursuant to SECTION 5.4), an Authorized Officer will give the Administrative Agent telephonic notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and on the Business Day of each Borrowing to be comprised of Base Rate Loans, which notice shall be irrevocable. The Authorized Officer shall provide the Administrative Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not affect the validity of such telephonic notice; provided, however, that requests for the Borrowing of any Revolving Loans to be made on the Effective Date may, at the discretion of the Administrative Agent, be given later than the times specified hereinabove. Each such written notice (each, a "Notice of Borrowing") shall be given in the form of EXHIBIT B-1 and each Notice of Borrowing shall specify (1) the aggregate principal amount and initial Type of the Revolving Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (3) the requested date of such Borrowing (the "Borrowing Date"), which shall be a Business Day. Upon its receipt of a

Notice of Borrowing, the Administrative Agent will promptly notify each Revolving Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:

                  (i) the aggregate principal amount of each Borrowing comprised of Base Rate Loans other than a Borrowing (x) solely to repay a then outstanding Swing Line Loan in accordance with SECTION 3.8(d), which may be in the amount of such Swing Line Loan or (y) solely to satisfy any Reimbursement Obligation under SECTION 4.4, which may be in the amount of such Reimbursement Obligation, shall not be less than $500,000 or, if greater, an integral multiple of $100,000 in excess thereof (or, if less, in the amount of the aggregate Unutilized Commitments), and the aggregate principal amount of each Borrowing comprised of LIBOR Loans shall not be less than $1,000,000 or, if greater, an integral multiple of $100,000 in excess thereof;

                  (ii) if the Borrower shall have failed to designate the Type of Revolving Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

                  (iii) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

         (c) Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Revolving Lender will make available to the Administrative Agent at its office referred to in SECTION 14.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds equal to the amount of the Revolving Loan to be made by such Revolving Lender. To the extent the Revolving Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Borrower in accordance with SECTION 3,3(a) and in like funds as received by the Administrative Agent.

         3.3 Disbursements; Funding Reliance; Domicile of Loans. (a) The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

         (b) Each Revolving Lender may, at its option, make and maintain any Revolving Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Revolving Lender in accordance with the terms of this Agreement.

         3.4 Notes. (a) The Revolving Loans made by each Revolving Lender shall be evidenced by a Revolving Note appropriately completed in substantially the form of EXHIBIT A-2. Revolving Notes shall be issued in substitution of and replacement for the Prior Notes.

         (b) Each Revolving Note issued to a Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Revolving Lender, (iii) be dated as of the Effective Date (or, in the case of a Revolving Note issued after the Effective Date, dated the effective date of the applicable Assignment and Assumption), (iv) be in a stated principal amount equal to such Revolving Lender's Revolving Credit Commitment, (v) bear interest in accordance with the provisions of SECTION 5.1, as the same may be applicable from time to time to the Revolving Loans made by such Revolving Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

         (c) Each Revolving Lender will record on its internal records the amount and Type of each Revolving Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Revolving Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount and Type of the Revolving Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Assumption relating to such transfer; provided, however, that the failure of any Revolving Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Revolving Notes.

         (d) The Swing Line Outstandings shall be evidenced by a separate Swing Line Note in the form of EXHIBIT A-3 payable to the order of the Bank of America in the amount of the Swing Line, which Swing Line Note shall be dated the Effective Date and shall be duly completed, executed and delivered by the Borrower. The Swing Line Note shall be issued in substitution of and replacement for the Swing Line Note issued under the Second Amended Credit Agreement.

         3.5 Termination and Reduction of Revolving Credit Commitments. (a) The Revolving Credit Commitments shall be automatically and permanently terminated on the Termination Date.

         (b) At any time and from time to time after the date hereof, upon not less than five (5) Business Days' prior written notice to the Administrative Agent, the Borrower may terminate in whole or reduce in part the aggregate Unutilized Commitments, provided that any such partial reduction shall be in an aggregate amount of not less than $1,000,000 or, if greater, an integral multiple thereof. The amount of any termination or reduction made under this subsection (b) may not thereafter be reinstated.

         (c) Each reduction of the Revolving Credit Commitments pursuant to this SECTION 3.5 shall be applied ratably among the Revolving Lenders according to their respective Revolving Credit Commitments.

         3.6 Mandatory Payments and Prepayments. (a) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the aggregate outstanding principal of the Revolving Loans and the Swing Line Loans shall be due and payable in full on the Maturity Date.

         (b) In the event that, at any time, the sum of (x) the Revolving Credit Outstandings, (y) the aggregate principal amount of all Swing Line Outstandings at such time, and (z) the aggregate Letter of Credit Exposure of all Revolving Lenders at such time shall exceed the aggregate Revolving Credit Commitments of all Revolving Lenders at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Revolving Loans and Swing Line Loans in the amount of such excess; provided that, to the extent such excess amount is greater than the aggregate principal amount of Revolving Loans and Swing Line Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Letter of Credit Exposure, as more particularly described in SECTION 4.8, and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.

         (c) In the event each of the Term Loan A and the Term Loan B has been fully repaid, the Borrower will prepay the outstanding principal amount of the Revolving Credit Loans and the Swing Line Loans in the amounts and under the provisions set forth in SECTION 2.3(b) except that references therein to the Required Term Loan A Lenders or the Required Term Loan B Lenders shall be deemed to mean the Required Revolving Lenders.

         (d) Each prepayment of the Revolving Loans and the Swing Line Loans made pursuant to subsection (c) above shall be applied (i) first, to reduce the outstanding principal amount of the Revolving Loans and the Swing Line Loans, and (ii) second, to the extent of any excess remaining after application as provided in clause (i) above, to pay any outstanding Reimbursement Obligations, and thereafter to cash collateralize Letter of Credit Exposure pursuant to SECTION 4.8, and shall be applied first to prepay all Base Rate Loans before any LIBOR Loans are prepaid. Each payment or prepayment pursuant to the provisions of this Section shall be applied ratably among the Lenders holding the Revolving Loans being prepaid, in proportion to the principal amount held by each.

         (e) Each payment or prepayment of a LIBOR Loan (including any LIBOR Segment) made pursuant to the provisions of this SECTION 3.6 on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under SECTION 5.11 to be paid as a consequence thereof; provided, however, at the request of the Borrower, any amount of any such prepayment of a LIBOR Loan shall be deposited in a separate Prepayment Account (as defined below), provided, further, that the deposit of the amount of such prepayment in a Prepayment Account does not excuse, diminish or discharge the Borrower's obligations to pay in full at the end of the applicable Interest Period or at any other time interest is payable with respect to such LIBOR Loan to be prepaid, all interest payable. The Administrative Agent shall apply any cash deposited in the Prepayment Account to prepay LIBOR Loans on the last day of the applicable Interest Period (or, at the direction of the Borrower, on any earlier date) until all outstanding Revolving Loans have been prepaid or until all the allocable cash on deposit in the Prepayment Account has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph. The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Cash Equivalents that mature prior to the last day of the applicable Interest Period of the LIBOR Loans to be prepaid; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in or would result in any violation of any law, statute, rule or regulation, (ii) such Cash Equivalents shall be subjected to a first priority perfected security interest in favor of the Administrative Agent perfected by control or possession, as applicable under the Uniform Commercial Code and (iii) if an Event of Default shall have occurred and be continuing, the selection of such investments shall be in the sole discretion of the Administrative Agent. The Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay LIBOR Loans on the last day of the applicable Interest Periods is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest or profits earned on such investments, the Prepayment Accounts shall not bear interest. Interest or profits, if any, on the investments in any Prepayment Account shall accumulate in such Prepayment Account. If the maturity of the Loans has been accelerated pursuant to SECTION 12.2, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby pledges and assigns to the Administrative Agent, for its benefit and the benefit of the Lenders, each Prepayment Account established hereunder to secure the Obligations. To the extent the prepayment would or does reduce the outstanding principal amount of the Revolving Loans and the Swing Line Loans, such reduction shall be effective on the date the amount of the prepayment is deposited in the Prepayment Account.

         3.7 Voluntary Prepayments. (a) Upon certain events, from time to time, the Borrower shall have the right to prepay the Revolving Loans and the Swing Line Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon at least three (3) Business Days' telephonic notice from an Authorized Officer (effective upon receipt) to the Administrative Agent prior to 10:30 A.M., which notice shall be irrevocable. The Authorized Officer shall provide the Administrative Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not affect the validity of such telephonic notice, provided that (i) each partial prepayment shall be in an aggregate principal amount of not less than $500,000, or if greater, an integral multiple of $100,000 in excess thereof,
(ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $1,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under SECTION 5.11 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Revolving Loans or Swing Line Loans prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

         (b) Each prepayment of the Revolving Loans or Swing Line Loans made pursuant to subsection (a) above shall be applied ratably among the Lenders holding the Revolving Loans being prepaid and Bank of America, as Lender of the Swing Line, in proportion to the principal amount held by each.

         3.8 Swing Line. (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Loans in an efficient manner and to minimize the transfer of funds between the Administrative Agent and the Revolving Lenders, Bank of America shall make available Swing Line Loans to the Borrower prior to the Maturity Date. Bank of America shall not be obligated to make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of Bank of America the Borrower is not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed the Swing Line Sublimit, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, Revolving Credit Outstandings at such time and the aggregate Letter of Credit Exposure of all Revolving Lenders at such time would exceed the aggregate Revolving Credit Commitments of all Revolving Lenders at such time. The Borrower may, subject to the conditions set forth in the preceding sentence, borrow, repay and reborrow under this SECTION 3.8. Unless notified to the contrary by Bank of America, borrowings under the Swing Line shall be made in the minimum amount of $100,000, or if greater, an integral multiple of $100,000 in excess thereof, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Officer of the Borrower made to Bank of America not later than 12:30 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of EXHIBIT B-1(b), with appropriate insertions. Unless notified to the contrary by Bank of America, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 or the aggregate amount of all Swing Line Outstandings.

         (b) The interest payable on Swing Line Loans is solely for the account of Bank of America. Swing Line Loans shall bear interest solely at the Adjusted Base Rate, or to the extent provided in SECTION 5.1 (b), the Default Rate. All accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in SECTION 5.1 (c) with respect to interest on Base Rate Loans. The principal amount of each Swing Line Loan is payable in full on demand or such other earlier date as provided for herein.

         (c) Upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to have purchased from Bank of America a Participation therein in an amount equal to the percentage of that Lender's Revolving Credit Commitment of such Swing Line Loan. Upon demand made by Bank of America, each Lender shall, according to the percentage of its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to Bank of America its purchase price therefor in an amount equal to its Participation therein. Any advance made by a Revolving Lender pursuant to demand of Bank of America of the purchase price of its Participation shall when made be deemed to be the funding by each Revolving Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Revolving Lender to so provide its purchase price to Bank of America shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Simultaneously with the making of each such payment by a Revolving Lender to Bank of America to fund such Revolving Lender's purchase price of a Participation in such Swing Line Loan, such Revolving Lender shall, automatically and without any further action on the part of Bank of America or such Revolving Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the

Revolving Lender made its payment) in the related rights of Bank of America with respect to obligations of the Borrower as to such Swing Line Loan.

         (d) The Borrower, at its option and subject to the terms hereof, may request a Borrowing pursuant to SECTION 3.2 in an amount sufficient to repay Swing Line Outstandings on any date, and the Administrative Agent shall provide from the proceeds of such Borrowing to Bank of America the amount necessary to repay such Swing Line Outstandings (which Bank of America shall then apply to such repayment) and credit any balance of the Borrowing in immediately available funds in the manner directed by the Borrower pursuant to SECTION 3.2(b). The proceeds of such Borrowings shall be paid to Bank of America for application to the Swing Line Outstandings and the Revolving Lenders shall then be deemed to have made Revolving Loans in the amount of such Borrowings. The Swing Line shall continue in effect until the Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full. In the event any Revolving Lender has funded the purchase price of its Participation in any Swing Line Loan as provided above, then at the time payment (in fully collected, immediately available funds) of any principal amount of, or interest on, such Swing Line Loan, in whole or in part, is received by Bank of America or the Administrative Agent, Bank of America or the Administrative Agent (as applicable) shall promptly pay to such Revolving Lender an appropriate pro rata amount of such payment from the Borrower.

                                   ARTICLE IV

                                LETTERS OF CREDIT

         4.1 Issuance. Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Lender will, in reliance on the agreements of the other Lenders set forth in this ARTICLE IV at any time and from time to time on and after the Effective Date and prior to the earlier of (i) the seventh day prior to the Maturity Date and (ii) the Termination Date, and upon request by the Borrower in accordance with the provisions of SECTION 4.2, issue for the account of the Borrower one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Lender (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Letters of Credit"). The Stated Amount of each Letter of Credit shall not be less than $100,000 unless otherwise agreed to by the Issuing Lender. Notwithstanding the foregoing:

         (a) No Letter of Credit shall be issued the Stated Amount upon issuance of which (i) when added to the aggregate Letter of Credit Exposure of the Lenders at such time, would exceed the Letter of Credit Sublimit or (ii) when added to the sum of (y) the aggregate Letter of Credit Exposure of all Lenders at such time and (z) the aggregate principal amount of all Revolving Credit Outstandings and Swing Line Outstandings, would exceed the Total Revolving Credit Commitment at such time;

         (b) No Letter of Credit shall be issued that by its terms expires later than the seventh day prior to the Maturity Date or, in any event, more than one (1) year after its date of issuance; provided, however, that a Letter of Credit may, if requested by the Borrower, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Maturity Date), unless and until the

Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

         (c) The Issuing Lender shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Effective Date and that the Issuing Lender in good faith deems material to it, or (ii) the Issuing Lender shall have actual knowledge, or shall have received notice from any Lender prior to the issuance of such Letter of Credit that one or more of the conditions specified in SECTIONS 7.1 (if applicable) or
7.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of subsection (a) above, or (iii) the issuance of such Letter of Credit would violate the policies of the Issuing Lender.

         4.2 Notices. Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower will give the Issuing Lender written notice with a copy to the Administrative Agent not later than 11:00 a.m., Charlotte time, three (3) Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) prior to the requested date of issuance thereof. Each such notice (each, a "Letter of Credit Notice") shall be irrevocable, shall be given in the form OF EXHIBIT B-3 and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) the requested Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit. The Borrower will also complete any application procedures and documents required by the Issuing Lender in connection with the issuance of any Letter of Credit. Upon its issuance of any Letter of Credit, the Issuing Lender will promptly notify the Administrative Agent of such issuance, and the Administrative Agent will give prompt notice thereof to each Revolving Lender.

         4.3 Participations. Immediately upon the issuance of any Letter of Credit, each Lender shall be deemed to have purchased from the Issuing Lender a Participation therein in an amount equal such Revolving Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto; provided, however, that the fee relating to Letters of Credit described in SECTION 5.2(c) shall be payable directly to the Issuing Lender as provided therein, and the Revolving Lenders shall have no right to receive any portion thereof. Upon any change in the Revolving Credit Commitments of any of the Revolving Lenders pursuant to SECTION 14.7(a), with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the Participations pursuant to this SECTION 4.3 to reflect the new pro rata shares of the assigning Lender and the Assignee.

         4.4 Reimbursement. The Borrower hereby agrees to reimburse the Issuing Lender by making payment to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, for any payment made by the Issuing Lender under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event within one (1) Business Day after its receipt of notice of, such payment (provided that any such Reimbursement Obligation shall be deemed timely satisfied (but nevertheless subject to the payment of interest thereon as provided hereinbelow) if satisfied pursuant to a Borrowing of Revolving Loans or a Swing Line Loan made on or prior to the next Business Day following the date of the Borrower's receipt of notice of such payment), together with interest on the amount so paid by the Issuing Lender, to the extent not reimbursed prior to 1:00 p.m., Charlotte time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, at the Adjusted Base Rate applicable to Loans as in effect from time to time during such period such interest also to be payable on demand. The Issuing Lender will provide the Administrative Agent and the Borrower with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower's obligations under this Section or any other provision of this Agreement. The Administrative Agent will promptly pay to the Issuing Lender any such amounts received by it under this Section.

         4.5 Payment by Revolving Loans. In the event that the Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Lender pursuant to SECTION 4.4, and to the extent that any amounts then held in the Cash Collateral Account established pursuant to SECTION 4.8 shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Lender will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Lender of such failure. If the Administrative Agent gives such notice prior to 11:00 a.m., Charlotte time, on any Business Day, each Revolving Lender will make available to the Administrative Agent, for the account of the Issuing Lender, its pro rata share (based on its Applicable Commitment Percentage of the Total Revolving Credit Commitment) of the amount of such payment on such Business Day in immediately available funds. If the Administrative Agent gives such notice after 11:00 a.m., Charlotte time, on any Business Day, each such Revolving Lender shall make its pro rata share of such amount available to the Administrative Agent on the next succeeding Business Day. If and to the extent any Revolving Lender shall not have so made its pro rata share of the amount of such payment available to the Administrative Agent, such Revolving Lender agrees to pay to the Administrative Agent, for the account of the Issuing Lender, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Administrative Agent. The failure of any Revolving Lender to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Revolving Lender's pro rata share of any such payment. Each such payment by a Revolving Lender under this Section of its pro rata share of an amount paid by the Issuing Lender shall constitute (x) if the conditions to making and obtaining Revolving

Loans shall then be satisfied, a Revolving Loan by such Revolving Lender (the Borrower being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the aggregate Unutilized Commitments immediately prior to giving effect to the application of the proceeds of such Revolving Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time, and (y) in all other circumstances, the funding by each Revolving Lender of the purchase price of its Participation in such Reimbursement Obligation. The obligation of each Revolving Lender to so provide its purchase price to the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Simultaneously with the making of each such payment by a Lender to the Issuing Lender to fund such Revolving Lender's purchase price of a Participation in such Letter of Credit, such Revolving Lender shall, automatically and without any further action on the part of the Issuing Lender or such Revolving Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Revolving Lender made its payment) in the related rights of the Issuing Lender with respect to obligations of the Borrower as to such Reimbursement Obligation.

         4.6 Payment to Lenders. Whenever the Issuing Lender receives a payment in respect of a Reimbursement Obligation as to which the Administrative Agent has received, for the account of the Issuing Lender, any payments from the Revolving Lenders pursuant to SECTION 4.5, the Issuing Lender will promptly pay to the Administrative Agent, and the Administrative Agent will promptly pay to each Revolving Lender that has paid its pro rata share thereof, in immediately available funds, an amount equal to such Revolving Lender's ratable share (based on the proportionate amount funded by such Revolving Lender to the aggregate amount funded by all Lenders) of such Reimbursement Obligation.

         4.7 Obligations Absolute. The Reimbursement Obligations of the Borrower, and the obligations of the Lenders under SECTION 4.5 to make payments to the Administrative Agent, for the account of the Issuing Lender, with respect to Letters of Credit shall be irrevocable, shall remain in effect until the Issuing Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Lender, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including without limitation, any of the following circumstances:

         (a) Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit;

         (b) Any change in the time, manner or place of payment of, or in any other term of all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto in each case whether or not the Borrower has notice or knowledge thereof;

         (c) The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of

Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Revolving Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

         (d) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that such draft, certificate or other document appears on its face to comply with the terms of such Letter of Credit), any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

         (e) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

         (f) The exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

         (g)      The occurrence of any Default or Event of Default; or

         (h) Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each Revolving Lender and shall not create or result in any liability of the Issuing Lender to the Borrower or any Revolving Lender. It is expressly understood and agreed that for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender's gross negligence or willful misconduct, (i) the Issuing Lender's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long, as such document appears on its face to comply with the terns of such Letter of Credit) and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Lender.

         4.8      Cash Collateral Account. At any time and from time to time,
(i) after the occurrence and during the continuance of an Event of Default, the Administrative Agent, at the direction or with the consent of the Required Revolving Lenders, may require the Borrower to deliver to the Administrative Agent such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a prepayment under SECTION 3.6(b), or to the extent any amount of a required prepayment under SECTION 3.6(c), 3.6(d) or 3.6(e) remains after prepayment of all outstanding Revolving Loans and Reimbursement Obligations, the Administrative Agent will retain such amount as may then be required to be retained, such amounts in each case under clauses (i) and (ii) above to be held by the Administrative Agent in a cash collateral account (the "Cash Collateral Account"). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Revolving Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Exposure, and for application to the Borrower's Reimbursement Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to the Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lender therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lender for all of its Obligations thereunder shall be held by the Administrative Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Administrative Agent may direct. If the Borrower is required to provide cash collateral pursuant to SECTION 3.6(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower on demand, provided that after giving effect to such return (i) the sum of (y) the aggregate principal amount of all Revolving Credit Outstandings at such time and (z) the aggregate Letter of Credit Exposure of all Revolving Lenders at such time would not exceed the Total Revolving Credit Commitment at such time and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If the Borrower is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied, as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

         4.9 Effectiveness. Notwithstanding any termination of the Revolving Credit Commitments or repayment of the Loans or both, the obligations of the Borrower under this Article shall remain in full force and effect until the Issuing Lender and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

                                    ARTICLE V

                         INTEREST, FEES, USE OF PROCEEDS

         5.1 Interest. (a) The Borrower will pay interest in respect of the unpaid principal amount of each Segment of the Term Loan A and the Term Loan B, each Swing Line Loan and each Revolving Loan, commencing on the first date of such Segment, Swing Line Loan or Revolving Loan until such Segment, Swing Line Loan or Revolving Loan, as the case may be, shall be repaid, (i) at the Adjusted Base Rate, as in effect from time to time during such periods as such Segment of the Term Loan A, Term Loan B Swing Line Loan or Revolving Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Segment of the Term Loan A or Term Loan B or Revolving Loan is a LIBOR Loan.

         (b) Upon the occurrence and during the continuance of an Event of Default as the result of failure by the Borrower to pay any principal of or interest on any Term Loan A, any Term Loan B, any Revolving Loan, any Swing Line Loan, any fees or other amount hereunder when due (whether at maturity, pursuant to acceleration or otherwise), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Term Loan A, Term Loan B, Revolving Loans and Swing Line Loans and, to the greatest extent permitted by law, all interest accrued on the Term Loan A, Term Loan B, Revolving Loans and Swing Line Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Term Loan A, Term Loan B, Revolving Loans or Swing Line Loans (whether the Adjusted Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of fees and other amounts, at the Adjusted Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

         (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

                  (i) in respect of each Base Rate Loan (including any Base Rate Loan or Segment thereof paid or prepaid pursuant to the provisions of SECTIONS 2.1, 2.2, 2.3 AND 3.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Effective Date; provided, that in the event the Loans are repaid or prepaid in full and the Revolving Credit Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

                  (ii) in respect of each LIBOR Loan (including any LIBOR Loan or Segment thereof paid or prepaid pursuant to the provisions of SECTIONS 2.1, 2.2, 2.3 AND 3.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in SECTION 5.3) and
         (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months, on the date three months after the first day of such Interest Period; provided, that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

                  (iii) in respect of the Term Loan A, Term Loan B, the Revolving Loans or the Swing Line Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

         (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such, interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

         (e) The Administrative Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Administrative Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

         5.2      Fees. The Borrower agrees to pay:

         (a) To the Administrative Agent, for the account of each Revolving Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from the date of this Agreement to the Termination Date, at a per annum rate of 0.375%, if the Leverage Ratio is less than or equal to 2.0 to 1.0, at a per annum rate of 0.50% if the Leverage Ratio is greater than 2.0 to 1.0 on such Lender's ratable share (based on the proportion that its Revolving Credit Commitment bears to the Total Revolving Credit Commitment) of the average daily aggregate Unutilized Commitments (provided, however, that for purposes of the calculation of the fee payable under this SECTION 5.2(a) only, Swing Line Outstandings shall constitute part of the Unutilized Commitments and provided further, however, that notwithstanding the foregoing or anything else to the contrary herein, until the Adjustment Date relating to the Borrower's September 30, 2004 Compliance Certificate, the fees payable under this SECTION 5.2(a) shall be calculated as if the Leverage Ratio were greater than 2.0 to 1.0 notwithstanding the actual Leverage Ratio), such fees to be payable in arrears
(i) on the last Business Day of each calendar quarter, beginning with the Effective Date, and (ii) on the Termination Date;

         (b) To the Administrative Agent, for the account of each Revolving Lender, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Margin Percentage in effect from time to time during such quarter for Loans that are maintained as LIBOR Loans, on such Lender's ratable share (based on the proportion that its Revolving Credit Commitment bears to the Total Revolving Credit Commitment) of the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Effective Date, and (ii) on the later of the Termination Date and the date of termination of the last outstanding Letter of Credit;

         (c) To the Issuing Lender, with respect to each Letter of Credit a facing fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate of 0.25% on the daily average aggregate Stated Amount of such Letters of Credit payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Effective Date, and (ii) on the later of the Termination Date and the date of termination of the last outstanding Letter of Credit;

         (d) To the Issuing Lender, for its own account, such commissions, insurance fees, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily charged from time to time by the Issuing Lender for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by the Issuing Lender, but without duplication of amounts payable under subsection (c) above; and

         (e) To the Administrative Agent, for its own account, the annual administrative fee described in the Fee Letter, on the terms, in the amount and at the times set forth therein.

         5.3 Interest Periods. Concurrently with the giving of a Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided, however, that:

                  (i) with respect to Revolving Loans, all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                  (iii) LIBOR Loans may not be outstanding under more than eight (8) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

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

                  (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Merest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

                  (v) no Interest Period may be selected that would end after a scheduled date for repayment of principal of the Loans occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the aggregate principal amount of Loans subject to such repayment that are Base Rate Loans or that have Interest Periods expiring on or before such principal repayment date equals or exceeds the principal amount required to be paid on such principal repayment date;

                  (vi) the Borrower may not select any Interest Period that begins prior to the third Business Day after the Effective Date or that expires after the Maturity Date; and

                  (vii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month.

         5.4 Conversions and Continuations. (a) The Borrower shall have the right, on any Business Day occurring on or after the Effective Date, to elect
(i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Loans, or to convert all or any portion of LIBOR Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) upon the expiration of any Interest Period, to continue all or a portion of the outstanding principal amount of any LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period, provided that (x) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $500,000 or, if greater, an integral multiple of $100,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $1,000,000 or to any greater amount not an integral multiple of $ 1,000,000 in excess thereof, (y) except as otherwise provided in SECTION 5.9(d), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under SECTION 5.10 to be paid as a consequence thereof), and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

         (b) The Borrower shall make each such election by giving the Administrative Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of LIBOR Loans and on the same Business Day for any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of EXHIBIT B-2 and shall specify (w) the Term Loan A Segment, the Term

Loan B Segment or Revolving Loans subject to such election, (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event the Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

         5.5 Method of Payments; Computations. (a) All payments by the Borrower hereunder shall be made without setoff, counterclaim, recoupment or other defense in Dollars and in immediately available funds to the Administrative Agent for the account of the Lenders or other parties entitled to such payment (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Lender, the Administrative Agent or the Lenders) at its office referred to in SECTION 14.5, prior to 12:00 noon, Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day 1 except that in the case of LIBOR Loans to which the applicable provisions of clause (iv) in SECTION 5.3 are applicable, such due date shall be the next preceding Business Day) and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

         (b) The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds as soon as practicable after collected). If the Administrative Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender. The Administrative Agent will distribute to the Issuing Lender like amounts relating to payments made to the Administrative Agent for the account of the Issuing Lender in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

         (c) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of 360 days and the actual number of days (including the first day, but excluding the last day) elapsed, except that calculation of the prime rate referred to in the definition of "Base Rate" herein shall be made on the basis of a year of 365/366 days and the actual number of days (including the first day, but excluding the last day) elapsed.

         5.6 Recovery of Payments. (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Administrative Agent, any Lender or the Issuing Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, or the recipient of any such payment elects to repay the same in good faith settlement of any pending or threatened avoidance claim, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

         (b) If any amounts distributed by the Administrative Agent to any Lender are subsequently returned or repaid by the Administrative Agent to the Borrower or its representative or successor in interest whether by court order or by settlement approved by the Lender in question such Lender will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from the Borrower or its representative or successor in interest, the Administrative Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

         5.7 Use of Proceeds. The proceeds of the Term Loan A and the Revolving Loans shall be used for working capital and general corporate purposes and in accordance with the terms and provisions of this Agreement (including to finance Permitted Acquisitions in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions set forth in
SECTION 11.5). The proceeds of the Term Loan B shall be used (i) first, to pay or reimburse reasonable transaction fees and expenses in connection with the closing of the transaction contemplated hereby, and (ii) thereafter, for the Dividend Payment.

         5.8 Pro Rata Treatment. (a) All fundings, continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their respective Term Loan A Commitment, Term Loan B Commitment and Revolving Credit Commitments (in the case of the initial funding of Loans pursuant to SECTIONS 2.1, 2.2, 3.2 AND 7.1) or on the basis of their respective outstanding Loans (in the case of continuations and conversions of Loans pursuant to SECTION 5.4, and additionally in all cases in the event the Term Loan A Commitments, Term Loan B Commitments and Revolving Credit Commitments have expired or have been terminated), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

         (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to SECTION 14.7) applicable to the payment of any of the Obligations (other than any Hedge Agreement) that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations (other than any Hedge Agreement) due and payable to such Lender at such time to (ii) the aggregate amount of such Obligations (other than any Hedge Agreement) due and payable to all Lenders at such time) of payments on account of such Obligations (other than any Hedge Agreement) then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations (other than any Hedge Agreement) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

         5.9 Increased Costs; Change in Circumstances; Illegality: etc. (a) If, at any time after the date hereof and from time to time, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than any change in the rate or basis of tae on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (but excluding any reserves to the extent actually included within the Reserve Requirement in the calculation of the LIBOR Rate) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loans or issuing or participating in Letters of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (including in respect of Letters of Credit), the Borrower will, promptly upon demand therefor by such Lender, pay to such Lender such additional amounts as-shall compensate such Lender for such increase in costs or reduction in return.

         (b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law) relating thereto, has or would have the effect as a consequence of such Lender's Term Loan A Commitment, Term Loan B Commitment, Revolving Credit Commitment, Loans or issuance of or Participations in Letters of Credit hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), the Borrower will, promptly upon demand therefor by such Lender therefor pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

         (c) If, on or prior to the: first day of any Interest Period, (y) the Administrative Agent shall have reasonably determined that adequate and reasonable means does not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Administrative Agent shall have received written notice from the Required Lenders of their reasonable determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrower and the Lenders. Upon such notice (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to, make, to convert Base Rate Loans into, or to continue. LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if malting such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall promptly notify the Borrower and the Lenders of the same.

         (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice), be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any

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

Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until the circumstances giving rise to such suspension no longer exist and shall promptly notify the Administrative Agent of the same, and the Administrative Agent shall in turn notify the Borrower.

         (e) Determinations by the Administrative Agent or any Lender for purposes of this SECTION 5.9 of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. No failure by the Administrative Agent or any Lender at any time to demand payment of any amounts payable under, this SECTION 5.9 shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this SECTION 5.9 shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

         5.10 Taxes, (a) Any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on the Administrative Agent or any Lender by the United States or by the jurisdiction under the laws of which the Administrative Agent or such Lender or the Borrower or Subsidiary Guarantor, as the case may be, is organized or does business or in which its principal office or (in the case of a Lender) its applicable Lending Office is located, or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Administrative Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required' deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to the Administrative Agent or such Lender, as the case may be, evidence of such payment.

         (b) The Borrower will indemnify the Administrative Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Administrative Agent or such Lender, as the case may be, makes written demand therefor.

         (c) Each of the Administrative Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or

(ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection
(a) above), the Administrative Agent or such Lender, as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this Section with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay to the Administrative Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Administrative Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Administrative Agent or any Lender of the amount of any such, recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

         (d) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

         (e) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

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

         If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this SECTION 5.10, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all Obligations and the resignation of the Administrative Agent.

         5.11 Compensation. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment, assignment, termination or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this SECTION 5.11, each Lender shall be deemed to have funded each LIBOR Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan was in fact so funded.

         5.12 Deficiency Advances; Failure to Purchase Participations, No Lender shall be responsible for any default of any other Lender in respect of such other Lender's obligation to make its portion of the Term Loan A, Term Loan B or any Revolving Loan hereunder or to fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment, Term Loan A Commitment, Term Loan B Commitment or Letter of Credit Exposure of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing or the provisions of SECTION 5.13, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Administrative Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance (together with interest thereon as provided in clause (ii)) shall be paid by such Lender and (ii) upon payment to the Administrative Agent from such other

Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Administrative Agent by a Borrower on each Loan comprising the deficiency advance at the Federal Funds Rate, then such payment shall be credited against the applicable Note of the Administrative Agent in full payment of such deficiency advance and such Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon. In the event any Lender shall fail to fund its purchase of a Participation after notice from the Issuing Lender or Bank of America as the Swing Line lender, as applicable, such Lender shall pay to the Issuing Lender or Bank of America as the Swing Line lender, as applicable, such amount on demand, together with interest at the Federal Funds Rate on the amount so due from the date of such notice to the date such purchase price is received by the Issuing Lender or Bank of America as the Swing Line lender, as applicable.

         5.13 Intraday Funding, (a) Unless the Borrower or any Revolving Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Revolving Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Revolving Lender, as the case may be, has timely made such payment and may (hut shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Revolving Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Revolving Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Revolving Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Revolving Lender failed to make such payment, such Revolving Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Revolving Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Until the Administrative Agent shall recover such corresponding amount together with interest thereon, such corresponding amount shall constitute a deficiency advance within the meaning of
         SECTION 5.12. Nothing herein shall be deemed to relieve any Revolving Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Administrative

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         Agent or the Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.

         A notice of the Administrative Agent to the Borrower or any Revolving Lender with respect to any amount owing under this SUBSECTION (a) shall be conclusive, absent manifest error.

         (b) Unless the Administrative Agent has received, prior to 1:00 p.m., Charlotte time, on the relevant Borrowing Date, written notice from a Revolving Lender that such Revolving Lender will not make available to the Administrative Agent such Revolving Lender's ratable portion of the relevant Borrowing, the Administrative Agent may assume that such Revolving Lender has made such portion available to the Administrative Agent in immediately available funds on such Borrowing Date in accordance with the applicable provisions of
SECTION 3.2, and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on such Borrowing Date. If and, to the extent that such Revolving Lender shall not have made such portion available to the Administrative Agent and the Administrative Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, (i) in the case of such Revolving Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to the Type of Revolving Loans comprising such Borrowing, as determined under the provisions of SECTION 5.1. If such "Revolving Lender shall repay to the Administrative Agent such corresponding amount such amount shall constitute such Lender's Revolving Loan as part of such Borrowing for purposes of this Agreement. The failure of any Revolving Lender to make any Revolving Loan required to be made by it as part of any Borrowing shall not relieve any other Revolving Lender of its obligation, if any, hereunder to make its Revolving Loan as part of such Borrowing, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make the Revolving Loan to be made by such other Revolving Lender as part of any Borrowing.

                                   ARTICLE VI

                                    SECURITY

         6.1 Security. As security for the full and timely payment and performance of all Obligations, the Borrower shall, and shall cause all its Subsidiaries to, on or before the Effective Date, do or cause to be done all things necessary in the opinion of the Administrative Agent and its counsel to grant to the Administrative Agent or continue, in the case of a Lien in existence on the Effective Date, for the benefit of the Administrative Agent and the Lenders a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction transfer. Without limiting the foregoing, the Borrower, on behalf of itself and each Subsidiary having rights in any Subsidiary Securities, acknowledges that the Borrower and each such Subsidiary (other than Excluded Subsidiaries) has delivered to the Administrative Agent, (A) a Security Agreement which pledged to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, all of the Subsidiary Securities of each Subsidiary, (B) if such Subsidiary Securities were in the form of certificated securities, such certificated securities, together with undated stock powers or other appropriate transfer documents endorsed in blank

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

pertaining thereto, (C) if such Subsidiary Securities did not constitute securities and the Subsidiary has not elected to have such interests treated as securities under Article 8 of the Uniform Commercial Code, a control agreement from the registrar of such Subsidiary Securities and (D) Uniform Commercial Code financing statements reflecting the Lien in favor of the Administrative Agent on such Subsidiary Securities, each in form and substance acceptable to the Administrative Agent, and shall take such further action and deliver or cause to be delivered such further documents as required by the Security Documents or otherwise as the Administrative Agent may request to effect the transactions contemplated by this ARTICLE VI. The Borrower shall, and shall cause each Subsidiary, to pledge to the Administrative Agent for the benefit of the Administrative Agent and the Lenders (and as appropriate to reaffirm its prior pledge of) all of the Pledged Interests of any Subsidiary acquired or created after the Effective Date and to deliver to the Administrative Agent all of the documents and instruments in connection therewith as are required pursuant to the terms of SECTION 9,10 and of the Security Documents.

         6.2 Further Assurances. At the request of the Administrative Agent, the Borrower will or will cause all its Subsidiaries, as the case may be, to execute, by its duly authorized officers, alone or with the Administrative Agent, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Administrative Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Administrative Agent contemplated hereby and by the other Credit Documents and specifically including all Collateral acquired by the Borrower or its Subsidiaries after the Effective Date. The Administrative Agent is hereby irrevocably authorized to execute and file or cause to be filed, without the signature of the Borrower or any Subsidiary appearing thereon, all Uniform Commercial Code financing statements reflecting the Borrower or any Subsidiary as "debtor" and the Administrative Agent as "secured party", and continuations thereof and amendments thereto, as the Administrative Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Credit Documents. The Lien granted by the Security Agreement shall include all such amounts advanced by the Administrative Agent in its reasonable discretion to protect the Collateral.

          6.3 Information Regarding Collateral. The Borrower represents, warrants and covenants that (i) the chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Document (each, a "Grantor") at the Effective Date is located at the address or addresses specified on SCHEDULE 6.3, and (ii) SCHEDULE 6.3 contains a true and complete list of (a) the exact legal name, jurisdiction of formation, and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since January 1, 1999 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), (b) the exact legal name, jurisdiction of formation, and each location of the chief executive office of each Grantor at any time since January 1, 1999, (c) each location in which goods constituting Collateral are located or have been located since January 1, 1999 (together with the name of each owner of the property located at such address if not the applicable Grantor, and a summary description of the relationship between the applicable Grantor and such Person), and (d) each trade name,

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

trademark or other trade style used by any Grantor since January 1, 1999 and the purposes for which it was used. Borrower shall not change, and shall not permit any other Grantor to change, its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office or any location specified in clause (c) of the immediately preceding sentence, or use or permit any other Grantor to use, any additional trade name, trademark or other trade style, except upon giving not less than thirty (30) days' prior written notice to the Administrative Agent and taking or causing to be taken all such action at Borrower's or such other Grantor's expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection of the Lien of the Administrative Agent in Collateral.

                                   ARTICLE VII

                             CONDITIONS OF BORROWING

         7.1 Conditions to Effectiveness. This Agreement shall become effective as of the Effective Date upon the execution and delivery of a counterpart signature page hereof by each of the parties hereto and receipt by the Administrative Agent and the Borrower of each such executed signature page, and satisfaction or effective waiver of each of the conditions precedent set forth below. The obligation of each Lender to continue the Revolving Loans and the Term Loan A and of each Term Loan B Lender to make the Term Loan B, as applicable, at or after the Effective Date in accordance with the terms herein, the obligation of the Issuing Lender to issue Letters of Credit hereunder and the obligation of Bank of America to make any Swing Line Loan, is subject to the satisfaction of the following conditions precedent:

         (a) The Administrative Agent shall have received the following, each dated as of the Effective Date and, except for the Notes and any certificates or instruments required to be delivered under the Security Agreement, in sufficient copies for each Lender:

                  (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent and each of the Lenders;

                  (ii) a Term Loan A Note for each Term Loan A Lender, dated as of the Effective Date, in the amount of such Term Loan A Lender's pro rata share of the Term Loan A Outstandings as of the Effective Date, each duly completed in accordance with the relevant provisions of
         SECTION 2.4 and executed by the Borrower;

                  (iii) a Revolving Note for each Lender, dated as of the Effective Date, in the amount of such Lender's Revolving Credit Commitment, each duly completed in accordance with the relevant provisions of SECTION 3.4 and executed by the Borrower;

                  (iv) the Swing Line Note for Bank of America, dated as of the Effective Date, in the amount of the Swing Line, duly completed in accordance with the relevant provisions of SECTION 3.4(d) and executed by the Borrower;

                  (v) a Term Loan B Note for each Term Loan B Lender, dated as of the Effective Date, in the amount of such Lender's Term Loan B Commitment, each duly

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

         completed in accordance with the relevant provisions of SECTION 2.4 and executed by the Borrower;

                  (vi) a reaffirmation of the Subsidiary Guaranty, duly completed and executed by each Subsidiary Guarantor of the Borrower;

                  (vii) amendments or modifications to the existing Mortgages, in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Effective Date and duly executed by the Borrower, a Subsidiary Guarantor and the trustee thereunder, as applicable, together in each case with the Mortgaged Property Support Documents and any additional title policy endorsements required by the Administrative Agent in its reasonable discretion;

                  (viii) the favorable opinion of Shumaker, Loop & Kendrick, LLP, counsel to the Borrower and the Guarantors, in substantially the form of EXHIBIT G, addressed to the Administrative Agent and the Lenders and addressing such matters as the Administrative Agent or any Lender may reasonably request;

                  (ix) such amendments to existing UCC financing statements or initial UCC financing statements as the Administrative Agent may deem necessary to create and/or maintain its perfected security interest in the Collateral;

                  (x) all fees and expenses (including fees and expenses of counsel) of the Administrative Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the date hereof, including but not limited to all fees due and payable to Bank of America, N.A., as Administrative Agent, pursuant to the letter agreement dated as of March 15, 2004, relating to the Restatement, and all fees due and payable to Wachovia Capital Markets, LLC, as co-lead arranger for the Term Loan B Facility, pursuant to the letter agreement dated as March 6, 2004;

                  (xi) the Draft 2003 Audit, the Two-Month Stub, the Pro Forma Balance Sheet and the Projections, all as defined and described in SECTIONS 8.11 (a), (b) and (c), all of which shall be in form and substance satisfactory to the Administrative Agent;

                  (xii) evidence in form and substance reasonably satisfactory to the Administrative Agent that all of the requirements of SECTION 9.6 and those provisions of the Security Agreement and the Mortgages relating to the maintenance of insurance have been satisfied, including receipt of certificates of insurance evidencing the insurance coverages described on SCHEDULE 8.17 and all other or additional coverages required under the Security Agreement and naming the Administrative Agent as loss payee or additional insured, as its interests may appear;

                  (xiii) a certificate, in substantially the form of EXHIBIT H hereto, designating any and all Excluded Subsidiaries;

                  (xiv) payment of the scheduled March 31, 2004 principal payment of $1,250,000, due with respect to the Term Loan A;

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

                  (xv) an initial Notice of Borrowing with respect to the Term Loan B; and

                  (xvi) such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

         (b) The Administrative Agent shall have received a certificate, signed by the president, the Chief Executive Officer or the Chief Financial Officer, in form and substance satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are true and correct as of the Effective Date, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the Loans hereunder and the, application of the proceeds thereof, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the Loans hereunder and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the Loans hereunder and the application of the proceeds thereof, no Material Adverse Change has occurred since December 31, 2000, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and
(iv) all conditions to the continual extensions of credit hereunder set forth in this SECTION 7.1 and in SECTION 7.2 have been satisfied as required hereunder.

         (c) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of each of the Borrower and its Subsidiaries (including all Excluded Subsidiaries), in form and substance satisfactory the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation or articles or certificate of organization and all amendments thereto of the Borrower or such Subsidiary, as the case may be certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws, operating agreement, partnership agreement or other comparable document of the Borrower or such Subsidiary, as the case may be, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors, managers, general partners or other comparable governing body of the Borrower or such Subsidiary, as the case may be, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Borrower or such Subsidiary, as the case may be, executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above,

         (d) The Administrative Agent shall have received (i) a certificate as of a recent date of the good standing of each of the Borrower and its Subsidiaries (including al! Excluded Subsidiaries) under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, (ii) a certificate as of a recent date of the qualification of each of the Borrower and its Subsidiaries (including all Excluded

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

Subsidiaries) to conduct business as a foreign corporation in each jurisdiction where it is so qualified as of the Effective Date, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, and (iii) to the extent generally provided, a tax clearance, tax good standing or similar certificate or letter as to each of the Borrower and its Subsidiaries, from the Department of Revenue (or comparable Governmental Authority) in each applicable jurisdiction under (i) and (ii) above.

         (e) All legal matters, documentation, and corporate or other proceedings incident to the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Agent; all approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby shall have been obtained, without the imposition of conditions that are not acceptable to the Administrative Agent, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or that, in the opinion of the Administrative Agent could reasonably be expected to have a Material Adverse Effect.

         (f) Since December 31, 2000, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

         7.2 Conditions of All Borrowings. The obligation of each Lender to make or continue any Loans hereunder, fund the Term Loan B and make subsequent Revolving Loans, the obligation of Bank of America to make any Swing Line Loan and the obligation of the Issuing Lender to issue any Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

         (a) The Administrative Agent shall have received a Notice of Borrowing in accordance with SECTION 3.2(b), or (together with Bank of America)
SECTION 3.8(a), or (together with the Issuing Lender) a Letter of Credit Notice in accordance with SECTION 4.2, as applicable;

         (b) Each of the representations and warranties (taking into account any materiality standards set forth therein) contained in ARTICLE VIII and in the other Credit Documents shall be true and correct on and as of such Borrowing Date (including the Effective Date, in the case of the funding of the Term Loan A and any Borrowing made hereunder), date of such Swing Line Loan or date of issuance with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans or Swing Line Loans to be made or Letter of Credit to be issued on such date (except to the extent any such representation or

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
warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date);

         (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans or Swing Line Loans to be made or Letter of Credit to be issued on such date;

         Each giving of a Notice of Borrowing or a Letter of Credit Notice, and the consummation of each Borrowing, advance of a Swing Line Loan or issuance of a Letter of Credit, shall be deemed to constitute a representation by the Borrower that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

         8.1 Corporate Organization and Power. Each of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the full corporate, limited liability company or limited partnership power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted and (iii) is duly qualified to do business as a foreign corporation, limited liability company or limited partnership and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate be reasonably likely to have a Material Adverse Effect.

         8.2 Authorization: Enforceability. Each of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) has taken, or on the Effective Date will have taken all necessary corporate action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has or on the Effective Date (or any later date of execution and delivery) will have validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute the legal, valid and binding obligation of each of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing.

         8.3 No Violation. The execution, delivery and performance by each of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) of this Agreement and each of the other

Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iii) result in a Limitation on any Licenses applicable to the business, operations or properties of the Borrower or any of its Subsidiaries (including all Excluded Subsidiaries) or adversely affect the ability of the Borrower or any of its Subsidiaries (including all Excluded Subsidiaries) to participate in any Third Party Payor Arrangement, or (iv) except for the Liens granted in favor of the Administrative Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary (including all Excluded Subsidiaries), to make loans or advances to the Borrower or any other Subsidiary (including all Excluded Subsidiaries), or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

         8.4 Governmental and Third-Party Authorization; Permits. (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) filings of Uniform Commercial Code financing statements and other instruments and actions necessary to perfect the Liens created by the Security Documents, (ii) consents, authorizations and filings that have been (or on or prior to the Effective Date will have been) made or obtained and that are (or on the Effective Date will be) in full force and effect, which consents, authorizations and filings are listed on SCHEDULE 8.4, and (iii) consents and filings the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) Each of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) and each Managed Practice (i) has, and is in good standing with respect to, all approvals, permits and other Licenses and (to the extent applicable) all Reimbursement Approvals necessary to conduct its business as presently conducted and to own or lease and operate its properties, (ii) has obtained and maintains accreditation from all generally recognized accrediting agencies for the Borrower and its Subsidiaries to the extent prudent and customary in the industry in which the Borrower, any of its Subsidiaries or any Managed Practice is engaged or to the extent required for rehabilitation entities or skilled nursing facilities, and (iii) if required, has obtained and maintains Medicaid Certification and Medicare Certification, (iv) if required, has entered into and maintains in good standing its Medicare Provider Agreement and its Medicaid Provider Agreement, except, in each case referred to in clauses
(i) through (iv), for those instances the failure to obtain or enter into which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no pending or, to the knowledge of the

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Borrower, threatened Limitation of any such approval, permit or other License or
Reimbursement Approval of the Borrower or any Subsidiary (including all Excluded Subsidiaries) or any Managed Practice, except for such Limitations as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

         (c) Each professional employee, officer and director of the Borrower, the Borrower's Subsidiaries (including all Excluded Subsidiaries), and any Managed Practices providing professional services to patients of the Borrower or any such Subsidiary is duly Licensed (where License is required) by each state or state agency or commission, or any other Governmental Authority having jurisdiction over the provisions of such services by such employee, officer or director, in which the Borrower or its Subsidiaries (including all Excluded Subsidiaries) is located, required to enable such employee, officer or director to provide the professional services necessary to enable the Borrower or such Subsidiary to operate as currently operated and as presently contemplated to be operated and in connection with each such employee related to the duties performed by such employee. All such required Licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited except where such limitation would not be reasonably expected to result in a Material Adverse Effect. Each physician retained or otherwise engaged as an independent contractor by the Borrower or its Subsidiaries (including all Excluded Subsidiaries) possesses a valid narcotics number issued by the United States Drug Enforcement Administration and a valid state narcotics registration.

         8.5 Litigation. Except as set forth on SCHEDULE 8.5, there are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or, to the Borrower's knowledge, affecting the Borrower, any of its Subsidiaries (including all Excluded Subsidiaries) any Managed Practice or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Credit Documents.

         8.6 Taxes. Except as set forth on SCHEDULE 8.6, each of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) has timely filed all federal, state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and all other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Except as set forth on SCHEDULE 8.6, such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) for the periods covered thereby. Except as set forth on SCHEDULE 8.6, as of the Effective Date, there is no ongoing_audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower or any of its Subsidiaries (including all Excluded Subsidiaries). Except as set forth on
SCHEDULE 8.6, there is no unresolved claim by any Governmental Authority concerning the tax liability of the Borrower or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP. Except as set forth on SCHEDULE 8.6, neither the Borrower nor any of its Subsidiaries (including all Excluded Subsidiaries) has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

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

         8.7 Subsidiaries. SCHEDULE 8.7 sets forth a list, as of the Effective Date, of all of the Subsidiaries (including all Excluded Subsidiaries) of the Borrower and, as to each such Subsidiary, the percentage ownership (direct and indirect) of the Borrower in each class of its Capital Stock and each direct owner thereof. Except for the shares of Capital Stock expressly indicated on SCHEDULE 8.7, there are no shares of Capital Stock, warrants, rights, options or other equity securities, or other Capital Stock of any Subsidiary of the Borrower (including all Excluded Subsidiaries) outstanding or reserved for any purpose. All outstanding shares of Capital Stock of each Subsidiary (including all Excluded Subsidiaries) of the Borrower are duly and validly issued, fully paid and nonassessable. The Borrower and, as applicable, any Subsidiary, is the sole legal, record and beneficial owner of, and has good and valid title to, all such Capital Stock, free and clear of all Liens other than the Liens created pursuant to the Security Agreement. As of the Effective Date, neither the Borrower nor any Subsidiary (including ail Excluded Subsidiaries) is engaged in any joint venture, partnership or similar arrangement with any other Person except, as set forth on SCHEDULE 8.7.

         8.8 Full Disclosure. All factual information heretofore or contemporaneously furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries (including all Excluded Subsidiaries) in connection with this Agreement and the transactions contemplated hereby and related to this Agreement or another Credit Document is, and all other such factual information hereafter furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries (including all Excluded Subsidiaries) will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

         8.9 Margin Stock. The proceeds of the Borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock or for any other purpose which violates or which would be inconsistent with Regulation U (12 CFR Part 221) or Regulation X (12 CFR Part
224) of the FRB. Neither the Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any of the other Credit Documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

         8.10 No Material Adverse Change. There has been no Material Adverse Change since December 31, 2000, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

         8.11 Financial Matters. (a) The Borrower has heretofore furnished to the Administrative Agent copies of (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries (including any Excluded Subsidiaries) as of December 31, 2000, 2001 and 2002, and the related statements of income, cash flows and stockholders' equity for the fiscal years

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

then ended, together with the opinion of Ernst & Young LLP thereon, (ii) the draft audited consolidated balance sheet of the Borrower and its Subsidiaries (including any Excluded Subsidiaries) as of December 31, 2003, and the related statements of income, cash flows and stockholders' equity for the twelve month period then ended (the "Draft 2003 Audit") and (iii) the company-prepared consolidated balance sheets of the Borrower and its Subsidiaries (including Excluded Subsidiaries) for the two-month period ended February 29, 2004 (the "Two-Month Stub"). Such financial statements have been prepared in accordance with GAAP and present fairly the financial condition of the Borrower and its Subsidiaries (including any Excluded Subsidiaries) on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto or as disclosed on SCHEDULE 8,11, there are no material liabilities or obligations of the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

         (b) The unaudited pro forma balance sheet of the Borrower as of February 29, 2004, a copy of which has heretofore been delivered to the Administrative Agent, gives pro forma effect to the funding of the Term Loan B and the consummation of the Dividend Payment, and the payment of transaction fees and expenses related to the foregoing, all as if such events had occurred on such date (the "Pro Forma Balance Sheet"). The Pro Forma Balance Sheet has been prepared in accordance with GAAP (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments) and. subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly the financial condition of the Borrower on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the transactions described above.

         (c) The Borrower has prepared, and has heretofore furnished to the Administrative Agent a copy of, annual projected balance sheets and statements of income and cash flows of the Borrower for the three-year period beginning with the year ended December 31, 2002, giving effect to the consummation of the transactions contemplated by this Agreement, the initial extensions of credit hereunder, and the payment of transaction fees and expenses related to the foregoing (the "Projections"). In the opinion of management of the Borrower, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower, are complete and represent a reasonable estimate of the future performance and financial condition of the Borrower, subject to the uncertainties and approximations inherent in any projections.

         (d) Each of the Borrower and its Subsidiaries (including any Excluded Subsidiaries), after giving effect to the consummation of the transactions contemplated hereby and taking into account rights of contribution,
(i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and
(z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and (iii) does not intend to, and does not believe that it will incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

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         8.12     Ownership of Properties. Except as set forth on SCHEDULE 8.12, each of the Borrower and its Subsidiaries (including all Excluded Subsidiaries)
(i) has good and marketable title to all real property owned by it (including the Mortgaged Property), (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (iv) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in SECTION
8.11 (a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens. SCHEDULE 8.12 lists, as of the Effective Date, all real property interests of the Borrower and its Subsidiaries, indicating in each case the identity of the owner, the address of the property, the nature of use of the premises, and whether such interest is a leasehold or fee ownership interest.

         8.13     Employee Benefit Plans.

                  (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401 (b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401 (a) of the Code has been determined or the Borrower or its Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service to be so qualified, each trust related to such plan has been determined to be exempt under Section 501 (a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan, or (v) failed to make a required contribution or payment, or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Employee Benefit Plan;

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

                  (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

                  (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, or the funding of which is regulated by any Foreign Benefit Law did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

                  (e) To the best of the Borrower's knowledge, each Employee Benefit Plan which is subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, applicable Foreign Benefit Law and other applicable laws, regulations and rules;

                  (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                  (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan.

         8.14 Environmental Matters, (a) Except as set forth on SCHEDULE 8.14(a), no Hazardous Substances are, or have been generated, used, located, released, treated, disposed of or stored by the Borrower or any of its Subsidiaries (including all Excluded Subsidiaries) or, to the knowledge of the Borrower, by any other Person (including any predecessor in interest), in, on or under any portion of any real property leased or owned by the Borrower or any of its Subsidiaries (including all Excluded Subsidiaries), except in material compliance with all applicable Environmental Laws, and no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries, requires remedial action under any Environmental Law; and, to the knowledge of the Borrower, no portion of any real property, leased or owned, by the Borrower or any of its Subsidiaries (including all Excluded Subsidiaries) has been or is presently the subject of remedial action.

         (b) Except as set forth on SCHEDULE 8.14(b), no portion of any real property leased or owned by the Borrower or any of its Subsidiaries (including all Excluded Subsidiaries) has been used by the Borrower or any of its Subsidiaries (including any Excluded Subsidiary) or, to the knowledge of the Borrower, by any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; to the knowledge of the Borrower, no portion of such real property or any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries (including any Excluded Subsidiary) has,

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

pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems; and, to the knowledge of the Borrower, there are not and have never been any underground storage tanks situated on any real property, leased or owned, by the Borrower or any of its Subsidiaries.

         (c) All activities and operations of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) has obtained all licenses and permits under Environmental Laws necessary to its respective operations: all such licenses and permits are being maintained in good standing and each of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) is in compliance with all terms and conditions of such licenses and permits, except for such failure to obtain or maintain a license or permit or such noncompliance that would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries (including any Excluded Subsidiary) is involved in any suit, action or proceeding, or has received any notice or complaint from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect: and, to the knowledge of the Borrower, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

         8.15 Compliance With Laws. Each of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties (including, without limitation, all applicable Medicare Regulations and Medicaid Regulations), except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

         8.16 Regulated Industries. Neither the Borrower nor any of its Subsidiaries (including any Excluded Subsidiary) is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         8.17 Insurance. SCHEDULE 8.17 sets forth a true and complete summary of all insurance policies or arrangements carried or maintained by the Borrower and its Subsidiaries (including all Excluded Subsidiaries) as of the Effective Date, indicating in each case the insurer, policy number, expiration, amount and type of coverage and deductibles. The assets, properties and business of the Borrower arid its Subsidiaries (including ail Excluded Subsidiaries) are insured

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

against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

         8.18 Material Contracts. SCHEDULE 8.18 lists, as of the Effective Date, each "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act) to which the Borrower or any of its Subsidiaries (including any Excluded Subsidiary) is a party, by which any of them or their respective properties is bound or to which any of them is subject (collectively, "Material Contracts"), and also indicates the parties, subject matter and term thereof. As of the Effective Date, (i) each Material Contract is in full force and effect and is enforceable by the Borrower or the Subsidiary that is a party thereto in accordance with its terms, and (ii) neither the Borrower nor any of its Subsidiaries (including any Excluded Subsidiary) (nor, to the knowledge of the Borrower, any other party thereto) is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

         8.19 Security Documents. (a) The provisions of each of the Security Documents (whether executed and delivered prior to or on the Effective Date or thereafter) are and will be effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Lenders, a valid and enforceable security interest in and Lien upon all right, title and interest of each of the Borrower and its Subsidiaries (including, to the extent applicable, each Excluded Subsidiary) that is a party thereto in and to the Collateral purported to be pledged by it thereunder and described therein, and upon (i) the filing of appropriately completed Uniform Commercial Code financing statements and continuations thereof in the jurisdictions specified therein, (ii) if applicable, the filing of appropriately completed short-form assignments in the U.S. Patent and Trademark Office and the U.S. Copyright Office, and (iii) the possession by the Administrative Agent of any certificates evidencing the securities pledged thereby, such security interest and Lien shall constitute a fully perfected and first priority security interest in and Lien upon such right, title and interest of the Borrower or such Subsidiary, as applicable, in and to such Collateral, to the extent that such security interest and Lien can be perfected by such filings, actions and possession, subject only to Permitted Liens.

         (b) Each Mortgage is effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Lenders, a legal, valid and enforceable Lien on all of the right, title and interest of Borrower and its Subsidiaries, as applicable, in and to the Mortgaged Property subject to each Mortgage and the proceeds thereof, and when each Mortgage is filed in the applicable filing office specified on SCHEDULE 8.19(b), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interests of Borrower and its Subsidiaries, as applicable, in all real property owned by the Borrower and its Subsidiaries, the buildings and improvements located on such real property and all proceeds thereof, in each case prior and superior in right to any other Person, subject only to Permitted Liens.

         8.20 Labor Relations. As of the Effective Date, and following the Effective Date to the extent that such would result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended. There is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Borrower, threatened,

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

against the Borrower or any of its Subsidiaries, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, and (iii) to the knowledge of the Borrower, no petition for certification or union election or union organizing activities taking place with respect to the Borrower or any of its Subsidiaries.

         8.21     Intentionally Deleted.

         8.22 Service Agreements. No Service Agreement to which the Borrower or any of its Subsidiaries (including all Excluded Subsidiaries) is a party, nor any of the transactions contemplated thereunder, violates any applicable Requirement of Law (i) relating to the eligibility of a Managed Practice to enter into or participate in any Third Party Payor Arrangement or otherwise applicable to such Managed Practice as a result of such participation, (ii) relating to any License or Reimbursement Approval of a Managed Practice required in connection with any Third Party Payor Arrangement in which it participates, or (iii) relating to the practice of medicine or the sharing of fees in connection therewith, except in each case under (i), (ii) and (iii) above for such violations as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         8.23 Reimbursement. The accounts receivable of the Borrower and each Subsidiary (including any Excluded Subsidiary) have been properly adjusted in all material respects to reflect the reimbursement policies under all applicable Requirements of Law (including, without limitation, all applicable Medicare Regulations and Medicaid Regulations) and other Third Party Payor Arrangements to which the Borrower or such Subsidiary or any Managed Practice is subject, and do not exceed in any material respect amounts the Borrower, such Subsidiary or Managed Practice is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to usual charges. All billings by the Borrower, each Subsidiary (including any Excluded Subsidiary) and each Managed Practice pursuant to Third Party Payor Arrangements have been made in compliance with all applicable Requirements of Law, except where the failure to comply would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and there has been no intentional or material overbilling or overcollection pursuant to any Third Party Payor Arrangements, other than as created by routine adjustments and disallowances made in the ordinary course of business by the payors with respect to such billings.

         8.24 Fraud and Abuse. None of the Borrower, any Subsidiary (including any Excluded Subsidiary), any Managed Practice, or any physician shareholder or employee of any Managed Practice, has engaged in any activities that are prohibited under 42 U.S.C. Sections. 1320a-7b, or the regulations promulgated thereunder, or related Requirements of Law, or that are prohibited by rules of professional conduct, including, without limitation, the following:
(i) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment; (iii) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another with intent to secure such benefit or payment fraudulently; and (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in land or offering to pay or

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

receive such remuneration (y) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or any other government or private third party payor, or (z) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing or ordering any good facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or any other government or private third party payor.

         8.25 Maintenance of Mortgaged Property. As of the Effective Date, there has been no material change in the market conditions applicable to or physical aspect of any Mortgaged Property that would threaten the Administrative Agent's real estate Collateral protection, ordinary wear and tear excepted.

         8.26 Assets of Borrower. The Borrower (a) does not own, beneficially or of record, any assets other than (i) equity interests in its Subsidiaries and Excluded Subsidiaries and Physician Notes, and (ii) such other assets as are de minimis with respect to the consolidating balance sheet of the Borrower on a stand-alone basis, and (b) does not conduct business, operations or generate any revenue except (i) such revenue received as distributions on Capital Stock of its Subsidiaries and Excluded Subsidiaries and (ii) such other revenue as is de minimis with respect to the consolidating income statement of the Borrower on a stand-alone basis.

                                   ARTICLE IX

                             AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, until the termination of the Revolving Credit Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

         9.1 Financial Statements. The Borrower will deliver to the Administrative Agent:

         (a) As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2004, unaudited consolidated balance sheets of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) as of the end of such fiscal quarter and unaudited consolidated statements of income, retained earnings, and cash flows for the Borrower and its Subsidiaries (including all Excluded Subsidiaries) for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year together with comparative budgeted figures for such fiscal year to date, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to the absence of normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

         (b)      (i) As soon as available and in any event within one hundred
(100) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2003, an auditor's draft of a consolidated balance sheet of the Borrower and its Subsidiaries (including all Excluded

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Subsidiaries) as of the end of such fiscal year and consolidated statements of income, retained earnings and cash flows for the Borrower and its Subsidiaries (including all Excluded Subsidiaries) for the fiscal year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding fiscal year together with unaudited comparative budgeted figures for the fiscal year then ended, all in reasonable detail; (ii) as soon as available and in any event within one hundred thirty-five (135) days after the end of each fiscal year (by May 15), beginning with the fiscal year ended December 31, 2003, an audited consolidated balance sheet of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) as of the end of such fiscal year and audited consolidated statements of income, retained earnings and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding fiscal year together with unaudited comparative budgeted figures for the fiscal year then ended, together with an accounting of any changes from the auditor's draft delivered pursuant to SECTION 9.1(b)(i) above, all in reasonable detail and certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries (including all Excluded Subsidiaries), they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination, and (iii) as soon as available and in any event within one hundred
(100) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2003, an unaudited consolidating balance sheet of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) as of the end of such fiscal year and unaudited consolidating statements of income, cash flows and stockholders' equity for the Borrower and its Subsidiaries (including all Excluded Subsidiaries) for the fiscal year then ended, all in reasonable detail.

         Notwithstanding anything in this subsection (b) to the contrary, in the event that the Borrower delivers its audited financial statements to the Administrative Agent within ninety (90) days after the end of any fiscal year, it shall not be required to deliver any draft financial statements with respect to such fiscal year as otherwise required by this subsection (b).

         9.2 Other Business and Financial Information. The Borrower will deliver to each Lender:

         (a) Concurrently with each delivery of the financial statements described in SECTION 9.1 (except, for the auditor's draft financial statements provided for in subsection (b) thereof) a

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Compliance Certificate with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer, setting forth all Allowable Tax Distributions made during the immediately preceding fiscal quarter, together with (i) Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in ARTICLE X and ARTICLE XI as of the last day of the period covered by such financial statements, (ii) an accounts receivable aging schedule for the consolidated company and individual locations, and (iii) Securities and Exchange Commission reports and filings, management letters from auditors and other operating and financial information reasonably requested by the Administrative Agent;

         (b) Concurrently with the delivery of the financial statements described in SECTION 9.1(b), in the aggregate and by individual location or other grouping acceptable to the Borrower and the Required Lenders, (i) unaudited income information (including revenues and Consolidated EBITDA) for such fiscal year then ended, (ii) a schedule of actual maintenance Capital Expenditures (including repairs and maintenance) for such fiscal year then ended, and (iii) the maintenance Capital Expenditure budget for the fiscal year following the fiscal year then ended;

         (c) Within twenty-five (25) days of the end of each calendar month, a certificate executed by a Financial Officer reflecting (i) the Allowable Tax Distributions made during the immediately preceding calendar month, (ii) any distributions permitted under SECTION 11.6(a)(ii) made during the immediately preceding calendar month, and (iii) the estimated Consolidated Net Income for the current fiscal quarter.

         (d) Promptly upon receipt thereof, copies of any "management letter" submitted to the Borrower or any of its Subsidiaries by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from the Borrower or any such Subsidiary in respect thereof;

         (e) Concurrently with the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements of the Borrower or any of its Subsidiaries that the Borrower shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that the Borrower or any of its Subsidiaries (including any Excluded Subsidiaries) shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, and (iii) all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries;

         (f) Promptly upon (and in any, event within five (5) Business Days after) any Authorized Officer obtaining knowledge thereof, written notice of any of the following:

                  (i) the occurrence of any Default or Event of Default, together with a written statement of a Authorized Officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

                  (ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Borrower, any of its Subsidiaries (including all

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         Excluded Subsidiaries) or any Managed Practice, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to SECTION 8.5 or this SUBSECTION 9.2(f);

                  (iii) the receipt by the Borrower or any of its Subsidiaries (including all Excluded Subsidiaries) from any Governmental Authority or other Person of (y) any notice asserting any failure by the Borrower, any of its Subsidiaries or any Managed Practice to be in compliance with applicable Requirements of Law or that threatens the taking of any action against such Person or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect, or (z) any notice of any actual or threatened Limitation with respect to any License or Reimbursement Approval of the Borrower, any of its Subsidiaries or any Managed Practice, where such action would be reasonably likely to have a Material Adverse Effect;

                  (iv) the occurrence of any ERISA Event, together with (x) a written statement of a Authorized Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to the Borrower or such ERISA Affiliate with respect to such ERISA Event;

                  (v) the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract or other material contract or agreement to which the Borrower, any of its Subsidiaries (including all Excluded Subsidiaries) or any Managed Practice is a party, the termination or cancellation of which would be reasonably likely to have a Material Adverse Effect;

                  (vi) the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting the Borrower, any of its Subsidiaries (including all Excluded Subsidiaries) or any of their respective real property leased or owned; (y) the receipt by the Borrower or any of its Subsidiaries (including any Excluded Subsidiary) of notice of any alleged violation of or noncompliance with any Environmental Laws; or (z) the taking of any remedial action by the Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by the Borrower or any of its Subsidiaries; but in each case under clauses (x), (y) and (z) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect;

                  (vii) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Authorized Officer of the Borrower setting forth the nature and period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

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         (g)      Contemporaneously with delivery of the Financial Statements required under SECTION 9.1(b), beginning with the fiscal year ended December
31, 2003, consolidated projections for the Borrower and its Subsidiaries (including all Excluded Subsidiaries) for the succeeding three (3) fiscal years (prepared on a quarterly basis), together with a certificate of a Financial Officer of the Borrower to the effect that such projections have been prepared in good faith and are reasonable estimates of the financial position and results of operations of the Borrower and its Subsidiaries for the period covered thereby; and, as soon as available from time to time thereafter, any modifications or revisions to or restatements of such projections; and

         (h) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries (including all Excluded Subsidiaries) (including any Plan and any information required to be filed under ERISA) as the Administrative Agent or any Lender may from time to time reasonably request.

         9.3 Corporate Existence; Franchises; Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries (including all Excluded Subsidiaries) to, (i) maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by SECTION 11.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals, authorizations and other Licenses, and all Reimbursement Approvals, required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced; provided that it is acknowledged that Radiation Therapy Payroll Services, Inc. is currently inactive.

         9.4 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries (including all Excluded Subsidiaries) to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties (including, without limitation, all applicable Medicare Regulations and Medicaid Regulations), except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect.

         9.5 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries (including all Excluded Subsidiaries) to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

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         9.6      Insurance. The Borrower will, and will cause each of its
Subsidiaries (including all Excluded Subsidiaries) to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated, and maintain such other or additional insurance on such terms and subject to such conditions as may be required under any Security Document.

         9.7 Maintenance of Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries (including all Excluded Subsidiaries) to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries (including all Excluded Subsidiaries)), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

         9.8 Managed Practices. The Borrower will cause each Managed Practice to (i) comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties (including, without limitation, all applicable Medicare Regulations and Medicaid Regulations), and (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, permits, certifications, approvals, authorizations and other Licenses (including with respect to physician employees), and all Reimbursement Approvals, required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except in each case under (i) and (ii) above to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect.

         9.9 Permitted Acquisitions. (a) Subject to the provisions of subsection (b) below and the requirements contained in the definition of Permitted Acquisition and subject to the other terms and conditions of this Agreement, the Borrower may from time to time on or after the Effective Date effect Permitted Acquisitions, provided that, with respect to each Permitted
Acquisition:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or would exist immediately after giving effect thereto; and

                  (ii) the Required Lenders shall have given their consent to such acquisition which consent shall (A) not be unreasonably withheld and (B) be given within ten (10) Business Days from the Administrative Agent's receipt of the information, in form and substance satisfactory to the Administrative Agent in its reasonable discretion, referred to in clauses (b) and (c) of this SECTION 9.9; provided that no such consent will be required if

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         the Acquisition Amount with respect to such acquisition (regardless of the form of consideration) (y) shall not exceed $6,000,000, and (z) together with the aggregate of the Acquisition Amounts (regardless of the form of consideration) for all other Permitted Acquisitions consummated during the same fiscal year, shall not exceed $20,000,000 (including any "earnout" payments made such fiscal year with respect to any Permitted Acquisition, irrespective of when such Permitted Acquisition was consummated).

         (b) Not less than ten (10) Business Days prior to the consummation of any Permitted Acquisition with respect to which the Required Lenders' consent is required under SECTION 9.9(a)(ii), the Borrower shall have delivered to the Administrative Agent the following:

                  (i) a reasonably detailed description of the material terms of such Permitted Acquisition (including, without limitation the Acquisition Amount and the method and structure of payment) and of each Person or business that is the subject of such Permitted Acquisition (each, a "Target");

                  (ii) historical financial statements of the Target (or, if there are two or more Targets that are the subject of such Permitted Acquisition and that are part of the same consolidated group, consolidated historical financial statements for all such Targets for the two (2) most recent fiscal years available and, if available, for any interim periods since the most recent fiscal year-end;

                  (iii) consolidated projected income statements of the Borrower and its Subsidiaries (giving effect to such Permitted Acquisition and the consolidation with the Borrower of each relevant Target) for the two-year period following the consummation of such Permitted Acquisition, in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments; and

                  (iv) a certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Financial Officer setting forth the Acquisition Amount and further to the effect that, to the best of such individual's knowledge (x) the consummation of such Permitted Acquisition will not result in a violation of any provision of this Section and after giving effect to such Permitted Acquisition and any Borrowings made in connection therewith, the Borrower will be in compliance with the financial covenants contained in ARTICLE X such compliance determined with regard to calculations made on a pro forma basis in accordance with GAAP as if each Target had been consolidated with the Borrower for those periods applicable to such covenants (such calculations to be attached to the certificate),
         (y) the Borrower believes in good faith that it will continue to comply with such financial covenants for a period of one year following the date of the consummation of such Permitted Acquisition, and (z) after giving effect to such Permitted Acquisition and any Borrowings in connection therewith, the Borrower believes in good faith that it will have sufficient availability under the Revolving Credit Commitments to meet its ongoing working capital requirements, together with a Compliance Certificate giving effect to the Permitted Acquisition on a pro-forma basis.

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

         (c) Prior to the consummation of any Permitted Acquisition with respect to which the Required Lenders' consent is not required under SECTION 9.9(a)(ii), the Borrower shall have delivered to the Administrative Agent and each Lender the following:

                  (i) a reasonably detailed description of the material terms of such Permitted Acquisition (including, without limitation the Acquisition Amount and the method and structure of payment) and of the Target; and

                  (ii) a certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Financial Officer setting forth the Acquisition Amount and further to the effect that, to the best of such individual's knowledge, (x) the consummation of such Permitted Acquisition will not result in a violation of any provision of this Section and after giving effect to such Permitted Acquisition and any Borrowings made in connection therewith, the Borrower will be in compliance with the financial covenants contained in ARTICLE X, such compliance determined with regard to calculations made on a pro forma basis in accordance with GAAP as if each Target had been consolidated with the Borrower for those periods applicable to such covenants (such calculations to be attached to the certificate),
         (y) the Borrower believes in good faith that it will continue to comply with such financial covenants for a period of one year following the date of the consummation of such Permitted Acquisition, and (z) after giving effect to such Permitted Acquisition and any Borrowings in connection therewith, the Borrower believes in good faith that it will have sufficient availability under the Revolving Credit Commitments to meet its ongoing working capital requirements.

         (d) As soon as reasonably practicable after the consummation of any Permitted Acquisition, the Borrower will deliver to the Administrative Agent and each Lender a copy of the fully executed acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith and any other documentation reasonably requested by the Administrative Agent or the Lenders.

         (e) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that (except as shall have been approved in writing by the Required Lenders) all conditions thereto set forth in this Section and in the description furnished under clause (i) of subsection (b) or (c) above, as applicable, have been satisfied, that the same is permitted in accordance with the terms of this Agreement and that the matters certified to by the Financial Officer in the certificate referred to in clause
(iv) of subsection (b) or (c) above, as applicable, are, to the best of such individual's knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of SECTIONS 7.2 and 12.1.

         9.10 Creation or Acquisition of Subsidiaries. Subject to the provisions of SECTION 11.5, the Borrower may from time to time create or acquire new Subsidiaries (including Excluded Subsidiaries) in connection with Permitted Acquisitions or otherwise, and the Subsidiaries of the Borrower may create or acquire new Subsidiaries, provided that:

         (a) Concurrently with (and in any event within ten (10) Business Days thereafter) the creation or direct or indirect acquisition by the Borrower thereof, each such new Subsidiary that

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

is not designated as an Excluded Subsidiary will execute and deliver to the Administrative Agent (i) a joinder to the Subsidiary Guaranty, pursuant to which such new Subsidiary shall become a party thereto and shall guarantee the payment in full of the Obligations of the Borrower under this Agreement and the other Credit Documents, (ii) a joinder to the Security Agreement, pursuant to which such new Subsidiary shall become a party thereto and shall, grant to the Administrative Agent a first priority Lien upon and security interest in its accounts receivable, inventory, equipment, general intangibles and other personal property as Collateral for its obligations under the Subsidiary Guaranty, subject only to Permitted Liens and (iii) a Mortgage with respect to any real property owned by such Subsidiary (or a landlord lien waiver with respect to any real property leased by such Subsidiary), together with all Mortgaged Property Support Documents; provided, however, that in the event any real property owned by such Subsidiary has an appraised or book value of $750,000 or less, Mortgage shall only be required upon the request of the Administrative Agent or the Required Lenders;

         (b) Concurrently with (and in any event within ten (10) Business Days thereafter) the creation or acquisition of any new Subsidiary (including any Excluded Subsidiary) all or a portion of the Capital Stock of which is directly owned by the Borrower, the Borrower will execute and deliver to the Administrative Agent an amendment or supplement to the Security Agreement pursuant to which all of the Capital Stock of such new Subsidiary owned by the Borrower shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and concurrently with (and in any event within ten (10) Business Days thereafter) the creation or acquisition of any new Subsidiary all or a portion of the Capital Stock of which is directly owned by another Subsidiary (the "Parent Subsidiary"), the Parent Subsidiary will execute and deliver to the Administrative Agent an appropriate joinder, amendment or supplement to the Security Agreement pursuant to which all of the Capital Stock of such new Subsidiary owned by such Parent Subsidiary shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and

         (c) As promptly as reasonably possible, the Borrower and its Subsidiaries (including all Excluded Subsidiaries) will deliver any such other documents, certificates and opinions, and opinions of local counsel in the jurisdiction of organization of each such new Subsidiary (including an Excluded Subsidiary), in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request in connection therewith and will take such other action as the Administrative Agent may reasonably request to create in favor of the Administrative Agent a perfected security interest in the Collateral being pledged pursuant to the documents described above.

         9.11 Additional Security, The Borrower will, and will cause each of its Subsidiaries to grant to the Administrative Agent from time to time security interests, mortgages and other Liens in and upon such assets and properties of the Borrower or such Subsidiary as are not covered by the Security Documents executed and delivered before or on the Effective Date or pursuant to SECTION
9.10 (including, without limitation, Liens on assets acquired by the Borrower or a Subsidiary in connection with any Permitted Acquisition) provided, however, that in the event any real property owned by the Borrower or such Subsidiary has an appraised or book value of $750,000 or less, Mortgage shall only be required upon the request of the Administrative Agent or the Required Lenders;. Such security interests, mortgages and Liens shall be granted pursuant

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to documentation in form and substance reasonably satisfactory to the
Administrative Agent and shall constitute valid and perfected security interests and Liens subject to no Liens other than Permitted Liens. Without limitation of the foregoing, in connection with the grant of any mortgage or deed of trust with respect to any interest in real property, the Borrower will, and will cause each applicable Subsidiary to, at the Borrower's expense, prepare, obtain and deliver to the Administrative Agent all Mortgaged Property Support Documents.

         9.12 Designated Excluded Subsidiaries. So long as no Event of Default shall have occurred and be continuing, Borrower may from time to time redesignate any Excluded Subsidiary as a non-Excluded Subsidiary and upon such redesignation shall comply with the provisions of SECTION 9.10 within the time periods provided for therein with respect to the execution and delivery of a Subsidiary Guaranty and Security Agreement. If an Event of Default has occurred and is continuing, the Administrative Agent may so redesignate any or all of the Excluded Subsidiaries and shall give notice to the Borrower of any such selection in accordance with SECTION 14.5, and thereafter, such redesignated Subsidiaries shall comply with the requirements of SECTION 9.10.

         9.13     Employee Benefit Plans.

                  (a) With reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Administrative Agent of
         (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code (in the case of Employee Benefit Plans regulated by the Code or ERISA) or under any Foreign Benefit Law (in the case of Employee Benefit Plans regulated by any Foreign Benefit Law) by the due date;

                  (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, deliver to the Administrative Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

                  (c) With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (i), (ii) and (iii), deliver to the Administrative Agent copies of (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's or any Governmental Authority's intent to terminate any Pension Plan or to have a trustee

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

         appointed to administer any Pension Plan, (iii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Employee Benefit Plan and (iv) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Administrative Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         9.14 Further Assurances. The Borrower will, and will cause each of its Subsidiaries (including all Excluded Subsidiaries) to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.

         9.15 Related Hedge Agreements. In the event that the Leverage Ratio reflected in the Borrower's September 30, 2004 Compliance Certificate is greater than 2.00 to 1.00, the Borrower shall, within ten Business Days after delivery to the Administrative Agent of such Compliance Certificate, enter into and maintain until the Maturity Date, Related Hedge Agreements reasonably acceptable to the Administrative Agent, in an aggregate notional amount of not less than the amount that is 50% of the Term Loan A Outstandings and the Term Loan B Outstandings at any time, hedging interest rate fluctuation risk in respect of the Loans.

         9.16 Shareholder's Agreement. The Borrower will perform a valuation of its Capital Stock on an annual basis and determine if additional life insurance coverage is required to satisfy its liability to repurchase its stock with the proceeds of the life insurance maintained pursuant to the terms of the Shareholder Agreement. The Administrative Agent will be provide with written evidence that such valuation has been performed, and if necessary, additional insurance has been obtained.

         9.17 Notice of Reportable Transaction. Within a reasonable time prior to the treatment thereof, deliver notice to the Administrative Agent of any intention to treat the Loans as a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4).

                                    ARTICLE X

                              FINANCIAL COVENANTS

         The Borrower covenants and agrees that, until the termination of the Revolving Credit Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

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

         10.1 Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter ending during the applicable period set forth below, for the four consecutive fiscal quarter period ending on such date, to be greater than that ratio set forth opposite each such period:

                                                              Leverage Ratio
           Period                                       Must Not Be Greater Than
           ------                                       ------------------------
Effective  Date  through  and  including                       3.250 to 1.00
March 31, 2005

April   1,   2005   through  and  including                    3.000 to 1.00
September 30, 2005

October 1, 2005 through and including June                     2.875 to 1.00
30, 2006

July 1, 2006 through and including                             2.750 to 1.00
September 30, 2006

October 1, 2006 and thereafter                                 2.500 to 1.00

         10.2 Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio, as determined for and at the end of each period of four consecutive fiscal quarters to be less than 1.50 to 1.00.

         10.3 Interest Coverage Ratio. The Borrower shall not permit the Interest Coverage Ratio, as determined for and at the end of each period of four consecutive fiscal quarters to be less than 3.75 to 1.00.

         10.4 Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth as of the last day of any fiscal quarter to be less than 85% of the Consolidated Net Worth as of September 30,2003, plus 100% of Consolidated Net Income (if positive) of the Borrower and its Subsidiaries for each fiscal quarter after September 30, 2003, plus 100% of all Equity Issuances or other capital investments less any Allowable Tax Distributions, less any other distributions or payments permitted in accordance with SECTION 11.6.

                                   ARTICLE XI

                               NEGATIVE COVENANTS

        The Borrower covenants and agrees that, until the termination of the Revolving Credit Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

         11.1 Merger; Consolidation. The Borrower will not, and will not permit or cause any of its Subsidiaries (including any Excluded Subsidiary) to, liquidate, wind up or dissolve, or

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

enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that, subject to the limitations of SECTION 11.22:

                  (i) the Borrower may merge, consolidate or combine with another Person so long as (x) the Borrower is the surviving entity, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of SECTIONS 9.9 and 9.10 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist; and

                  (ii) any Subsidiary (including any Excluded Subsidiary) may merge, consolidate (including dissolution, as long as the assets of the dissolved Subsidiary are transferred to the Borrower or a Wholly Owned Subsidiary that is a Subsidiary Guarantor prior to or concurrently with such dissolution) or combine with another Person so long as (x) the surviving entity is the Borrower or a Wholly Owned Subsidiary that is a Subsidiary Guarantor, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of SECTIONS 9.9 and 9.10 shall be satisfied; and (z) immediately after giving effect thereto, no Default or Event of Default would exist,

         11.2 Indebtedness. The Borrower will not, and will not permit or cause any of its Subsidiaries (including any Excluded Subsidiary) to create, incur, assume or suffer to exist any Indebtedness other than:

                  (i) Indebtedness incurred under this Agreement, the Notes and the Subsidiary Guaranty;

                  (ii) Indebtedness existing on the Effective Date and described in SCHEDULE 11.2;

                  (iii) accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid when due except (i) to the extent being contested in good faith and by appropriate proceedings and (ii) as provided elsewhere in this Agreement;

                  (iv) loans and advances by the Borrower or any Subsidiary to any other Subsidiary; provided that any such loan or advance is by an Intercompany Note, pledged to the Administrative Agent pursuant to the Security Agreement;

                  (v) (A) purchase money Indebtedness of the Borrower and its Subsidiaries (including any Excluded Subsidiary) incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets, (B) Indebtedness in respect of capital lease obligations, (C) Indebtedness of the Borrower owed to a Person owning Capital Stock (or a relative thereof) of the Borrower, as more particularly set forth on SCHEDULE 11.2 or incurred hereafter in accordance with this

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

        SECTION 11.2(v)(C), that is expressly subordinated and made junior in right and time of payment to the Obligations and that is evidenced by one or more written agreements or instruments having terms, conditions and provisions (including, without limitation, provisions relating to principal amount, maturity, covenants, defaults, interest, and subordination) satisfactory in form and substance to the Required Lenders in their sole discretion, (D) purchase money Indebtedness of the Borrower and its Subsidiaries (including any Excluded Subsidiary) incurred solely to finance the purchase price of a Permitted Acquisition that is expressly subordinated and made junior in right and time of payment to the Obligations and that is evidenced by one or more written agreements or instruments having terms, conditions and provisions (including, without limitation, provisions relating to principal amount, maturity, covenants, defaults, interest, and subordination) satisfactory in form and substance to the Required Lenders in their sole discretion, and (E) unsecured Indebtedness of the Borrower that is evidenced by one or more written agreements or instruments having terms, conditions and provisions (including, without limitation, provisions relating to principal amount, maturity, covenants, defaults and interest) satisfactory in form and substance to the Required Lenders in their sole discretion in each case referred to in clauses (A) through (E) above any renewals, refinancings or replacements thereof (subject to the limitations on the principal amount thereof set forth in this clause
        (v)) (collectively, the "Subordinated Indebtedness"); provided that all such Indebtedness referred to in this clause (v) (whether or not listed on SCHEDULE 11.2) shall not exceed an aggregate principal amount of $20,000,000 outstanding at any time;

                  (vi)     Contingent Obligations permitted as set forth in
                           SECTION 11.16;

                  (vii)    Indebtedness arising from any Hedge Agreement; and

                  (viii) Indebtedness with respect to Permitted Excluded Subsidiary Loans.

         11.3 Liens. The Borrower will not, and will not permit or cause any of its Subsidiaries (including any Excluded Subsidiary) to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of Borrower's, any Subsidiaries' or any Excluded Subsidiaries' property or assets. Whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

                  (i)      Liens created under the Security Documents;

                  (ii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                  (iii) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under SECTION 12.1(j)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

                  (iv) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                  (v) Liens securing the Indebtedness permitted under clauses (vi)(A) and (vi)(B) of SECTION 11.2, provided that with respect to any such purchase money Indebtedness, any such Lien (a) shall attach to such property concurrently with or within ten (10) days after the acquisition thereof by the Borrower or such Subsidiary, (b) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Borrower or such Subsidiary and (c) shall not encumber any other property of the Borrower or any of its Subsidiaries;

                  (vi) any attachment or judgment Lien not constituting an Event of Default under SECTION 12.1 (h) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                  (vii) Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases;

                  (viii) with respect to any real property owned by the Borrower or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes and those exceptions disclosed on the Title Policy delivered by the Borrower and accepted by the Administrative Agent under SECTION 7.1(a)(vi);

                  (ix) Liens securing the Indebtedness permitted under clause (v)(A) of SECTION 11.2;

                  (x)      Liens set forth on SCHEDULE 11.3; and

                  (xi) Liens in favor of the Borrower securing any Permitted Excluded Subsidiary Loan.

         11.4 Disposition of Assets. The Borrower will not, and will not permit or cause any of its Subsidiaries (including any Excluded Subsidiary) to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by the Borrower or any

Subsidiary as lessee of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

                  (i) sales of inventory in the ordinary course of business;

                  (ii) the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, replacement equipment or (z) such equipment is no longer necessary for the operations of the Borrower or its applicable Subsidiary in the ordinary course of business; provided, however, that no such equipment referred to in this clause (z) may be sold if its fair market value exceeds $250,000 unless approved by the Required Lenders;

                  (iii) the sale or other disposition by the Borrower and its Subsidiaries of any Borrower Margin Stock to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock), provided that fair value is received in exchange therefor;

                  (iv) the sale, lease or other disposition of assets by a Subsidiary of the Borrower to a Subsidiary Guarantor if, immediately after giving effect thereto, no Default or Event of Default would exist;

                  (v) the sale or disposition of assets outside the ordinary course of business for fair value and for cash, provided that
         (w) the Net Cash Proceeds from such sales or dispositions, when aggregated with the Net Cash Proceeds from all other sales and dispositions not otherwise specifically permitted under this Section that are consummated during the same fiscal year do not exceed $400,000 in the aggregate, (x) such Net Cash Proceeds are delivered to the Administrative Agent promptly after receipt thereof for application in prepayment of the Loans in accordance with the provisions of SECTIONS 2.1(e) AND 3.6, (y) in no event shall the Borrower or any of its Subsidiaries sell or otherwise dispose of any of the Capital Stock of any Subsidiary, and (z) immediately after giving effect thereto no Default or Event of Default would exist;

                  (vi) any other sale or disposition approved at the sole discretion of the Required Lenders such approval to be given within three Business Days from receipt of information satisfactory to the Administrative Agent and the other Lender in their reasonable discretion; and

                  (vii) to the disposition of (a) certain assets owned by Maryland Radiation Therapy Management Services, Inc. to Atlantic Cancer Center Management, LLC ("Peninsula LLC") upon its creation and (b) 49.9% of its equity interest in the Peninsula LLC to Peninsula Health Ventures, Inc., each such disposition to be in accordance with the terms of that certain Participation Rights Agreement dated as of October 1, 2002 between Maryland Radiation Therapy Management Services, Inc., the Borrower, and Peninsula Health Ventures., Inc., attached hereto as Exhibit I, any management agreement or service agreement executed in connection therewith, and the organizational documents of the Peninsula LLC.

         11.5 Investments. The Borrower will not, and will not permit or cause any of its Subsidiaries (including any Excluded Subsidiary) to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of Indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than, subject, with respect to the Borrower, the limitations of Section 11.22:

                  (i)      Cash Equivalents;

                  (ii) Investments consisting of accounts receivable created and prepaid expenses incurred, in the ordinary course of business;

                  (iii) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business;

                  (iv) without duplication, Investments consisting of intercompany Indebtedness permitted under clause (iv) of SECTION 11.2;

                  (v) Investments existing on the Effective Date in Subsidiaries and described in SCHEDULE 11.5;

                  (vi)     Investments by Borrower under the Related Hedge
         Agreements;

                  (vii) Investments consisting of the making of capital contributions by the Borrower or any Subsidiary in (y) any other Subsidiary that is (or immediately after giving effect to such Investment will be) a Subsidiary Guarantor, and (z) in any Excluded Subsidiary, provided that (I) the Borrower complies with any applicable provisions of SECTION 9.10, (II) the aggregate amount of all such Investments (including Permitted Excluded Subsidiary Loans) made during any fiscal year shall not exceed $5,000,000 for each such Investment, and $15,000,000 in the aggregate per fiscal year (and in any case, not more than four (4) in each fiscal year); and (III) for each such Investment, the Borrower shall have delivered to the Administrative Agent the information required under clauses (i), (iii) and (iv) of
         SECTION 9.9(b) (as if such clauses are applicable to the Investments permitted under this clause (vii)); Investments consisting of Indebtedness in the form of notes issued by certain physicians, officers and other key personnel employed by Borrower or any Subsidiary Guarantor and made payable to the Borrower in order to finance the purchase of Capital Stock of the Borrower by any such physicians, officers and other key personnel (hereinafter "Physician Notes") which are existing as of the Effective Date and are described on SCHEDULE
         11.5 or are entered into after the Effective Date on terms and conditions satisfactory to the Administrative Agent, provided that the aggregate outstanding principal amount of all such Physician Notes shall not exceed $5,000,000;

                  (viii)   Permitted Acquisitions;

                  (ix) Investments in any partnership or joint venture which is not a Subsidiary or an Excluded Subsidiary, but which is reflected on the Borrower's financial statements in accordance with the equity method of accounting, such Investments not to exceed $2,000,000 in the aggregate per fiscal year; and

                  (x)      Other Investments not otherwise described in clauses
         (i)-(ix) above, the aggregate amount of such Investments which shall not exceed $1,000,000.

         11.6 Restricted Payments. (a) The Borrower will not, and will not permit or cause any of its Subsidiaries (including any Excluded Subsidiary) to, directly or indirectly, declare or make any Restricted Payment or enter into any agreement to do any of the foregoing, except that:

                  (i) the Borrower may declare and make Allowable Tax Distributions;

                  (ii) if and to the extent that after giving effect thereto, (i) the Adjusted Leverage Ratio calculated for the period of four consecutive fiscal quarters most recently ended on or immediately prior to the date of each such distribution is less than or equal to
         2.00 to 1.00 and the Compliance Certificate for the fiscal year ending December 31, 2005, has been delivered, and (ii) no Event of Default, including any default under SECTION 10 hereunder shall have occurred and be continuing, the Borrower may declare and make cash distributions to its shareholders;

                  (iii) the Borrower may make other distributions payable solely in its common stock;

                  (iv) the Borrower may purchase for value (A) any shares of its Capital Stock that have been issued to certain physicians, officers and other key personnel in accordance with SECTION 11.5(vii); provided, however, in both cases that the Borrower shall have submitted to the Administrative Agent a copy of all material documents containing the terms and conditions of such purchase of Capital Stock of the Borrower prior to such purchase, and the Administrative Agent shall have approved such terms and conditions;

                  (v) the Borrower shall make any Shareholder Life Insurance Payment;

                  (vi) each Wholly Owned Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or another Wholly Owned Subsidiary of the Borrower, to the extent not prohibited under applicable Requirements of Law;

                  (vii) so long as no Event of Default has occurred or is continuing, each Excluded Subsidiary may declare and make dividend payments or other distributions, to the extent not prohibited under applicable Requirements of Law; and

                  (viii)   the Borrower may declare and make the Dividend
         Payment.

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

         (b) Without the consent of the Required Lenders, the Borrower will not, and will not permit or cause any of its Subsidiaries (including any Excluded Subsidiary) to make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on any Subordinated Indebtedness, or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Subordinated Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes; except that, for so long as no Default or Event of Default has occurred and is continuing, the Borrower may make interest payments with respect to the Subordinated Indebtedness in accordance with the applicable provisions of the Subordinated Indebtedness.

         11.7 Transactions with Affiliates. The Borrower will not, and will not permit or cause any of its Subsidiaries (including any Excluded Subsidiary) to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

                  (i) transactions described on SCHEDULE 11.7 or otherwise expressly permitted under this Agreement;

                  (ii) transactions involving the purchase of Borrower's Capital Stock by certain physicians in accordance with SECTION 11.5(viii); and

                  (iii) the payment by the Borrower of reasonable and customary fees to members of its board of directors.

         11.8 Lines of Business. The Borrower will not, and will not permit or cause any of its Subsidiaries (including any Excluded Subsidiary) to, engage in any business other than the business of providing radiation oncology services and services relating to the needs of cancer patients or other ancillary business services to other physician practices, so long as such ancillary business services represent no more than five percent (5%) of the revenue of the Borrower and its Subsidiaries on a consolidated basis (including physician management services, equipment leasing to medical practitioners and billing services); provided that the primary business of the Borrower and its Subsidiaries on a consolidated basis is radiation oncology services. Notwithstanding the foregoing, Financial Services of Southwest Florida, Inc. may engage in the business of administrative services for the Borrower and its Subsidiaries and Radiation Therapy School for Radiation Therapy Technology, Inc. may operate a radiation therapy school for the Borrower and its Subsidiaries, provided that the primary focus of the Borrower and its Subsidiaries continues to be providing radiation oncology services.

         11.9 Revenue. The Borrower shall not permit the percentage of the total revenue of the Borrower, its Subsidiaries and its Excluded Subsidiaries for any fiscal quarter that is derived from the Excluded Subsidiaries to exceed 15%.

         11.10 Capital Expenditures. The Borrower will not permit the Capital Expenditures of the Borrower and its Subsidiaries to be greater than $15,000,000 in the aggregate per fiscal year, excluding any Capital Expenditure for any Permitted Acquisition during such fiscal year.

         11.11 Certain Amendments. The Borrower will not, and will not permit or cause any of its Subsidiaries (including any Excluded Subsidiary) to, (i) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any agreement or instrument evidencing or governing any Subordinated Indebtedness, the effect of which would be to (a) increase the principal amount due thereunder, (b) shorten or accelerate the time of payment of any amount due thereunder, (c) increase the applicable interest rate or amount of any fees or costs due thereunder, (d) amend any of the subordination provisions thereunder (including any of the definitions relating thereto), (e) make any covenant therein more restrictive or add any new covenant; or (f) otherwise materially and adversely affect the Lenders, or breach or otherwise violate any of the subordination provisions applicable thereto, including, without limitation, restrictions against payment of principal and interest thereon, or (ii) amend, modify or change any provision of its articles or certificate of incorporation or bylaws, or the terms of any class or series of its Capital Stock, other than in a manner that could not reasonably be expected to adversely affect the Lenders.

         11.12 Limitation on Certain Restrictions. The Borrower will not, and will not permit or cause any of its Subsidiaries (including any Excluded Subsidiary) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of the Borrower and its Subsidiaries (including any Excluded Subsidiary) to perform and comply with their respective obligations under the Credit Documents or (ii) the ability of any Subsidiary of the Borrower (including any Excluded Subsidiary) to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

         11.13 No Other Negative Pledges. The Borrower will not, and will not permit or cause any of its Subsidiaries (including any Excluded Subsidiary) to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in (i) this Agreement and the Security Documents, (ii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), and (iii) operating leases of real or personal property entered into by the Borrower or any of its Subsidiaries as lessee in the ordinary course of business.

         11.14 Fiscal Year. The Borrower will not, and will not permit or cause any of its Subsidiaries (including any Excluded Subsidiary) to, change the ending date of its fiscal year to a date other than December 31.

         11.15 Accounting Changes. The Borrower will not, and will not permit or cause any of its Subsidiaries (including any Excluded Subsidiary) to make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP.

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         11.16    Restriction on Contingent Obligations. The Borrower will not, and will not permit or cause any of its Subsidiaries (including any Excluded Subsidiary) to, incur Contingent Obligations, other than (i) the endorsement of negotiable instruments in the ordinary course of business, (ii) Contingent Obligations incurred as a result of the Subsidiary Guaranty, (iii) guarantees of Indebtedness permitted under SECTION 11.2, (iv) guarantees of other Indebtedness in an aggregate amount not to exceed $1,000,000 at any time, which shall include any Contingent Obligation incurred on behalf of any Excluded Subsidiary, and (v) Contingent Obligations consisting of the Shareholder Life Insurance Payments,
(vi) the Contingent Obligation described in Footnote 13 of the December 31, 2002 audited financial statements, and (vii) the Contingent Obligation to purchase certain property incurred in connection with the Acquisition of Universal Health Systems, Inc. and Universal Treatment Centers, Inc., as evidenced by that certain Amended and Restated Acquisition Agreement, dated as of September 30, 2003, provided, however, that such Contingent Obligation shall not exceed $825,000, each such Contingent Obligation which is described on SCHEDULE 11.16 attached hereto.

         11.17 Hazardous Substances. The Borrower will not, and will not permit any of its Subsidiaries (including any Excluded Subsidiary) to, permit any Hazardous Substances, the removal of which is required or the maintenance of which is restricted, prohibited or penalized by any Governmental Authority, to be brought on or handled by the Borrower or any of its Subsidiaries (including any Excluded Subsidiary) or any of their agents, Affiliates, employees, contractors or invitees, on any real property owned or leased by the Borrower or any of its Subsidiaries, except in compliance with all applicable Environmental Laws; and if any such material is brought or handled in violation of any applicable Environmental Law, it shall be immediately removed, with proper disposal, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws, and the obligations hereunder with respect to any such materials brought on or handled while the Borrower or any of its Subsidiaries owned or leased any such real property shall survive any foreclosure of the Mortgages and other deeds of trust or mortgages. THE BORROWER HEREBY ACKNOWLEDGES THAT FOR SO LONG AS THE LENDERS HAVE NOT FORECLOSED AND TAKEN TITLE TO, AND POSSESSION AND CONTROL OF THE MORTGAGED PROPERTY, AND TAKEN OVER CONTROL OF WASTE HANDLING PRACTICES, ALL HAZARDOUS WASTE HANDLING PRACTICES AND ENVIRONMENTAL PRACTICES AND PROCEDURES ARE THE SOLE RESPONSIBILITY OF THE BORROWER AND ITS SUBSIDIARIES (INCLUDING ANY EXCLUDED SUBSIDIARY) AND THE BORROWER HAS FULL DECISION-MAKING POWER WITH RESPECT THERETO. THE BORROWER FURTHER ACKNOWLEDGES THAT NEITHER THE ADMINISTRATIVE AGENT NOR ANY LENDER IS AN ENVIRONMENTAL CONSULTANT, ENGINEER, INVESTIGATOR OR INSPECTOR OF ANY TYPE WHATSOEVER. NO ACT (OR DECISION NOT TO ACT) OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATED TO THIS AGREEMENT OR ANY CREDIT DOCUMENT SHALL GIVE RISE TO ANY OBLIGATION OR LIABILITY ON THE PART OF THE ADMINISTRATIVE AGENT OR ANY LENDER WITH RESPECT TO ENVIRONMENTAL MATTERS UNLESS SUCH ACTION IS AFTER THE LENDERS HAVE FORECLOSED ON AND TAKEN POSSESSION AND CONTROL OF THE SUBJECT PROPERTY AND SUCH ACTION PROXIMATELY RESULTS IN SUCH CONTAMINATION. IN NO EVENT SHALL ANY INFORMATION OBTAINED FROM THE ADMINISTRATIVE AGENT OR ANY

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LENDER OR THEIR RESPECTIVE AGENTS PURSUANT TO THIS AGREEMENT OR ANY CREDIT
DOCUMENT CONCERNING THE ENVIRONMENTAL CONDITION OF THE MORTGAGED PROPERTY BE CONSIDERED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES (OR ANY OTHER RECIPIENT OF SUCH INFORMATION) AS CONSTITUTING LEGAL OR ENVIRONMENTAL CONSULTING, ENGINEERING, INVESTIGATING OR INSPECTING ADVICE, AND NEITHER THE BORROWER NOR ANY OF ITS SUBSIDIARIES (NOR ANY OTHER RECIPIENT OF SUCH INFORMATION) SHALL RELY ON SAID INFORMATION. THE RESPONSIBILITY FOR COMPLIANCE WITH VARIOUS FEDERAL, STATE AND LOCAL ENVIRONMENTAL, HEALTH OR SAFETY LAWS AND REGULATIONS RESTS SOLELY WITH THE BORROWER AND ITS SUBSIDIARIES FOR SO LONG AS THE LENDERS HAVE NOT FORECLOSED AND TAKEN TITLE TO, AND POSSESSION AND CONTROL OF THE MORTGAGED PROPERTY, AND TAKEN OVER CONTROL OF WASTE HANDLING PRACTICES.

         11.18 Pledge of Partnerships and Joint Ventures that are not Subsidiaries. Borrower shall not, and shall not permit any Subsidiary (including any Excluded Subsidiary) to, pledge any of its right, title or ownership interest in (i) any partnership or joint venture that does not constitute a Subsidiary, which ownership interest is permitted pursuant to SECTION 11.5(x) hereunder other than the Liens in favor of the Administrative Agent conferred under the Security Documents or (ii) any Excluded Subsidiary, other than the Liens in favor of the Administrative Agent conferred under the Security Documents.

         11.19 Foreign Subsidiaries. Borrower shall not, and shall not permit any Subsidiary (including any Excluded Subsidiary) to, create or maintain an interest in any foreign Subsidiary.

         11.20 Compliance with ERISA, the Code and Foreign Benefit Laws. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan, the Borrower shall not permit any Subsidiary (including Excluded Subsidiary) to:

                  (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC or to any Governmental Authority; or

                  (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

                  (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

                  (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                  (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for

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         which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

                  (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan; or

                  (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

         11.21 Subordinated Indebtedness. Amended, modify or change in any manner any term or condition of any Subordinated Indebtedness (including without limitation any of the documents evidencing such Subordinated Indebtedness) so that the terms and conditions thereof are less favorable to the Administrative Agent and the Lenders than the terms thereof as of the Effective Date.

         11.22 Status of Borrower. The Borrower shall not at any time operate any of its lines of business other than through its Subsidiaries and Excluded Subsidiaries, or own any assets other than (i) equity interests in Subsidiaries and Excluded Subsidiaries and Physician Notes, (ii) cash and cash equivalents and investments permitted under Section 11.5, and (iii) such other property as is consistent with its sole function as a holding company.

         11.23 Shareholders' Agreement. The Borrower will not modify, amend, terminate or replace the Shareholders' Agreement without the prior written consent of the Required Lenders.

                                   ARTICLE XII

                                EVENTS OF DEFAULT

         12.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

         (a) The Borrower shall fail to pay any principal of or interest on any Loan, any Reimbursement Obligation, any fee or any other Obligation when due;

         (b) The Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of SECTIONS 5.7, 9.1, 9,2, 9.3(i), 9.8, 9.9, 9.10 or in ARTICLE X or ARTICLE XI;

         (c) The Borrower or any of its Subsidiaries (including any Excluded Subsidiary) shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in subsections (a) and (b) above, and such failure (i) is deemed by the terms of the relevant Credit Document to constitute an Event of Default or (ii) shall continue unremedied for any grace period specifically

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applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of (y) the date on which a Authorized Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower;

         (d) Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries (or any Excluded Subsidiary) in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

         (e) The Borrower or any of its Subsidiaries (including any Excluded Subsidiary) shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount or Hedge Termination Value of at least $250,000 (or nonpayment default under any Indebtedness having a principal amount or Hedge Termination Value in excess of $100,000 individually or all such Indebtedness having an aggregate principal amount or Hedge Termination Value in excess of $250,000 in aggregate), or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness referred to in clause (i) immediately above, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be terminated, prepaid, redeemed, purchased or defeased prior to its stated maturity;

         (f) The Borrower or any of its Subsidiaries (including any Excluded Subsidiary) shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection
(g) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

         (g) Any involuntary petition or case shall be filed or commenced against the Borrower or any of its Subsidiaries (including any Excluded Subsidiary) seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

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         (h)      Any one or more money judgments, writs or warrants of
attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $100,000 shall be entered or filed against the Borrower or any of its Subsidiaries(including any Excluded Subsidiary) or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days or in any event later than five days prior to the date of any proposed sale thereunder;

         (i) Any Security Document to which the Borrower or any of its Subsidiaries is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Administrative Agent a valid and perfected security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Permitted Liens or unpermitted Liens securing Indebtedness in an aggregate amount not exceeding $100,000, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Administrative Agent or any Lender; or the Borrower or any such Subsidiary shall assert any of the foregoing; or any Subsidiary of the Borrower or any Person acting on behalf of any such Subsidiary shall deny or disaffirm such Subsidiary's obligations under the Subsidiary Guaranty;

         (j) Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events and other events or conditions then existing, the Borrower and its ERISA Affiliates have incurred or would be reasonably likely to incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof in excess of $100,000;

         (k) There shall occur a Limitation with respect to any one or more Licenses or Reimbursement Approvals of the Borrower, or any Managed Practice, or any other action shall be taken by any Governmental Authority or other Person in response to any alleged failure by the Borrower, such Subsidiary or such Managed Practice to be in compliance with applicable Requirements of Law, and such Limitation or other action, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; or there shall occur any introduction of or change in any Requirement of Law (or in the interpretation or administration thereof by any Governmental Authority) governing or affecting the Borrower and such introduction or change, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

         (l) Any one or more Environmental Claims shall have been asserted against the Borrower or any of its Subsidiaries (including any Excluded Subsidiary) (or a reasonable basis shall exist therefor); the Borrower and its Subsidiaries (including any Excluded Subsidiary) have incurred or would be reasonably likely to incur liability as a result thereof; and such liability, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

         (m) The Borrower or any of its Subsidiaries (including any Excluded Subsidiary) shall be in breach of or default under the terms of any one or more agreements for the lease of real property upon which Collateral having an aggregate fair market value in excess of $50,000 is maintained, and the effect of such breach or default is to terminate, or permit the other party or parries thereto to terminate, such lease or leases; or any agreement or contract to which the

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Borrower or any of its Subsidiaries (including any Excluded Subsidiary) is a party shall be terminated or shall, for any other reason, fail to be in full force and effect and enforceable in accordance with its terms, and such event or condition, together with all other such events or conditions, if any, has or would be reasonably likely to have a Material Adverse Effect;

         (n) There shall occur (i) any uninsured damage to, or loss, theft or destruction of, any Collateral or other properties of the Borrower and its Subsidiaries (including any Excluded Subsidiary) that has or would be reasonably likely to have a Material Adverse Effect or (ii) any labor dispute, act of God or other casualty that has or would be reasonably likely to have a Material Adverse Effect;

         (o) Any of the following shall occur: (i) prior to the occurrence of a Qualified IPO, any Person or group of Persons acting in concert as a partnership or other group, other than Dr. Daniel E. Dosoretz, Dr. Michael J. Katin, Dr. Peter H. Blitzer, Dr. James H. Rubenstein, Dr. Graciela R. Carton or Dr. Howard M. Sheridan or a group comprised solely of such Persons (the "Qualified Group") shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 20% or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; (ii) after the occurrence of a Qualified IPO, the Qualified Group shall own securities of the Borrower representing less than 40% of the combined voting power of the then outstanding securities of the Borrower ordinarily (and a part from rights accruing under special circumstances) having the right to vote in the election of directors; or
(iii) the Board of Directors of the Borrower shall cease to consist of a majority (or such lesser percentage as may be required by federal securities laws or NASDAQ rules and regulations) of the individuals who constituted the Board of Directors as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Borrower as of the date hereof (or those replacements approved as herein required); or

         (p) The Borrower or any of its Subsidiaries (including any Excluded Subsidiary) shall fail to be eligible for any reason (other than voluntary withdrawal where participation is not otherwise a Requirement of Law) to participate in Medicaid or Medicare programs or to accept assignments or rights to reimbursement under Medicaid Regulations or Medicare Regulations (other than voluntary withdrawal where participation is not otherwise a Requirement of Law).

         12.2 Remedies: Termination of Term Loan A Commitments, Term Loan B Commitments and Revolving Credit Commitments, Acceleration, etc. Upon and at any time after the occurrence and during the continuance of any Event of Default (unless waived in writing by the Required Lenders), the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

         (a) Declare the Term Loan A Facility, the Term Loan B Facility and the Revolving Credit Commitments, the Swing Line and the Issuing Lender's obligation to issue Letters of Credit, to be terminated, whereupon the same shall terminate (provided that, upon the occurrence

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

of an Event of Default pursuant to SECTION 12.1(f) or SECTION 12.1(g), the Revolving Credit Commitments, the Swing Line and the Issuing Lender's obligation to issue Letters of Credit shall automatically be terminated);

         (b) Declare all or any part of the outstanding principal amount of the Loans and the Swing Line Outstandings to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents (other than any Hedge Agreement), shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of Default pursuant to SECTION 12.1(f) or SECTION 12.1(g), all of the outstanding principal amount of the Loans and all other amounts described in this subsection (b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower);

         (c) Direct the Borrower to deposit (and the Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in
SECTION 4.8; and

         (d) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

         12.3 Remedies: Set-Off. In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by the Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrower, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, the Borrower hereby granting to each Lender a continuing security interest in and, Lien upon all such deposits and other property as security for such Obligations. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         12.4 Application of Funds. After the exercise of remedies provided for in SECTION 12.2 (of after the Loans have automatically become due and payable) any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

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

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including attorneys fees amounts payable under ARTICLE V) payable to the Administrative Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including attorneys fees amounts payable under ARTICLE V), ratably among them in proportion to the amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans or with respect to Letters of Credit or with respect to Related Hedge Agreements, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

         Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans or with respect to Letters of Credit or termination payments with respect to Related Hedge Agreements, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

         Fifth, to the Administrative Agent for the account of the Issuing Bank, to cash collateralize the Letters of Credit as described above; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to ARTICLE IV, amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                  ARTICLE XIII

                            THE ADMINISTRATIVE AGENT

         13.1 Appointment and Authorization of Administrative Agent. Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the terms "administrative agent" or "Administrative Agent" herein and in the other Credit Documents with reference to the

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

Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         The Issuing Lender shall act on behalf of the Lenders with respect to any Letter of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this ARTICLE XIII with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for Letters of Credit pertaining to the Letters of Credit as fully as if the term "Agent" or "Administrative Agent" as used in this ARTICLE XIII and in the definition of "Agent-Related Person" included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.

         13.2 Delegation, of Duties. The Administrative Agent may execute any of its duties under the Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         13.3 Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Borrower, its Subsidiaries or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of the Borrower or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower or any Affiliate thereof.

         13.4 Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephonic message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon advice and statements of legal counsel, independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be

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indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other
Credit Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement or any other Credit Document expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders thereon.

         (b) For purposes of determining compliance with the conditions specified in SECTION 7.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto.

         13.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to the defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with ARTICLE XII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         13.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether any Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any person and its respective subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and any other Person hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue

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to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any other Person which may come into the possession of any Agent-Related Person.

         13.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent- Related Person (to the extent not reimbursed by or on behalf of any Person and without limiting the obligation of any Person to do
so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, further, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this
SECTION 13.7. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including the reasonable fees and expenses of counsel for the Administrative Agent and including the cost of internal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this SECTION 13.7 shall continue in effect notwithstanding the Termination Date or the Term Loan B Termination Date and the resignation or replacement of the Administrative Agent.

         13.8 Administrative Agent in Its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower as though Bank of America were not the Administrative Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         13.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by

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Bank of America shall also constitute its resignation as Issuing Lender and
Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, power and duties of the retiring Administrative Agent, Issuing Lender and Swing Line Lender and the respective terms "Administrative Agent", Issuing Lender" and "Swing Line Lender" shall mean such successor administrative agent Letter of Credit issuer and Swing Line Lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring Issuing Lender's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Lender or Swing Line Lender or any other Lender, other than the obligation of the successor Issuing Lender to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE XIII and SECTIONS 14.2 and 14.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above.

         13.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any the Borrower or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Loan or Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under SECTIONS 4.1, 5.2 and 14.1) allowed in such judicial proceeding; and

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                  (b)      to collect and receive any monies or other property
         payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under SECTIONS 5.2 and 14.1.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         13.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

                  (i) to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document, or (iii) subject to SECTION 14.6, if approved, authorized or ratified in writing by the Required Lenders;

                  (ii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by
                  SECTION 11.3(ix)); and

                  (a) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this SECTION 13.11.

         13.12 Other Agents; Lead Managers. None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent", "lead arranger" or "book manager", if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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                                   ARTICLE XIV

                                  MISCELLANEOUS

         14.1 Fees and Expenses. The Borrower agrees (i) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent) in connection with (y) the Administrative Agent's due diligence investigation in connection with, and the preparation, negotiation, execution, delivery and syndication of, this Agreement and the other Credit Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, and (z) the creation, perfection and maintenance of the perfection of the Administrative Agent's Liens upon the Collateral, including, without limitation, Lien search, filing and recording fees, title insurance and appraisal charges and fees and taxes relating thereto, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender (including, without limitation, reasonable attorneys' fees and expenses and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender) in connection with (y) any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold the Administrative Agent and each Lender harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Administrative Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents. All amounts due under this SECTION 14.1 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and the repayment of all other Obligations.

         14.2 Indemnification; Limitation of Liability. Whether or not the transactions contemplated herein are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) of any kind or nature that may be incurred by or asserted or awarded against any Indemnified Party, in any way arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or any actual or alleged presence or release of Hazardous Substances on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary (including any Excluded Subsidiary), or any Environmental Claim related in any way to the Borrower or any Subsidiary (including any Excluded Subsidiary) (all of the foregoing, collectively, the "Indemnified Liabilities"), except to the extent such claim, damage, loss, liability, cost, or

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expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this SECTION 14.2 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto. The Borrower agrees that no Indemnified Party shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnified Party have any liability for any indirect or consequential damages relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date). All amounts due under this SECTION 14.2 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         14.3     GOVERNING LAW; WAIVER OF JURY TRIAL.

         (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

         (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF LEE, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

         (c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 14.5, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

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         (d)      NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL
PRECLUDE THE ADMINISTRATIVE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

         (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY CREDIT DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING. ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (f) THE BORROWER HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

         14.4 Arbitration; Preservation and Limitation of Remedies, (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Credit Document ("Disputes") between or among the Borrower, its Subsidiaries, the Administrative Agent and the Lenders, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, disputes as to whether a matter is subject to arbitration or claims arising out of or connected with the transactions contemplated by this Agreement and the other Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial

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Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration
Association (the "AAA"), as in effect from time to time, and the Federal Arbitration Act, Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Administrative Agent is located. A hearing shall begin within ninety (90) days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of sixty (60) days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to any Hedge Agreement that is a Credit Document. The parties do not waive applicable federal or state substantive law except as provided herein.

         (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute, Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially. The parties acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute.

         14.5 Notices. AH notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

         (a) if to the Borrower, to Radiation Therapy Services, Inc., 2234 Colonial Boulevard, Fort Myers, Florida 33907, Attention: David M. Koeninger, Telecopy No. (239) 931-7380;

         (b) if to the Administrative Agent, to Bank of America, N.A., 231 South LaSalle Street, IL1-231-08-30, Attention: Kristine Thennes, Telecopy No.
(877) 206-8412; and

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         (c)      if to any Lender, to it at the address set forth on its
signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address set forth in its Assignment and Assumption);

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, the Business Day following delivery for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or
(iii) if delivered by hand, upon delivery.

         14.6 Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Credit Document (other than any Hedge Agreement), shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, that that no such amendment, modification, waiver, discharge, termination or consent shall:

         (a) unless agreed to by all of the Lenders, (i) except as may be otherwise specifically provided in this Agreement or in any other Credit Document, release all or substantially all of the Collateral or release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, or (ii) change any provision of SECTION 5.8 or this SECTION 14.6; and

         (b) unless agreed to by those Lenders holding at least 66 2/3% of the sum of the Revolving Credit Commitment, the Term Loan A Outstandings and the Term Loan B Outstandings, increase any Revolving Credit Commitment, Term Loan A Commitment, or Term Loan B Commitment of any Lender; and

         (c) unless agreed to by all of the Revolving Lenders, (i) increase or extend any Revolving Credit Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase), (ii) reduce or forgive the principal amount of any Revolving Loan, reduce the rate of or forgive any interest thereon, or reduce any fees or other Obligations (other than fees payable to the Administrative Agent for its own account and other than any Hedge Agreement), (iii) change the percentage of the aggregate Revolving Credit Commitments of all Revolving Lenders or of the aggregate unpaid principal amount of the Revolving Loans, or the number or percentage of Revolving Lenders, that shall be required for the Revolving Lenders or any of them to take or approve, or direct the Administrative Agent to take, any action hereunder (including as set forth in the definition of "Required Revolving Lenders"), or (iv) extend the Maturity Date or time for any scheduled payment hereunder with respect to the Revolving Credit Facility; and

         (d) unless agreed to by all of the Term Loan A Lenders, (i) increase or extend any Term Loan A Commitment of any Term Loan A Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase), (ii) reduce or forgive the principal amount of the Term Loan A, reduce the rate of or forgive any interest thereon, or reduce any fees or other Obligations (other than fees payable to the Administrative Agent for its own account and other than any Hedge Agreement), (iii) change the percentage of the aggregate Term Loan A Commitments of all Term Loan A Lenders or of the aggregate unpaid principal amount of the Term Loan A, or the number or percentage of Term Loan A Lenders, that shall be required for the Term Loan A Lenders or any of them to take or approve, or direct the Administrative Agent to take, any action hereunder (including as set forth in the definition of "Required Term Loan A Lenders"), (iv) extend the Maturity Date or time for any scheduled payment hereunder with respect to the Term Loan A Facility or (v) waive or extend, reduce or postpone any mandatory prepayment in respect of the Term Loan A; and

         (e) unless agreed to by all of the Term Loan B Lenders, (i) increase or extend any Term Loan B Commitment of any Term Loan B Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase), (ii) reduce or forgive the principal amount of the Term Loan B, reduce the rate of or forgive any interest thereon, or reduce any fees or other Obligations (other than fees payable to the Administrative Agent for its own account and other than any Hedge Agreement), (iii) change the percentage of the aggregate Term Loan B Commitments of all Term Loan B Lenders or of the aggregate unpaid principal amount of the Term Loan B, or the number or percentage of Term Loan B Lenders, that shall be required for the Term Loan B Lenders or any of them to take or approve, or direct the Administrative Agent to take, any action hereunder (including as set forth in the definition of "Required Term Loan B Lenders"),
(iv) extend the Term Loan B Maturity Date or time for any scheduled payment hereunder with respect to the Term Loan B Facility or (v) waive, extend, reduce or postpone any mandatory prepayment in respect of the Term Loan B; and

         (f) Unless agreed to by the Required Revolving Lenders and the Swing Line Lender and the Issuing Bank, the effect of enabling the Borrower to satisfy any condition to a Borrowing contained in SECTION 7.2 hereof which, but for such amendment, waiver or consent would not otherwise be satisfied, or shall be effective to require the Revolving Lenders, the Swing Line Lender or the Issuing Bank to make any additional Revolving Loans or Swing Line Loan, or to issue any additional or renew any existing Letter of Credit; and

         (g) unless agreed to by the Issuing Lender or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Lender or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents (other than any Hedge Agreement); and

         (h) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of Lenders having more, in the aggregate, than 50% of the Credit Exposures then in effect within each of the following classes of commitments, Loans and other
Obligations: (i) the class consisting of the Revolving Credit Commitment and the Term Loan A Commitment combined on an aggregate basis, and (ii) the class consisting of the Term Loan B Commitment. For purposes of this clause, the aggregate amount of each Lender's risk participation and funded participation in Letter of Credit Exposure and Swing Line Loans shall be deemed to be held by such Lender;

and provided further that any Hedge Agreement to which any Lender is a party may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

         14.7 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this
SECTION 14.7, (ii) by way of participation in accordance with the provisions of paragraph (d) of this SECTION 14.7 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this SECTION
14.7 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this SECTION 14.7 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Loan A Commitment and Term Loan A and Revolving Credit Commitments and Revolving Loans and Term Loan B Commitment and Term Loan B at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Term Loan A Commitment and Term Loan A and Revolving Credit Commitments and Revolving Loans and Term Loan B Commitment and Term Loan B at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Term Loan A Commitment and Revolving Credit Commitments and Term Loan B Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Term Loan A Commitment or Revolving Credit Commitment or Term Loan B Facility is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term Loan A Facility or Term Loan B Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Term Loan A Commitment or Revolving Credit Commitments or Term Loan B Commitments assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis; (iii) any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent and the Issuing Lender unless the proposed assignee is itself a Lender with a Revolving Credit Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of 53,500.00, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this SECTION 14.7, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of SECTIONS 5.9, 5.10 AND 14.2 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this SECTION 14.7.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Loan A Commitment, the Term Loan B Commitment and Revolving Credit Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Term Loan A Commitment, Revolving Credit Commitments, Term Loan B Commitments and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in SECTION 14.6 that affects such Participant. Subject to paragraph (e) of this SECTION 14.7, the Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 5.9, 5.10 AND 14.2 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 12.3 as though it were a Lender, provided such Participant agrees to be subject to
SECTION 12.3 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under SECTIONS 5.9 AND 5.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 5.10 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with SECTION 5.10(d) as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee and, if required, counterexecuted by the Borrower, together with the Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Administrative Agent will (i) accept such Assignment and Assumption, (ii) on the effective date thereof, record the information contained therein in the Register and (ii) give notice thereof to the Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Eligible Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the provisions of SECTION 2.2 AND 3.4 as necessary to reflect, after giving effect to the assignment, the Commitments of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note and Notes and otherwise in substantially the form of EXHIBITS A-1 AND A-2. The Administrative Agent will return canceled Notes to the Borrower.

         (h) Any Lender or Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Eligible Assignee or Participant or proposed Eligible Assignee or Participant any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Eligible Assignee or Participant or proposed Eligible Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under SECTION 14.12.

         14.8 No Waiver. The rights and remedies of the Administrative Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrower and the Administrative Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

         14.9 Survival. All representations, warranties and agreements made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the Loans and the issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of SECTIONS 5.9(a), 5.9(b), 5.10, 5.11, 13.7, 14.1 and 14.2, shall survive the payment in full of all Loans and Letters of Credit, the termination of the Term Loan A Commitment, Revolving Credit Commitments and all Letters of Credit and any termination of this Agreement or any of the other Credit Documents.

         14.10 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

         14.11 Construction. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

         14.12 Confidentiality. Each Lender agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of the Borrower or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Lender may disclose such information (i) to its directors, employees and agents and to its auditors, counsel and other professional advisors or to an Affiliate and its directors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Administrative Agent or any other Lender and (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement.

         14.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         14.14 Disclosure of Information. The Borrower agrees and consents to the Administrative Agent's disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.

         14.15 Entire Agreement. THIS AGREEMENT AND THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (a) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (b) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE SECOND AMENDED CREDIT AGREEMENT AND THE COMMITMENT LETTER FROM BANK OF AMERICA TO THE BORROWER DATED DECEMBER 13, 2001, AND (c) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         14.16 USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

                             (Signatures to follow)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by, their duly authorized officers as of the date first above written.

                                 RADIATION THERAPY SERVICES, INC.

                                 By:/s/ David M. Koeninger
                                    ------------------------------------
                                 Name: David M. Koeninger
                                 Title: CFO and Executive Vice President

                                 BANK OF AMERICA, N.A., as Administrative
                                 Agent


                                 By: /s/ KRISTINE THENNES
                                     -------------------------------------
                                 Name: KRISTINE THENNES
                                 Title: Vice President

                                 BANK OF AMERICA, N.A., as Lender, as
                                 Swingline Lender and as Issuing Bank

                                 By: /s/ Alexander L. Rody
                                     ------------------------------------------
                                 Name:  Alexander L. Rody
                                 Title: Senior Vice President

                                 Instructions for wire transfers to the
                                 Administrative Agent:

                                 Bank of America, N.A.
                                 ABA Routing No. 026-009-593
                                 New York, New York
                                 Account Number: 136-621-225-0600
                                 Account Name: Radiation Therapy Services, Inc.
                                 Attention: Corporate Credit Services

                                 Address for notices as a Lender:

                                 Bank of America, N.A.
                                 401 East Las Olas Blvd, 8th Floor
                                 Fort Lauderdale, Florida
                                 Attention: Alex Rody
                                 Telephone: 954.765.2579
                                 Telecopy: 954.765.2133

                                 Lending Office:

                                 231 S. LaSalle Street, MC: IL1-231-08-30
                                 Chicago, Illinois 60604
                                 Attention: Kristine Thennes, Agency Management
                                 Telephone: 312.828.1657
                                 Telecopy: 877.206.8412

                             (signatures continued)

                               WACHOVIA BANK NATIONAL ASSOCIATION, as a Lender

                               By: /s/ Scott Santa Cruz
                                   ---------------------------
                               Name:   Scott Santa Cruz
                               Title:  Director

                               Address for notices as a Lender:

                               Wachovia Bank, National Association
                               301 South College Street, 5th Floor
                               Charlotte, North Carolina 28288
                               Attention: Scott Santa Cruz
                               Telephone: 704.383.1988
                               Telecopy: 704.383.7611

                               Leading Office:

                               Wachovia Bank, National Association
                               301 South College Street, 5th Floor
                               Charlotte, North Carolina 28288
                               Attention: Healthcare, NC-0760
                               Telephone: 704.383.1988
                               Telecopy: 704.383.7611

                           (signatures continued)

                                 FIFTH THIRD BANK, A MICHIGAN BANKING
                                 CORPORATION, as a Lender

                                 By: /s/ Kenneth J. Iglesias
                                     -------------------------------------------
                                 Name:  Kenneth J. Iglesias
                                 Title: Vice President

                                 Address for notices:

                                 Fifth Third Bank, a Michigan Banking
                                 corporation
                                 5050 Kingsley Drive
                                 Cincinnati, OH 45263
                                 MD: 1MOC2B
                                 Attention: Thomas Hughes
                                 Telephone: 513.358.9202
                                 Telecopy: 513.358.0221

                                 Lending Office:

                                 Fifth Third Bank, a Michigan Banking
                                 corporation
                                 13350 Metro Parkway
                                 Fort Myers, FL 33912
                                 MD:B21811
                                 Attention: Kenneth J. Iglesias
                                 Telephone: 239-225-2003
                                 Telecopy: 239-225-2022

                                 SUNTRUST BANK

                                 By: /s/ PAMELA W PETERS
                                     -------------------------------
                                 Name PAMELA W PETERS
                                 Title: SVP

                                 Address for notices:

                                 SunTrust Bank
                                 12751 New Brittany Boulevard
                                 Post Office Box 3454
                                 Fort Myers, FL 33918-3454
                                 Attention: Pamela W Peters
                                 Telephone: 239.277.2505
                                 Telecopy: 239.277.2576

                                 Lending Office:

                                 SunTrust Bank
                                 12751 New Brittany Boulevard
                                 Post Office Box 3454
                                 Fort Myers, FL 33918-3454
                                 Attention: Pamela W Peters
                                 Telephone: 239.277.2505
                                 Telecopy: 239.277.2576

                                 CAROLINA FIRST BANK

                                 By: /s/ Kevin M. Short
                                     ----------------------------------
                                 Name:  Kevin M. Short
                                 Title: Senior Vice President

                                 Address for notices:

                                 Carolina First Bank
                                 104 S. Main Street
                                 Greenville, SC  29601
                                 Attention: Kevin Short
                                 Telephone: 864.255.8965
                                 Telecopy: 865.255.8991

                                 Lending Office:

                                 Carolina First Bank
                                 104 S. Main Street
                                 Greenville, SC 29601
                                 Attention: Jennifer Schlansker
                                 Telephone: 864.239.6481
                                 Telecopy: 865.255.8920

                                 NATIONAL CITY BANK OF KENTUCKY

                                 By: /s/ Robert J. Lehman III
                                     -------------------------------------
                                 Name:  Robert J. Lehman III
                                 Title: Senior Vice President

                                 Address for notices:

                                 National City Bank of Kentucky
                                 101 South Fifth Street
                                 Louisville, KY 40202
                                 Attention: Deroy Scott
                                 Telephone: 502.581.7821
                                 Telecopy: 502.581.4424

                                 Lending Office:

                                 National City Bank of Kentucky
                                 101 South Fifth Street
                                 Louisville, KY  40202
                                 Attention: Mary Vincent
                                 Telephone: 502.581.7771
                                 Telecopy: 502.581.6794

                                 THE INTERNATIONAL BANK OF
                                 MIAMI, N.A.

                                 By: /s/ Eduardo Hornero
                                     --------------------------------
                                 Name:  Eduardo Hornero
                                 Title: Vice President

                                 Address for notices:

                                 The International Bank of Miami, N.A.
                                 121 Alhambra Plaza, PH-2
                                 Coral Gables, FL  33134
                                 Attention: Eduardo Hornero
                                 Telephone: 305.459.8499
                                 Telecopy: 305.569.0544

                                 Lending Office:

                                 The International Bank of Miami, N.A.
                                 121 Alhambra Plaza, PH-2
                                 Coral Gables, FL  33134
                                 Attention: Gretel Murado
                                 Telephone: 305.459.8500
                                 Telecopy: 305.569.0544

                                 METROPOLITAN LIFE INSURANCE COMPANY

                                 By:   /s/ JAMES A. WIVIOTS
                                       ------------------------------------
                                 Name: JAMES A. WIVIOTS
                                 Title: DIRECTOR

                                 Address for notices:

                                 MetLife
                                 10 Park Avenue
                                 P.O. Box 1902
                                 Morristown, NJ  07962
                                 Attention: Marek Kuzdra
                                            Kate Kelly
                                 Telephone: 973.355.4364
                                 Telecopy: 212.631.3950

                                 Lending Office:

                                 MetLife
                                 10 Park Avenue
                                 P.O. Box 1902
                                 Morristown, NJ  07962
                                 Attention: Marek Kuzdra
                                 Telephone: 973.355.4793
                                 Telecopy: 973.355.4780

                                 SOCIETE GENERALE

                                 By: Kimberly A. Metzger
                                     -----------------------------------------
                                 Name: Kimberly A. Metzger
                                 Title: Vice President

                                 Address for notices:

                                 Societe Generale
                                 4 Embarcadero Center
                                 #1200
                                 San Francisco, CA  94111
                                 Attention: David Grant
                                 Telephone: 415.646.7269
                                 Telecopy: 415.929.9922

                                 Lending Office:

                                 Societe Generale
                                 560 Lexington Avenue
                                 New York, NY   10022
                                 Attention: Pankaj Mathur
                                 Telephone: 212.278.6164
                                 Telecopy: 212.278.7490

                                 GENERAL ELECTRIC CAPITAL
                                 CORPORATION

                                 By: /s/ Don C. Lee
                                     ----------------------------------------
                                 Name: Don C. Lee
                                 Title: Duly Authorized Signatory

                                 Address for notices:

                                 GECC
                                 500 West Monroe, 13th Floor
                                 Chicago, IL 60661-3671
                                 Attention: Ryan Glaws
                                 Telephone: 312.441.7761
                                 Telecopy: 312.441.7755

                                 Lending Office:

                                 GECC
                                 500 West Monroe, 13th Floor
                                 Chicago, IL 60661-3671
                                 Attention: Ryan Glaws
                                 Telephone: 312.441.7761
                                 Telecopy: 312.441.7755

                                 REGIONS BANK

                                 By: /s/ Mark J. Nyland
                                     ----------------------------------------
                                 Name:  Mark J. Nyland
                                 Title: Vice President

                                 Address for notices:

                                 Regions Bank
                                 1555 Palm Beach Lakes Blvd.
                                 Suite 155
                                 West Palm Beach, FL 33401
                                 Attention: Mark Nyland, Vice President
                                 Telephone: 561-712-4019
                                 Telecopy: 561-697-8458

                                 Lending Office:

                                 Regions Bank
                                 417 North 20th Street
                                 Birmington, AL 35203
                                 Attention: Kim Hassell
                                 Telephone: 205.326.7038
                                 Telecopy: 205.326.7746

                                   EXHIBIT A-1

                            FORM OF TERM LOAN A NOTE

                                 Promissory Note
                                  (Term Loan A)

$_________________________                                     _____,___________

                                                               _________,_______

         FOR VALUE RECEIVED, RADIATION THERAPY SERVICES, INC., a Florida corporation having its principal place of business located in Fort Myers, Florida (the "Borrower"), hereby promises to pay to the order of____________________________________________ (the "Lender"), in its individual capacity, at the office of BANK OF AMERICA, N.A., as administrative agent for the Lenders (the "Administrative Agent"), located at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Administrative Agent may designate in writing) at the times set forth in the Third Amended and Restated Credit Agreement dated as of March 31, 2004 among the Borrower, the financial institutions party thereto (collectively, the "Lenders"), the Administrative Agent and Wachovia Bank, National Association, as Documentation Agent (as amended, restated, modified or amended and restated from time to time, the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of _________________________________ DOLLARS
($__________________) as required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in ARTICLE V of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Credit Documents executed in connection with the Agreement, the then remaining principal amount hereof and accrued but unpaid interest thereon evidenced by this Term Loan A Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Term Loan A Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest due hereunder, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         This Term Loan A Note is one of the Term Loan A Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which

                                     A-1-1
reference is hereby made for a more complete statement of the terms and conditions upon which the Term Loan A evidenced hereby was made and is to be repaid. [The Term Loan A Note is issued in replacement of a Term Loan Note issued to the Lender pursuant to the Second Amended Credit Agreement, as defined in the Credit Agreement, and does not effect any refinancing or extinguishment of the indebtedness and obligations of such note, and is not a novation but is a replacement of such note.] This Term Loan A Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         This Term Loan A Note shall be governed by and construed in accordance with the laws of the State of Florida.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned unsatisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Term Loan A Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                            [SIGNATURE PAGE FOLLOWS.]

                                     A-1-2

         IN WITNESS WHEREOF, the Borrower has caused this Term Loan A Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                       RADIATION THERAPY SERVICES, INC.

             WITNESS:

_________________________________      By:______________________________________
                                       Name: ___________________________________
_________________________________      Title: __________________________________

                                     A-1-3

                    ACKNOWLEDGEMENT OF EXECUTION ON BEHALF OF
                        RADIATION THERAPY SERVICES, INC.

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         Before me, the undersigned, a Notary Public in and for said County and State on this ___ day of March, 2004, personally appeared David M. Koeninger, known to be the Chief Financial Officer of Radiation Therapy Services, Inc. (the "Borrower"), who, being by me duly sworn, says he works at 2234 Colonial Boulevard, Fort Myers, Florida 33907, and that by authority duly given by, and as the act of, the Borrower, the foregoing Term Loan A Note dated as of March ___, 2004 was signed by him as said _____ on behalf of the Borrower.

         Witness my hand and official seal this______day of March, 2004.

                                           _____________________________________
                                                        Notary Public

(SEAL)

My commission expires: ____________________

                                     A-1-4

                          AFFIDAVIT OF A. BRITT CANADY

         The undersigned, being first duly sworn, deposes and says that:

         1. He is a Principal of Bane of America Securities, LLC, and works at 100 North Carolina Street, Charlotte, North Carolina 28202.

         2. The Term Loan A Note of Radiation Therapy Services, Inc. dated March _____, 2004 was executed before him and delivered to him on behalf of the Administrative Agent in Charlotte, North Carolina on March __, 2004.

         This the_______day of March, 2004.

                                       _________________________________________
                                       A. Britt Canady

                          Acknowledgement of Execution

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         Before me, the undersigned, a Notary Public in and for said County and State on this __ day of March, 2004 A.D., personally appeared A. Britt Canady who before me affixed his signature to the above Affidavit.

         Witness my hand and official seal this______day of March, 2004.

                                       ________________________________________
                                                    Notary Public

(SEAL)

My Commission Expires:_____________

                                     A-1-5

                                   EXHIBIT A-2

                             Form of Revolving Note

                                 Promissory Note
                                (Revolving Loan)

$_________________                                      _______,________________

                                                                _________,______

         FOR VALUE RECEIVED, RADIATION THERAPY SERVICES, INC., a Florida corporation having its principal place of business located in Fort Myers, Florida (the "Borrower"), hereby promises to pay to the order of _______________________________________________________________ (the "Lender"),
in its individual capacity, at the office of BANK OF AMERICA, N.A., as administrative agent for the Lenders (the "Administrative Agent"), located at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Administrative Agent may designate in writing) at the times set forth in the Third Amended and Restated Credit Agreement dated as of March 31, 2004 among the Borrower, the financial institutions party thereto (collectively, the "Lenders"), the Administrative Agent and Wachovia Bank, National Association, as Documentation Agent (as amended, restated, modified or amended and restated from time to time, the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of _______________________________________________ DOLLARS ($________________) or,
if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement, on the Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in ARTICLE V of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Credit Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest thereon evidenced by this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

                                      A-2-1

         Interest hereunder shall be computed as provided in the Agreement.

         This Revolving Note is one of the Revolving Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. [The Revolving Note is issued in replacement of a Revolving Note issued to the Lender pursuant to the Second Amended Credit Agreement, as defined in the Credit Agreement, and does not effect any refinancing or extinguishment of the indebtedness and obligations of such note, and is not a novation but is a replacement of such note.] This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         This Revolving Note shall be governed by and construed in accordance with the laws of the State of Florida.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of ail provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned unsatisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                            [SIGNATURE PAGE FOLLOWS.]

                                      A-2-2

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                       RADIATION THERAPY SERVICES, INC.

WITNESS:

_________________________________      By:______________________________________
                                       Name:____________________________________
_________________________________      Title:___________________________________

                                      A-2-3

                    ACKNOWLEDGEMENT OF EXECUTION ON BEHALF OF
                        RADIATION THERAPY SERVICES, INC.

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         Before me, the undersigned, a Notary Public in and for said County and State on this ______day of March, 2004, personally appeared David M. Koeninger, known to be the Chief Financial Officer of Radiation Therapy Services, Inc. (the "Borrower"), who, being by me duly sworn, says he works at 2234 Colonial Boulevard, Fort Myers, Florida 33907, and that by authority duly given by, and as the act of, the Borrower, the foregoing Revolving Note dated as of March_____, 2004 was signed by him as said__________________________________on behalf of the Borrower,

         Witness my hand and official seal this_______day of March, 2004.

                                       _____________________________________
                                                   Notary Public

(SEAL)

My commission expires: __________________

                                     A-2-4

                          AFFIDAVIT OF A. BRITT CANADY

         The undersigned, being first duly sworn, deposes and says that:

         1. He is a Principal of Bane of America Securities, LLC, and works at 100 North Carolina Street, Charlotte, North Carolina 28202.

         2. The Revolving Note of Radiation Therapy Services, Inc. dated March ____, 2004 was executed before him and delivered to him on behalf of the Administrative Agent in Charlotte, North Carolina on March____, 2004,

         This the_______day of March, 2004.

                                 _____________________________________
                                 A. Britt Canady

                          Acknowledgement of Execution

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         Before me, the undersigned, a Notary Public in and for said County and State on this ______day of March, 2004 A.D., personally appeared A. Britt Canady who before me affixed his signature to the above Affidavit.

         Witness my hand and official seal this______ day of March, 2004.

                                       _____________________________________
                                                   Notary Public

(SEAL)

My Commission Expires:_________________

                                      A-2-5

                                   EXHIBIT A-3

                             Form of Swing Line Note

                                 Promissory Note
                               (Swing Line Loan)

$_________________                                            ________,_________

                                                              _____________,____

         FOR VALUE RECEIVED,____________________________________________, a
_____ corporation having its principal place of business located in__________,__________(the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA, N.A. ("Bank of America"), in its individual capacity, at Bank of America's offices located at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as Bank of America may designate) at the times set forth in the Third Amended and Restated Credit Agreement dated as of March 31, 2004 among the Borrower, the financial institutions party thereto (collectively, the "Lenders"), Bank of America, N.A., as Administrative Agent for the Lenders (the "Administrative Agent") and Wachovia Bank, National Association, as Documentation Agent (as amended, supplemented or otherwise modified from time to time, the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of _______________________________________________ DOLLARS ($____________________)
or if less than such principal amount, the aggregate unpaid principal amount of all Swing Line Loans made by Bank of America to the Borrower pursuant to the Agreement, on the Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in ARTICLE V of the Agreement. All or any portion of the principal amount of Swing Line Loans may be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Credit Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the Default Rate until such principal and interest have been paid in full. Further, in the event of such acceleration, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower,

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

                                     A-3-1

         Interest hereunder shall be computed on the basis of a 360 day year for the actual number of days in the interest period.

         This Note is the Swing Line Note referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Swing Line Loans evidenced hereby were or are made and are to be repaid. [The Swing Line Note is issued in replacement of a Swing Line
Note issued to the Lender pursuant to the Second Amended Credit Agreement, as defined in the Credit Agreement, and does not effect any refinancing or extinguishment of the indebtedness and obligations of such note, and is not a novation but is a replacement of such note.] This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         This Note shall be governed by and construed in accordance with the laws of the State of Florida.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned unsatisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                            [SIGNATURE PAGE FOLLOWS.]

                                      A-3-2

         IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                       RADIATION THERAPY SERVICES, INC.

 WITNESS:

_________________________________      By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                     A-3-3

                    ACKNOWLEDGEMENT OF EXECUTION ON BEHALF OF
                        RADIATION THERAPY SERVICES, INC.

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         Before me, the undersigned, a Notary Public in and for said County and State on this _____day of March, 2004, personally appeared David M. Koeninger, known to be the Chief Financial Officer of Radiation Therapy Services, Inc. (the "Borrower"), who, being by me duly sworn, says he works at 2234 Colonial Boulevard, Fort Myers, Florida 33907, and that by authority duly given by, and as the act of, the Borrower, the foregoing Swing Line Note dated as of March _____, 2004 was signed by him as said _______________________________ on behalf of the Borrower.

         Witness my hand and official seal this______ day of March, 2004.

                                       _________________________________________
                                                      Notary Public

(SEAL)

My commission expires: ________________

                                     A-3-4

                          AFFIDAVIT OF A. BRITT CANADY

         The undersigned, being first duly sworn, deposes and says that:

         1. He is a Principal of Banc of America Securities, LLC, and works at 100 North Carolina Street, Charlotte, North Carolina 28202.

         2. The Swing Line Note of Radiation Therapy Services, Inc. dated March_______________, 2004 was executed before him and delivered to him on behalf of the Administrative Agent in Charlotte, North Carolina on March ___, 2004.

         This the_______day of March, 2004.

                                       __________________________________
                                       A. Britt Canady

                          Acknowledgement of Execution

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         Before me, the undersigned, a Notary Public in and for said County and State on this ______ day of March, 2004 A.D., personally appeared A. Britt Canady who before me affixed his signature to the above Affidavit.

         Witness my hand and official seal this _____ day of March, 2004.

                                       ___________________________________
                                                   Notary Public

(SEAL)

My Commission Expires: _______________________

                                     A-3-5

                                   EXHIBIT A-4

                            FORM OF TERM LOAN B NOTE

                                 Promissory Note
                                 (Term Loan B)

$ _______________                                           ________,___________

                                                            ________ ____,______

         FOR VALUE RECEIVED, RADIATION THERAPY SERVICES, INC., a Florida corporation having its principal place of business located in Fort Myers, Florida (the "Borrower"), hereby promises to pay to the order of_________________________________ (the "Lender"), in its individual capacity, at the office of BANK OF AMERICA, N.A., as administrative agent for the Lenders (the "Administrative Agent"), located at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Administrative Agent may designate in writing) at the times set forth in the Third Amended and Restated Credit Agreement dated as of March 31, 2004 among the Borrower, the financial institutions party thereto (collectively, the "Lenders"), the Administrative Agent and Wachovia Bank, National Association, as Documentation Agent (as amended, restated, modified or amended and restated from time to time, the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ___________________________DOLLARS ($_________________) as
required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in ARTICLE V of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Credit Documents executed in connection with the Agreement, the then remaining principal amount hereof and accrued but unpaid interest thereon evidenced by this Term Loan B Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Term Loan B Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest due hereunder, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         This Term Loan B Note is one of the Term Loan B Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which

                                      A-1-1
reference is hereby made for a more complete statement of the terms and conditions upon which the Term Loan B evidenced hereby was made and is to be repaid. This Term Loan B Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         This Term Loan B Note shall be governed by and construed in accordance with the laws of the State of Florida.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned unsatisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Term Loan B Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                            [SIGNATURE PAGE FOLLOWS.]

                                     A-1-2

         IN WITNESS WHEREOF, the Borrower has caused this Term Loan B Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                       RADIATION THERAPY SERVICES, INC.

WITNESS:

_________________________________      By: _____________________________________
                                       Name: ___________________________________
_________________________________      Title: __________________________________


                                     B-1-1

                    ACKNOWLEDGEMENT OF EXECUTION ON BEHALF OF
                        RADIATION THERAPY SERVICES, INC.

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         Before me, the undersigned, a Notary Public in and for said County and State on this _____day of March, 2004, personally appeared David M. Koeninger, known to be the Chief Financial Officer of Radiation Therapy Services, Inc. (the "Borrower"), who, being by me duly sworn, says he works at 2234 Colonial Boulevard, Fort Myers, Florida 33907, and that by authority duly given by, and as the act of, the Borrower, the foregoing Term Loan B Note dated as of March _______, 2004 was signed by him as said ___on behalf of the Borrower.

         Witness my hand and official seal this______day of March, 2004.

                                       ______________________________________
                                                    Notary Public

(SEAL)

My commission expires: ________________

                                     B-1-2

                          AFFIDAVIT OF A. BRITT CANADY


         The undersigned, being first duly sworn, deposes and says that:

         1. He is a Principal of Banc of America Securities, LLC, and works at 100 North Carolina Street, Charlotte, North Carolina 28202.

         2. The Term Loan B Note of Radiation Therapy Services, Inc. dated March______________, 2004 was executed before him and delivered to him on behalf of the Administrative Agent in Charlotte, North Carolina on March __, 2004.

         This the_______day of March, 2004.

                                 ____________________________________________
                                 A. Britt Canady

                          Acknowledgement of Execution

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         Before me, the undersigned, a Notary Public in and for said County and State on this ___ day of March, 2004 A.D., personally appeared A. Britt Canady who before me affixed his signature to the above Affidavit.

         Witness my hand and official seal this______day of March, 2004.

                                       _____________________________________
                                                     Notary Public

(SEAL)

               My Commission Expires:____________________________

                                     B-1-3